INCOME
     As filed with the Securities and Exchange Commission on
                         August 1, 1997
                                       Registration No. 333-13511
=================================================================

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                      ____________________

                PRE-EFFECTIVE AMENDMENT NO. 2 TO
                            FORM S-11
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                      ____________________

           CHARTHOUSE SUITES VACATION OWNERSHIP, INC.
 (Exact name of registrant as specified in governing instrument)

                      250 PATRICK BOULEVARD
                   BROOKFIELD, WISCONSIN 53045
                         (414) 792-9200
            (Address of principal executive offices)

                      Jeffrey L. Keierleber
         c/o Charthouse Suites Vacation Ownership, Inc.
                      250 Patrick Boulevard
                   Brookfield, Wisconsin 53045
                         (414) 792-9200
             (Name and address of agent for service)

                            Copy to:
                    Conrad G. Goodkind, Esq.
                         Quarles & Brady
                    411 East Wisconsin Avenue
                   Milwaukee, Wisconsin 53202
                         (414) 277-5000

                      ____________________

                              CALCULATION OF REGISTRATION FEE

                                                              Proposed
       Title of            Amount          Proposed            maximum         Amount of
      Securities            being      maximum offering       aggregate      registration
   being registered      registered   price per Interest   offering price         fee

Vacation Interests
Classes A-F (with
Rental Pool                              $18,500 (A)-
arrangement)            150 Interests     $60,000 (F)        $4,248,000         $1,288*

/TABLE

*Fee of $1,273 paid with the filing of Form S-11 on October 7, 1996 and the balance of the filing fee was paid on July 28, 1997.

     Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act
Registration Statement Number of the earlier effective
Registration Statement for the same offering.                 /_/

     If this Form is a post-effective amendment filed pursuant
to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement Number of the earlier effective Registration Statement for the same
offering.                                                     /_/

     If delivery of the Prospectus is expected to be made
pursuant to Rule 434, please check the following box.         /_/

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine. If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee need to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future Registration Statement pursuant to Rule 429 under the Securities Act.

=================================================================

           CHARTHOUSE SUITES VACATION OWNERSHIP, INC.

                      Cross Reference Sheet


     Showing location in Prospectus of information required to be included in Prospectus in response to items of Form S-11.

     Item Number and Caption            Heading in Prospectus

1.   Forepart of Registration           Cover Page of Prospectus
     Statement and Outside
     Front Cover Page of Prospectus

2.   Inside Front and Outside           Outside Back Cover of
     Back Cover Pages of Prospectus     Prospectus

3.   Summary Information, Risk          Summary; Risk Factors
     Factors and Ratio of Earnings
     to Fixed Charges

4.   Determination of Offering Price    Determination of
                                        Offering Price

5.   Dilution                           Not Applicable

6.   Selling Security Holders           Not Applicable

7.   Plan of Distribution               Plan of Distribution

8.   Use of Proceeds                    Use of Proceeds

9.   Selected Financial Data            Management's Discussion
                                        and Analysis of
                                        Financial Condition and
                                        Results of Operation

10.  Management's Discussion and        Management's Discussion
     Analysis of Financial Condition    and Analysis of
                                        Financial Condition and
                                        Results of Operation

11.  General Information as             The Company
     to Registrant

12.  Policy with Respect to             The Company
     Certain Activities

13.  Investment Policies of Registrant  The Company

14.  Description of Real Estate         Description of The Chart
                                        House Suites Hotel

15.  Operating Data                     Chart House Results

16.  Tax Treatment of Registrant        Certain Federal Income
Tax
     and its Security Holders           Considerations; Certain
                                        Florida Tax Matters

17.  Market Price of and Dividends      Not Applicable
     on the Registrant's Common
     Equity and Related Stockholder
     Matters

18.  Description of Registrant's        The Interests
     Securities

19.  Legal Proceedings                  Legal Matters

20.  Security Ownership of Certain      Management
     Beneficial Owners and Management

21.  Directors and Executive Officers   Management

22.  Executive Compensation             Management

23.  Certain Relationships and          Conflicts of Interest of
     Related Transactions               Management and
                                        Affiliates

24.  Selection, Management and          Conflicts of Interest of
     Custody of Registrant's            Management and
     Investments                        Affiliates

25.  Policies with Respect to           Conflicts of Interest of
     Certain Transactions               Management and
                                        Affiliates

26.  Limitations of Liability           The Interests

27.  Financial Statements and           Financial Statements and
     Information                        Related Information

28.  Interest of Named Experts          Experts
     and Counsel

29.  Disclosure of Commission           Liability and
     Position on Indemnification        Indemnification of
     for Securities Act Liabilities     Officers and Directors

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission.
These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such State.

PROSPECTUS             Subject to Completion, dated July __, 1997
_______________

              Charthouse Suites Vacation Interests

Holders of Charthouse Suites Vacation Interests (the "Interests") have the rights and responsibilities set forth in the Charthouse Suites Vacation License Plan (the "License Plan"), including the right to rent or use a certain studio or suite category in the Chart House Suites hotel in Clearwater Beach, Florida, for two weeks of every Spring, Summer, Fall and Winter in each year until December 31, 2040. See "The Interests."

The Interests are transferable, although the sale, assignment or transfer of partial Interests is subject to certain restrictions and the consent of Charthouse Suites Vacation Ownership, Inc. (the "Company"). See "The Interests--Transferability of Interests." If fewer than 76 Interests are sold by July 31, 1998, Company has the right to cancel the underlying licenses and return the entire paid subscription amount, reduced by certain payments and benefits received, to Investors. There is no minimum subscription amount. See "Plan of Distribution."
Funds will be escrowed for at least 10 days pursuant to Chapter 721, Florida Statutes, and available for refund upon cancellation; otherwise, there are no arrangements to place any proceeds in escrow, trust or a similar arrangement.

Substantial compensation and fees will be received by the Company and its affiliates from the sale of the Interests and the operation of the Chart House Suites hotel. See "Management" and "Decade Properties, Inc." The Company and its affiliates will have several conflicts of interest in connection with transactions contemplated hereby. See "Conflicts of Interest of Management and Affiliates."

_________________________________________________________________

SEE "RISK FACTORS" AT PAGE 10 FOR A DISCUSSION OF CERTAIN FACTORS
THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS.

_________________________________________________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

_________________________________________________________________

There is no market for the Interests being offered, and no public market is expected to develop as a result of this Offering.
There can be no assurance that the Interests can be resold for the offering price, if at all. Accordingly, Interests should be purchased only as a long-term investment since Holders may not be able to sell the Interests in the event of an emergency, or for any other reasons, and must also commit to pay certain annual dues and special assessments, if any. See "Summary -- Annual Dues and Special Assessments."

_________________________________________________________________

                                                                     Per Interest
                                                 Price to the            Sales             Proceeds to
                                                    Public          Commissions(1)       the Company(2)

  A Class - Standard Studio (36 Interests)        $    18,500          $   1,295           $    17,205
  B Class - King Bed Studio (24 Interests)        $    21,500          $   1,505           $    19,995
  C Class - Large Studio (36 Interests)           $    25,500          $   1,785           $    23,715
  D Class - 1 Bedroom Suite (36 Interests)        $    36,500          $   2,555           $    33,945
  E Class - 1 Bedroom Suite (With lanai)
              (12 Interests)                      $    39,500          $   2,765           $    36,735
  F Class - Penthouse - (6 Interests)             $    60,000          $   4,200           $    55,800

Total Maximum Offering (150 Interests)            $4,248,000           $297,360            $3,950,640

/TABLE

(1) The Company has agreed to indemnify the Underwriter and broker-dealers who are selling the Interests on a best efforts basis against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Plan of Distribution."

(2) Before deducting offering expenses payable by the Company estimated at $250,000.

_________________________________________________________________


In addition to the other matters discussed in the Prospectus, a potential purchaser should consider:

     > There is a lien or lien right against each Interest to secure the payment of assessments or other fees for the use, maintenance, upkeep, operation or repair of the Chart House Suites hotel. An Interest Holder's failure to make these payments may result in cancellation of the Interest and the right to use the Unit Weeks. See "Annual Dues and Special Assessments."

     > The Company has the right to retain control of the License Plan, even after a majority of the Interests have been sold, although Holders will have the right to approve certain increases in annual dues. See "The Interests."

     > If purchasing solely for personal use, the purchase of an Interest should be based upon its value as a vacation experience or for spending leisure time, and not considered for purposes of acquiring an appreciating investment, or with an expectation that the Interest may be resold. See "The Interests."

     > An investor can cancel his purchase without any penalty or obligation within ten days from the date of signing the contract, and until ten days after receiving the Time Share Public Offering Statement (attached as Annex C), whichever is later. See "License Payment Options."

     > An investor who decides to cancel the Interest in the allowed cancellation period must notify the Company in writing of his intent to cancel. Notice of cancellation is effective on the date sent to Charthouse Suites Vacation Ownership, Inc., 250 Patrick Blvd., Brookfield, WI 53045. Any attempt to obtain a waiver of cancellation rights is unlawful. While closing documents may be executed in advance, closing before expiration of the ten-day cancellation period is prohibited.

     > Pursuant to Section 721, Florida Statutes, the purchase of an Interest includes a right to cancel if the accommodations or facilities are no longer available. The License Plan contemplates that Chart House Suites hotel may not be available from time to time in order to maintain, repair or update the Units. In such event, and on an interim basis, the Company will obtain, at its own expense, equivalent accommodations for a purchaser.

     > Any resale of the Interest must be accompanied by certain disclosures in accordance with Section 721.065, Florida Statutes.
See "The Interests" and the Time Share Public Offering Statement attached as Annex C.

     > This Prospectus and the related Time Share Public Offering Statement attached as Annex C contain important matters to be considered in acquiring an Interest. The statements contained herein are only summary in nature. A prospective purchaser should refer to the referenced annexes, exhibits and the License Plan. You should not rely upon oral representations as being correct. Refer to this document and accompanying annexes and exhibits for correct representations other than those contained in the contract and this Prospectus.


                     Decade Securities Corp.

     As of the date of this Prospectus, Interests are only available for offer and sale in the States of Florida and Wisconsin.
        The date of this Prospectus is August ___, 1997.







Until ________, all dealers effecting transactions in the Interests, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriter.



     No dealer, salesperson or any other person has been authorized to give any information or make any representations other than those contained in this Prospectus and supplemental literature authorized by the Company and referred to in this Prospectus, and, if given or made, such information and representations must not be relied upon. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any state to any person to whom it is unlawful to make such offer. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates at which information is given herein, or the date hereof. However, if any material change in the affairs of the Company shall occur during the time when a copy of this Prospectus is required to be delivered, the Company will amend or supplement this Prospectus to reflect such change.

                        TABLE OF CONTENTS
          (The Annexes and Glossary of Terms Constitute
                    a Part of the Prospectus)

                                                             Page

SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . 10

THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . 16

DESCRIPTION OF THE CHART HOUSE SUITES HOTEL. . . . . . . . . . 17

THE INTERESTS. . . . . . . . . . . . . . . . . . . . . . . . . 19

CHART HOUSE RESULTS. . . . . . . . . . . . . . . . . . . . . . 24

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS. . . . . . . . . . . . . . . . . . . 25

CERTAIN CHART HOUSE RENTAL POOL FINANCIAL INFORMATION. . . . . 30

CERTAIN OCCUPANCY INFORMATION. . . . . . . . . . . . . . . . . 32

ANNUAL DUES AND SPECIAL ASSESSMENTS. . . . . . . . . . . . . . 33

DIFFERENCES IN ALLOCATING RENTAL POOL AND ANNUAL DUES
AND SPECIAL ASSESSMENTS. . . . . . . . . . . . . . . . . . . . 35

PRO FORMA RESULTS WITH VARIOUS OCCUPANCY LEVELS. . . . . . . . 37

GUARANTEED RENTAL ARRANGEMENT. . . . . . . . . . . . . . . . . 40

LICENSE PAYMENT OPTIONS. . . . . . . . . . . . . . . . . . . . 42

SUMMARY OF INCOME AND COSTS TO HOLDERS . . . . . . . . . . . . 43

DETERMINATION OF OFFERING PRICE. . . . . . . . . . . . . . . . 45

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . 45

PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . 45

HOW TO SUBSCRIBE . . . . . . . . . . . . . . . . . . . . . . . 46

SUMMARY OF PROMOTIONAL AND SALES MATERIAL. . . . . . . . . . . 46

CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . . 47

MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . 47

DECADE PROPERTIES, INC.. . . . . . . . . . . . . . . . . . . . 48

CONFLICTS OF INTEREST OF MANAGEMENT AND AFFILIATES . . . . . . 49

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS. . . . . . . . . . . 50

CERTAIN FLORIDA TAX MATTERS. . . . . . . . . . . . . . . . . . 63

PRIOR PERFORMANCE OF JEFFREY KEIERLEBER AND AFFILIATES . . . . 66

LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS. . . . 76

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . 76

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 77

FINANCIAL STATEMENTS AND RELATED INFORMATION . . . . . . . . .F-1

GLOSSARY . . . . . . . . . . . . . . . . . . . . . . . . . . .F-2

ANNEX A - LICENSE PLAN . . . . . . . . . . . . . . . . .Annex A-1

ANNEX B - RULES AND REGULATIONS FOR CHART HOUSE
SUITES HOTEL . . . . . . . . . . . . . . . . . . . . . .Annex B-1

ANNEX C - TIME SHARE PUBLIC OFFERING STATEMENT . . . . .Annex C-1

ANNEX D - SUBSCRIPTION AGREEMENT . . . . . . . . . . . .Annex D-1

ANNEX E - SCHEDULE OF WEEKS. . . . . . . . . . . . . . .Annex E-1

                             SUMMARY

              Charthouse Suites Vacation Interests


     The following Summary is qualified in its entirety by reference to the more detailed information contained elsewhere in this Prospectus and the glossary of terms (the "Glossary"), annexes and exhibits which are attached. Capitalized terms used, but not defined in this Summary, are defined elsewhere in this Prospectus, including the Glossary and annexes. Prospective purchasers are urged to read and evaluate this Prospectus and the Glossary, annexes and exhibits in their entirety. This Prospectus contains forward-looking statements which involve risks and uncertainties. The Charthouse Rental Pool's actual results may differ significantly from the results discussed in the Prospectus. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors."

     Charthouse Suites Vacation Ownership, Inc., a Florida corporation (the "Company"), hereby offers (the "Offering") Class A, Class B, Class C, Class D, Class E and Class F Interests (collectively, hereafter, the "Interests") for sale to investors. The purchaser of an Interest (a "Holder") will have the right to rent or use for two specific and consecutive weeks of every Spring, Summer, Fall and Winter season in each year until December 31, 2040, a category of studio or suite (collectively, referred to as "suite") in the Chart House Suites hotel located in Clearwater Beach, Florida. A Holder will receive rental income from the rental of the suite through the Charthouse Rental Pool, or upon 30 days notice to the Company, have the right to withdraw and use one or more of the eight weeks ("Unit Weeks") each year, or join RCI and utilize the RCI Exchange Program to exchange Unit Weeks at the Chart House Suites hotel for vacation weeks at approximately 2,000 RCI affiliated resorts located around the world. No level of income from the Rental Pool is guaranteed. See "Charthouse Results" and "Certain Charthouse Rental Pool Financial Information."

The Interests       The 150 Interests are vacation licenses which
                    consist of 36 A Interests for $18,500 each, 24 B Interests for $21,500 each, 36 C
                    Interests for $25,500 each, 36 D Interests for $36,500 each, 12 E Interests for $39,500 each and six F Interests for $60,000 each.
                    Each class of Interests entitles a Holder to rental proceeds from the Charthouse Rental
                    Pool or, upon request, use of a corresponding
                    Class of Unit Weeks in the Chart House Suites hotel. In addition to the purchase price of the Interests, Holders are required to pay annual dues and, if any, special assessments associated with the hotel operations. See
                    "The Interests."

Chart House Suites  The Chart House Suites hotel is a four-story
Hotel hotel located on Clearwater Bay at 850 Bayway Boulevard, Clearwater Beach, Florida 34630. The hotel consists of 25 suites and features a heated swimming pool, attached marina (which is separately owned and operated by the Company and which will not be part of the Charthouse Rental Pool), laundry room, and access to white sand beaches, recreation, dining, nightlife and shopping. See "Description of the Chart House Suites Hotel."

Rights of Holders   Owners of the Interests will acquire a
                    license right to rent or use Unit Weeks
                    corresponding to a certain category of a suite in the Chart House Suites hotel. See
                    "The Company." Holders will not acquire an ownership or equity interest in the Company or the Resort Facility.

A Interests Rights  The ownership of A Interests allows a Holder use of a standard studio (with private
                    bathroom) overlooking the marina and
                    Clearwater Bay for two weeks in each season until December 31, 2040. The A Interest studios are approximately 360 square feet and contain two queen-sized beds with room for up to four adults. See "The Interests."

B Interests Rights  The ownership of B Interests allows a Holder use of a king bed studio (with private
                    bathroom) overlooking the marina and
                    Clearwater Bay for two weeks in each season until December 31, 2040. The B Interest studios are approximately 360 square feet and contain a king-sized bed with room for up to two adults. See "The Interests."

C Interests Rights  The ownership of C Interests allows a Holder use of a large studio (with private bathroom) overlooking the marina and Clearwater Bay or the southern exposure for two weeks in each season until December 31, 2040. The C Interest studios are approximately 430 square feet and contain two queen-sized beds with room for up to four adults. See "The Interests."

D Interests Rights  The ownership of D Interests allows a Holder use of a large one-bedroom suite (with
                    private bathroom) overlooking the marina and Clearwater Bay or the swimming pool or southern exposure for two weeks in each season until December 31, 2040. The D Interest suites are approximately 638 to 869 square feet and contain two queen-sized beds with room for up to four adults. See "The Interests."

E Interests Rights  The ownership of E Interests allows a Holder use of a large one-bedroom suite (with
                    private bathroom and a lanai) with a view of the marina and Clearwater Bay for two weeks in each season until December 31, 2040. The E Interest suites are approximately 815 to 982 square feet and contain two queen-sized beds with room for up to four adults. See "The Interests."

F Interests Rights  The ownership of F Interests allows a Holder use of a two-bedroom penthouse suite, with a fully equipped kitchen, living room, den, dining room, two full baths (one with a jacuzzi) and a large balcony overlooking the Charthouse marina and Clearwater Bay for two weeks in each season until December 31, 2040. The F Interest suite is approximately 1,875 square feet and has two queen-sized and one king-sized beds with room for up to six adults. See "The Interests."


Unit Weeks Retained Because each Interest has the right to eight
by Company          Unit Weeks in each year, and there are 52 or
                    53 weeks in a year, four Unit Weeks (or five
                    Unit Weeks in certain years where there are 53 weeks in a year) of each suite shall remain the property of the Company.
                    Therefore, the Company will have 100 (or, in certain years, 125) Unit Weeks annually and be responsible for the annual dues and special assessments, if any, arising from those retained Unit Weeks, as well as the right to income from the Charthouse Rental
                    Pool or exchange in the RCI Exchange Program for those Unit Weeks. See "The Interests."
                    The dates of the Unit Weeks that will be retained by the Company are shown in Annex E.

License Rights      The licensee rights obtained by a Holder upon
                    purchase of the Interests are set forth in the License Plan and the Rules and Regulations for Chart House Suites Hotel, which are set forth as Annexes A and B, respectively. See "The Interests" for a summary of the terms of the License Plan.

Payment of Purchase Holders may pay for the Interests either in
Price cash upon subscription or pay in installments over part of the License term. If paying by installment, a minimum of 30% of the purchase price is due upon acceptance of a Subscription Agreement (after any applicable cash discounts). All initial subscription payments will be placed in escrow for at least 10 days, during which time the money will be held and purchasers will have a right to rescind their investment. Under the installment payment program, the remaining balance on the Interest will be payable in up to 360 monthly installments before the first day of each month, and the unpaid balance on each license payment increases by up to 9% annually (which has the effect of up to 9% interest on the unpaid balance). See "License Payment Options."

                    If a Holder pays on the installment method with a 9% rate and the minimum down payment of 30% (exclusive of any discounts, including discounts for early purchases), the following amounts would be due:

                                                                                                Total              Total
                                                                                             Payments            Payment
                                                                          Total                   For     Per Rental Day
                                                                         of All              Interest (if Interest Paid)
                                                                        Monthly                   Per                 In
                                    30% Down    Maximum                Payments                Rental       Full At Time
                         Offering    Payment    Balance   Monthly     (Over 360       Total   Day (43                 Of
Class                       Price        Due        Due   Payment       Months)    Payments   Years)*     Subscription)*

A                         $18,500     $5,550    $12,950   $104.20    $37,511.51  $43,061.51    $17.88              $7.68
B                          21,500      6,450     15,050    121.10     43,594.45   50,044.45     20.78               8.93
C                          25,500      7,650     17,850    143.63     51,705.05   59,355.05     24.65              10.59
D                          36,500     10,950     25,550    205.50     74,009.19   84,959.19     35.28              15.16
E                          39,500     11,850     27,650    222.48     80,092.14   91,942.14     38.18              16.40
F                          60,000     18,000     42,000    337.94    121,658.94  139,658.94     58.00              24.92

                    * Assumes purchase as of January 1, 1998 and use over the entire term and for the column assuming financing the financing as shown in the above table with the minimum down payment.

                    For details, see "License Payment Options."

                    A Holder who chooses to make installment payments must be current on all monthly licensing payments and annual dues and, if any, special assessments, in order to rent, use or exchange the Unit Weeks. If not current on all payments, a Holder will forfeit all rights to the Unit Weeks, and if such default continues for more than six months or if there are more than three defaults of any duration, the Company may reacquire and cancel the Interest, pursuant to the terms of the License Plan. Upon cancellation for failure to pay, a Holder will have no further rights to use or rent of suites in the Chart House Suites hotel or refund for past amounts paid. A purchaser will be liable for all amounts due under the License Plan, unless the Interest is reacquired by the Company and canceled. See "License Payment Options."

Charthouse Rental   Each Unit Week will automatically be placed
Pool                in the Rental Pool, but upon 30 days written
                    notice to the Company, a Holder may withdraw any or all of the Holder's allotted Unit
                    Weeks from the Rental Pool. Unless otherwise permitted by the Company, a Holder may only withdraw entire Unit Weeks from the Rental
                    Pool. Under the Rental Pool, Charthouse will attempt to rent the suite to others on a daily or other basis, and the Holder will share pro rata (utilizing various rental pool allocations for each Class of Interests) in the rentals of all Unit Weeks that are placed in the Rental Pool.

                    Under the License Plan, Holders of Interests who participate in the Rental Pool will receive income based upon ratios developed by the Company. The ratios are based upon the Company's assumed off-season nightly walk-in rate for each Class of suites and upon the actual number of Unit Weeks of each Class that are participating in the Rental Pool. The assumed walk-in nightly rental rates represent the Company's estimate of approximate suite rental value rates for each Class of Interests and are fixed for all Rental Pool allocations until December 31, 2040. These rates, however, have been determined arbitrarily. Because Holders may personally use the Interests or exchange them in RCI's Exchange Program rather than leaving them in the Rental Pool, actual participation rental percentages will vary each Unit Week. Assuming every Interest remains in the Rental Pool, the following allocation percentages would apply:


                                         Off                                                   Total %
                   Number              Season      Gross                            Total %      Per
                     of      Number    Nightly   Potential               Total %   Per Unit  Interest (8
                  Studios/     of      Walk-in     Daily    Total %        Per     Week (52     Unit
                   Suites   Interests   Rate      Revenue  Per Class      Suite     Weeks)     Weeks)

A                    6         36        $70        $420    17.6101%    2.9350%     0.0564%   0.4515%
B                    4         24        $75        $300    12.5786%    3.1447%     0.0605%   0.4838%
C                    6         36        $85        $510    21.3836%    3.5639%     0.0685%   0.5483%
D                    6         36       $120        $720    30.1887%    5.0314%     0.0968%   0.7741%
E                    2         12       $130        $260    10.9015%    5.4507%     0.1048%   0.8386%
F                    1          6       $175        $175     7.3375%    7.3375%     0.1411%   1.1289%

                    25        150                 $2,385    100.000%

/TABLE

                    If the Rental Pool had been operating for the past three years and all Unit Weeks remained in the Rental Pool for all Unit Weeks, the following results (average among all Unit Weeks in each class), after deduction of the 5% Rental Pool fee would have been:


                                                                  For the Year Ended November 30,
              For the 6 Months Ended
                       May 31, 1997                      1996                     1995                        1994
                      (4 Unit Weeks)           (8 Unit Weeks)           (8 Unit Weeks)              (8 Unit Weeks)

Class A                       $1,250                   $2,007                   $1,466                        $331
Class B                       $1,339                   $2,151                   $1,571                        $354
Class C                       $1,518                   $2,437                   $1,781                        $401
Class D                       $2,142                   $3,441                   $2,514                        $567
Class E                       $2,321                   $3,728                   $2,723                        $614
Class F                       $3,124                   $5,018                   $3,666                        $826

/TABLE

                    See "Certain Financial Charthouse Rental Pool
                    Information" for more information as to the assumptions utilized in the above calculations.

                    There is a fee payable to Decade Properties, Inc., an affiliate of the Company, equal to 5% of the Rental Pool revenue. Under the License Plan, annual dues will reimburse Decade Properties, Inc. for its actual costs for operating the Rental Pool, even if a Holder does not use the Rental Pool. The Company intends to place its retained Unit Weeks in the Rental Pool, although it reserves the right to use or exchange the Unit Weeks in the RCI Exchange Program. The Company will annually have 100 Unit Weeks in the Rental Pool and would have earned approximately $23,376 for the six months ended May 30, 1997 (arising from 50 Unit Weeks), and approximately $35,939, $26,240 and $5,911 for the years ended November 30, 1996, 1995 and 1994, respectively (with 100 Unit Weeks, annually). See "The Interests."

The Company         The Charthouse Suites Vacation Ownership,
                    Inc.'s offices are at 250 Patrick Boulevard,
                    Brookfield, Wisconsin  53045, Telephone 414-
                    792-9200.  The Company is owned by Jeffrey
                    Keierleber, who is also the sole director and President of the Company. Affiliates of the Company owned by Jeffrey Keierleber will provide management and consulting services to the Company and administer the Rental Pool, pursuant to agreements with the Company. See
                    "The Company."

Decade              Decade Properties, Inc., an affiliate of the
Properties,         Company, provides property management and
Inc.                Rental Pool services pursuant to an agreement
                    with the Company. Decade Properties, Inc. is owned by Jeffrey Keierleber and has provided property management services to various entities since 1980. As the property manager, it will receive $2,500 a month, plus all expenses (increasing annually by annual CPI increases) payable from annual dues. See
                    "Decade Properties, Inc."  If Decade
                    Properties, Inc. is ever removed as property manager, the property management agreement provides for payments to it equal to amounts that would have been earned over the term of the contract, which expires December 31, 2040. The Company cannot determine the amounts that would be due upon early termination as they depend upon the monthly fee (which increases by annual increases by CPI) and a rental fee of 5% of the Rental
                    Pool revenue.  Additional background
                    information concerning Decade Properties,
                    Inc. is enclosed in the Prospectus.  See
                    "Decade Properties, Inc." and "Conflicts of
                    Interest of Management and Affiliates."

Guaranteed Rental   As an incentive to early purchasers, Holders
Arrangement or      may elect to receive guaranteed rental
Cash Discount       payments, at varying rates for each Class,
Program             for their Unit Weeks for a specified number
                    of weeks.  Under this guaranteed rental
                    arrangement, Holders who purchase [within six months of the Effective Date of the Registration Statement] may designate six
                    Unit Weeks and receive a guaranteed rental rate. Holders purchasing [between six months and nine months of the Effective Date of the Registration Statement] may designate four
                    Unit Weeks and receive a guaranteed rental rate. Holders purchasing [between nine months and one year of the Effective Date of the Registration Statement] may designate two
                    Unit Weeks. Investors purchasing after one year of the Effective Date of the Registration Statement are not eligible to participate in this guaranteed rental arrangement. The guaranteed rental rate paid under this arrangement is a walk-in, nightly off-season rate that has been arbitrarily selected by the Company. See "Guaranteed
                    Rental Agreement" for a description of the arrangement, the guaranteed rates and certain conditions.

                    In lieu of the guaranteed rental arrangement, early Holders may elect to receive a cash discount to the subscription price by surrendering rights to the guaranteed rental arrangement. Holders purchasing [within six months of the Effective Date of the Registration Statement] may elect to receive a 5% discount from the purchase price of an Interest. Holders purchasing [between six months and nine months of the Effective Date of the Registration Statement] may elect to receive a 3% cash discount from the purchase price of an Interest. Holders purchasing [between nine months and one year of the Effective Date of the Registration Statement] may elect to receive a 1-1/2% discount from the purchase price of an Interest. Investors purchasing after one year of the Effective Date of the Registration Statement may not participate in this cash discount program. See "Guaranteed Rental Arrangement."

Annual Dues         Holders will be responsible for a
and Special         proportionate share of the annual maintenance
Assessments         and other related costs, expenses and
                    reserves of the Chart House Suites hotel.
                    For the year ended December 31, 1997 and 1998, the dues for each Unit Week of the Interests (each Interest has eight Unit
                    Weeks) will be $190 for Class A Interests,
                    $190 for Class B Interests, $205 for Class C
                    Interests, $285 for Class D Interests, $305 for Class E Interests and $365 for Class F
                    Interests.  The amount of annual dues
                    thereafter will be set by the Company based upon the expenses of operating the hotel and the Rental Pool and providing services, and will be proportionately allocated to Holders as set forth in the License Plan, and cannot increase annually by more than 10% of the prior year's dues (exclusive of the allocable percentage of the property tax and insurance) without an affirmative vote of Unit Weeks representing a majority of the Interests.
                    The License Plan provides for special
                    assessments under limited circumstances. In connection with a vote for increases in annual dues or special assessments, the Company will vote the Unit Weeks for the unissued Interests or the Unit Weeks for canceled Interests and will be responsible for its proportionate share of such costs.
                    Until a majority of Unit Weeks are held by Holders, the Company may approve increases, without limitation. See "Annual Dues and Special Assessments."

Failure to Pay      The License Plan provides that a Holder must
Annual Dues and     pay his or her pro rata annual dues (and, if
Special             applicable, special assessments) prior to
Assessments         renting or using the Unit Week or exchanging
                    them in the RCI Exchange Program.  If a
                    Holder has not paid his or her share of
                    annual dues or special assessments, if any, the Company will have the right to use, rent through the Rental Pool, or exchange the Unit
                    Weeks and retain all of the proceeds, if any, and such income received by the Company, if any, will not reduce the amount of annual dues (and special assessments, if any) owed by the Holder. See "Annual Dues and Special
                    Assessments."

RCI Membership      As of the date of this Prospectus, Holders
and Exchange        may enroll in the RCI Exchange Program, upon
Program             payment of membership fees to RCI.  Upon
                    purchase of an Interest, the Company will pay the costs of a Holder's one year membership in RCI and any initiation fees. The RCI
                    Exchange Program allows members to deposit one or more Unit Weeks and request an exchange for a comparable week or weeks at another participating resort located around the world. Under the RCI Exchange Program, a Holder deposits a Unit Week up to 24 months in advance and requests an exchange to an RCI-affiliated resort. As of the date of this Prospectus, there are approximately
                    2,000 RCI-affiliated resorts around the
                    world.  Under this program a Holder may
                    exchange Unit Weeks, whether or not the
                    deposited Unit Week is used by another RCI member.

                    As of the date of this Prospectus, the cost of membership in RCI is $74 for one year, $135 for two years, $199 for three years and $315 for five years. In addition, and as of the date of this Prospectus, RCI charges a $103 exchange fee ($135 for international exchanges) for each Unit Week exchanged through the RCI Exchange Program. Under the terms of the RCI Exchange Program, a Holder must have paid his or her annual dues (and special assessments, if any) for the Unit Week and, if paying for the Interest on an installment basis, the Interest installment payment associated with the deposited Unit Week in order to utilize the RCI Exchange Program.

                    The RCI Exchange Program is not affiliated with the Company or any affiliate of the Company (other than through a contractual agreement, which expires on August 15, 2002). The Company assumes no liability or responsibility to RCI's Exchange Program or performance. RCI has informed Charthouse that all of the Unit Weeks will be considered "red" weeks under the terms of its RCI Exchange Program, the seasonal designation indicating greatest member demand, although it reserves the right to change the designation or adopt a new or different system of designation. See "The Interests-Use Options."

Management of       The Company will be responsible for
Charthouse          management decisions of the Chart House
                    Suites hotel and advertising the hotel. An advisory committee, composed of Holders and their representatives, may be consulted for advice as to the operation of the Chart House
                    Suites hotel, although their decisions will not be binding upon the Company. See
                    "Management."

Distributions       The Company will not make annual or other
                    distributions to Holders, nor does the
                    Interest give rise to a distribution right, although Holders may derive revenue from renting the Unit Week through the Rental
                    Pool, or otherwise, although there can be no assurances that a Holder will realize any rental revenue. See "The Interests--Use
                    Options" and "Charthouse Results."

Tax Considerations  Tax consequences will vary depending upon a
                    Holder's use of the Interests, and deductions for costs of the Interests, annual dues and special assessments, if any, may be limited. An investment in the Interests is not intended to be a tax advantaged investment. Upon subscription, certain Florida documentary taxes will be due and payable. See "Certain Federal Income Tax Considerations" and "Certain Florida Tax Considerations."

Lack of Market      No market is expected to develop for trading
                    of the Interests as a result of this
                    Offering. Holders may sell, transfer or assign Interests or may sell, transfer or assign partial Interests (i.e. Unit Weeks), subject to certain conditions, including the Company's consent and payment of license costs (i.e., cost of the Unit Week) for the corresponding Unit Week. There can be no assurances that Interests can be sold at a profit, or at all. The Interests should be purchased for personal use or as a long-term investment since Holders may not be able to sell the Interests to raise cash for emergencies or for any other reason, and Holders must commit to pay certain annual dues and special assessments, if any. See
                    "The Interests--Transferability of
                    Interests."

Conflicts of        The Company will control the operations of
Interest            the Chart House Suites hotel and has retained
                    Decade Properties, Inc. to operate the Rental
                    Pool and act as property manager. None of their agreements was determined by arm's length negotiations, and Holders should consider the conflicts of interest that could arise over the terms of the agreements.
                    Jeffrey Keierleber is the sole shareholder, sole director and President of both the Company and Decade Properties, Inc. See
                    "Conflicts of Interest of Management and Affiliates."

Risk Factors        An investment in the Interests involves
                    certain risks, including uncertainties
                    associated with the tax consequences, which depend upon the Holder's individual circumstances and uncertain revenue from the Rental Pool. See "Risk Factors."

Purchase            Under Chapter 721 of the Florida Statutes, a
Cancellation        Holder may cancel a purchase, without penalty
Rights              or obligation, within 10 days of the later of
                    the date of the execution of the Subscription
                    Agreement or receipt of the Florida Time
                    Share Public Offering Statement.  Under
                    certain limited conditions and under the Florida Statutes, a Holder may also cancel if the accommodations or facilities, as promised, are not available to Holders of any states. See "Cancellation Rights."

Escrow Provisions   Under the Escrow Agreement, funds received
                    for subscriptions of Interests will be held in escrow by William Atkinson, an unaffiliated Florida real estate broker, until the purchase cancellation rights
                    (described above) have expired. During the escrow period, funds will be maintained in a financial institution and available for refund upon a request for cancellation. See
                    "The Interests."  After the purchase
                    cancellation rights have expired, the funds will be remitted to the Company and used as described in the "Use of Proceeds."

Minimum             There is no requirement that any minimum
Subscriptions       number of Interests be sold in the offering.
                    However, if fewer than 76 Interests are sold by July 31, 1998, the Company has the right to cancel the Interests upon the repayment of the paid subscription amount to the Holders, less amounts for certain payments or benefits received by the Holder. Affiliates of the Company may purchase Interests without limitation as to amount. See "License Plan of Distribution."

Use of Proceeds     The net proceeds of this Offering will be
                    used to pay offering costs, the costs of the guaranteed rental arrangement, amounts owed to Decade Properties, Inc. for the purchase of the Chart House Suites hotel, amounts retained for working capital purposes and initial membership in RCI for the Holders.
                    See "Use of Proceeds."

Plan                As of the date of the Prospectus, the
of Offering         Interests are only available for sale in the
                    states of Florida and Wisconsin.

Suitability         Potential purchasers should evaluate the
Standards           benefits of the Interests, including the
                    ability to use or exchange the Unit Weeks, and the costs, including the costs of the Interests and annual dues and special assessments, if any. The Company does not intend to establish minimum suitability standards. Broker-dealers participating in the offering may implement suitability standards, and Decade Securities Corp. has informed the Company that it will not solicit investments from purchasers unless they have either (1) a net worth of more than $30,000
                    (exclusive of the value of home and
                    furnishings), or (2) annual income of more than $30,000.

How to Subscribe    In order to purchase Interests, a
                    Subscription Agreement (including acceptance by the Holder of terms and conditions of the License Plan, the Rules and Regulations for
                    Chart House Suites Hotel and the Rental Pool agreement) must be executed. All subscriptions are subject to acceptance by the Company. See "How to Subscribe."


                          RISK FACTORS


     An investment in Interests involves certain risks.
Prospective investors should consider the following factors, including the material risks set forth below, in addition to the factors set forth elsewhere in this Prospectus, before making an investment decision.

     Certain statements in this Prospectus that are not historical fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Discussions containing such forward-looking statements may be found in the material set forth under "Summary," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Pro forma Results," as well as within the Prospectus generally. In addition, when used in the Prospectus, the words "believes," "anticipates," "expects" and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors set forth below, this inherent uncertainty of estimates and assumptions utilized in preparing forward looking information, and other matters set forth in the Prospectus generally. The Company does not intend to provide any updates to these forward-looking statements.

     Uncertainty of Deductibility of Expenses From Rental. If the Holder of an Interest rents all or part of the Unit Weeks to a third party, including rentals through the Rental Pool, the extent to which he may deduct expenses incurred in connection with the renting of such Unit Weeks will depend upon the particular factual circumstances of the Holder and: (1) whether the rental activity is engaged in with the intent of making a profit (Section 183 of the Internal Revenue Code of 1986, as amended ("Code")); (2) whether the expenses are incurred in connection with the production of income or for the management, conservation or maintenance of property held for the production of income (Code Section 212) or whether the expenses are incurred in connection with a trade or business (Code Section 162);
(3) whether an Interest is a "dwelling unit" (Code Section 280A);
(4) whether the rental activity is a "passive activity" (Code
Section 469), and (5) whether the "at-risk" rules apply (Code
Section 465). If a Holder does not meet these tax conditions, the rental expenses will not be deductible, even though the rental income will be taxable. See "Certain Federal Income Tax Considerations." Costs and expenses incurred in connection with personal use on most rental use are not deductible.

     Uncertainty Concerning Entity Status of Charthouse Rental Pool. In the opinion of the Company's tax counsel, it is more likely than not that the Rental Pool under the License Plan will constitute a partnership for federal income tax purposes consisting of those Holders that utilize the Rental Pool and the Company if it places unsold Unit Weeks that it owns in the pool. Accordingly, Holders that participate in the Rental Pool and the Company will receive appropriate tax forms showing their allocation of Rental Pool income, gains, losses and deductions. This conclusion is not binding upon the Internal Revenue Service ("IRS"), and, if the IRS were to successfully challenge the classification of the Rental Pool as a partnership, and the Rental Pool were to be taxed as an association, the Company, the Rental Pool, a Holder or Decade Properties, Inc. could owe additional taxes, and a Holder's income or loss amounts could be subject to adjustment or other limitations. See "Certain Federal Income Tax Considerations."

     Limited Deductibility of Expenses For Corporate Investors. Corporations that purchase Interests, subject to limited exceptions, may not be able to deduct payments for the Interests, the annual dues or special assessments, if any. See "Certain Federal Income Tax Considerations." A corporate Holder that purchases an Interest solely in lieu of renting hotel rooms for business (and not social) purposes may, under limited circumstances, be able to deduct certain expenses, but should seek qualified tax counsel before investing for this purpose.
See "Certain Federal Income Tax Considerations."

     Tax Risks and Deductibility Limitations. The Interests are subject to various tax risks and uncertainties, including, but not limited to, the entity classification of the Rental Pool, the characterization of an Interest as a vacation license, the treatment of personal use of Unit Weeks and numerous limitations on the deductibility of expenses. The Interests are not intended to be a tax advantaged investment. The expected tax treatment of the Interests under Code Section 280A is based on a private ruling letter request submitted to the IRS on July 16, 1996, and as thereafter revised on July 16, 1997. There can be no assurances that the IRS will agree with all or any of the requested rulings, and thus, the tax treatment of a Holder as discussed herein could be materially different. Potential purchasers are encouraged to seek qualified tax advice prior to investing in the Interests and should consider their individual factual circumstances. See "Certain Federal Income Tax Considerations" and "Certain Florida Tax Considerations."

     Right to Cancel Upon Incomplete Offering. If fewer than 76 Interests are sold by July 31, 1998, Charthouse may cancel this Offering and repurchase all Interests for their initial subscription price (exclusive of payments of annual dues, special assessments and Florida documentary taxes) less amounts received from the guaranteed rental arrangement or renting or use of the Unit Weeks or for benefits from using the Unit Weeks, as set forth in the License Plan. See "Plan of Distribution."

     Lack of Tangible Assets. By the purchase of an Interest, Holders will acquire a license to rent through the Rental Pool or, upon notice, use a suite in the Chart House Suites hotel on the terms and conditions of the License Plan. Holders will not acquire any real property or a real estate interest in the Chart House Suites hotel. In the event of a catastrophic destruction of the Chart House Suites hotel, Holders have no independent security for their Interests and no management or control over the Company or the Chart House Suites hotel, other than as set forth in the License Plan and the Chapter 721, Florida Statutes, which allows Holders to cancel their Interests if the hotel is destroyed and cannot be rebuilt in a timely manner. The Company intends to purchase insurance to cover the loss or damage to the hotel, although if it is impossible to rebuild the hotel, a Holder have a right to a share of the proceeds of insurance policy. See "The Interests" and the License Plan attached as Annex A.

     Nature of the Hotel Market. The real estate market and the hotel rates in Florida have historically been quite volatile. Many factors, including the economy, interest rates, competition, weather patterns and events, transportation costs, seasonality and others, may affect the ultimate appreciation or depreciation of the Interests and any income derived from a Holder's participation in the Rental Pool. The real estate market, especially the market for seasonal rental properties, is highly competitive, and there can be no assurances as to any level of rental income. Further, the value of improved income-producing real property may be affected by a variety of factors, including the business and management ability of the Company, state laws regulating the purchase and sale of time share interests, changes in the real estate tax rates and/or assessments, adverse changes in general or local economic or market conditions or in the supply of or demand for properties of the type owned by the Company, decreases in real personal income, changes in real estate operating expenses, competitive factors, fuel shortages, changing consumer habits, demographics or traffic patterns, condemnation or uninsured losses, potential liabilities under the Comprehensive Environmental Response Compensation and Liability Act or other federal and state laws imposing liability on property owners for environmental contamination, and other factors that are beyond the control of the Company. Such factors could affect the resale price and the amount that must be paid for annual dues or special assessments, if any. See "Annual Dues and Special Assessments" and "Description of the Chart House Suites Hotel."

     Absence of Market for Interests. There is not now, nor is there ever expected to be, any organized market for the Interests. There can be no assurance that Interests can be resold for their original purchase price, if at all. Holders of Interests may not be able to sell the Interests in the event of an emergency, or for any other reasons, and the Interests may not be readily accepted as collateral for a loan.

     Risks Associated with the Rental Pool. The demand for lodging in Clearwater, Florida is typically seasonal in nature. Therefore, certain Unit Weeks are not necessarily of equal value as those in other seasons, and certain Interest Classes may have higher demand and, therefore, higher rental revenue. The Company believes that the months of September, November and May will have the lowest occupancy and lowest value in the Rental Pool, or otherwise. The months of February, March and April tend to have higher occupancy, although the Company cannot assure any level of rental income. See "Certain Occupancy Information." If a Holder expects to rent the Unit Week through the Rental Pool, there can be no assurances of any level of Rental Pool revenue. The costs of operating the Rental Pool are a common expense covered by annual dues and, therefore, a Holder will pay for the costs of operating the Rental Pool even if not using it. Under the License Plan, purchasers of partial Interests (i.e., Unit Week or Unit Weeks) will not have an automatic right to participate in the Rental Pool, but must pay for its cost as part of the annual dues for their Unit Weeks. See "The Interests."

     General Economic Conditions; Concentration in Time Share Industry; Geographic Concentration of Investments. Any downturn in economic conditions or any price increases (e.g., airfares) related to the travel and tourism industry could depress discretionary consumer spending and have an adverse effect on the demand for and rental rates of the Units. Because the Company's operations are conducted solely within the vacation industry, any adverse changes affecting the vacation industry, such as an oversupply of vacation units, a reduction in demand for vacation units, changes in travel and vacation patterns, changes in governmental regulations of the vacation industry and increases in construction costs or taxes, as well as negative publicity for the vacation industry, could have an adverse effect on the Rental Pool. See "The Company."

     Past Results. The Chart House Suites hotel has only been in operation for approximately three years and is, therefore, in the start-up phase of operations. On a pro rata basis, and for the year ending November 30, 1996, Charthouse's average Unit Week of rental income was $359 at 65% occupancy (average of Class A through Class F Units). Weather and seasonality could affect the results of the Rental Pool. While there can be no assurances, the Company believes that the Unit Week rental income may increase above $359 per Unit Week at 65% occupancy (on an average basis of all Classes of Interests) because Chart House Suites hotel is experiencing repeat business, and its marketing has resulted in increased customer demand. However, Holders should not assume any level of rental income or occupancy in deciding whether to purchase an Interest. See "Chart House Results."

     No Distributions or Dividends. The Interests are not income producing in that they do not provide for distributions or dividends. Although a Holder may realize revenue through rental of a Unit Week or sale of an Interest, the amount of such revenue, if any, is entirely speculative and, therefore, Holders should not assume any rate of rental income or resale of an Interest for any amount. See "The Interests."

     Chart House Suites Hotel Not Affiliated with Any National Chain. The Chart House Suites hotel is not affiliated with a national chain, but competes with national hotels located in Clearwater Beach, Florida, including hotels with more resources and amenities, such as restaurants, bars and beach-related services. The absence of a national affiliation and additional amenities has an adverse affect on the hotel's competitive position and rates. See "Description of Chart House Suites Hotel."

     Limited Resources. The Company has limited resources to meet its obligations, but has received an oral commitment by its sole shareholder to provide additional capital or financing, if required to meet its obligations under the guaranteed rental arrangement and to pay for the Company's share of annual dues and special assessments, if any. See "Financial Statements."

     RCI Exchange Program. RCI's Exchange Program is an independent entity, which has no connection or financial interest in the Chart House Suites hotel or the Company. The RCI Exchange Program is a vacation exchange program offered by RCI. The Company's agreement with RCI extends until August, 2002 and provides for additional extensions, but is terminable earlier under certain circumstances. There can be no assurances that the Company's agreement will continue in effect or that RCI will continue to exist or renew the agreement with the Company. Chart House Suites hotel cannot guarantee that RCI will always accept weeks of vacation in the Chart House Suites hotel for trade, nor can Chart House Suites hotel assure that RCI will continue to exist for the entire life of License Plan or the existence of the Interests. For these reasons, Holders utilizing RCI's services and the RCI Exchange Program do so at their own risk. See "The Interests--The RCI Exchange Program."

     Vote of Unit Weeks. Under the License Plan, annual dues cannot increase by more than 10% of the prior year's dues exclusive of the allocable percentage of property tax and insurance, without an affirmative vote of a majority of the Unit Weeks. Special assessments in excess of certain limits cannot be made without a vote of Unit Weeks. The Company will vote all Unit Weeks represented by unsold Interests or the Unit Weeks reacquired upon a default of an Interest. Until, and unless, a majority of Units Weeks are held by others, the Company will be able to approve annual dues increases or special assessments, provided, however, that such vote would not change the guaranteed level of annual dues for the period through December 31, 1998. See "Annual Dues and Special Assessments."

     Reliance on Management. Pursuant to the terms of the License Plan, Holders have no authority to control the management and operations of the Chart House Suites hotel or the Company. Control of management and operations of the Chart House Suites hotel and the License Plan resides solely in the Company. In order to protect the property and the operations, the Company has the authority to amend Charthouse policies and the Rules and Regulations governing the Chart House Suites hotel without a vote of Holders, provided such amendment is consistent with the terms of the License Plan. Accordingly, Holders will have no control over changes in policies of Charthouse. The Company intends to create an Advisory Board composed of Holders, but the Company has ultimate responsibility for policies of Charthouse. See "The Company." See License Plan and the Rules and Regulations for Chart House Suites Hotel, attached as Annexes A and B, respectively.

     Absence of Independent Underwriter and Appraiser. No appraisals or other independent valuations have been obtained for purposes of determining the value of the Interests. The value of the Interests has been determined solely by the Company on the basis of its subjective evaluation of marketing considerations. See "Determination of Offering Price."

     Risks Associated With Customer Default. The Company bears the risk of defaults by buyers who purchase their Interests on an installment basis. If a buyer of an Interest defaults on the purchase of such Interest during the payment schedule, the Company will reacquire the Interest. In connection with the Company taking back any such Interest, the associated marketing costs will not have been recovered by the Company, and they must be incurred again after the Interest has been returned to the Company for resale. In addition, although the Company may have recourse against the defaulted buyer of the Interest, no assurances can be given that the Interest purchase price or any commissions will be fully or partially recovered in the event the buyer defaults under such financing arrangements. Although the Company will bear the risks of default, Holders may be adversely affected if these costs limit the Company's ability to fulfill its obligations. See "The Interests."

     Competition. The Company is subject to significant competition from other entities engaged in the business of resort development, sales and operation, including interval ownership, condominiums, hotels and motels. Many of the world's most recognized lodging, hospitality and entertainment companies have begun to develop and sell vacation interests in resort properties. Other major companies that now operate or are developing or planning to develop vacation interest resorts include Marriott Ownership Resorts, The Walt Disney Company, Hilton Hotels Corporation, Hyatt Corporation, Four Seasons Hotels & Resorts and Inter-Continental Hotels and Resorts. Many of these entities possess significantly greater financial, marketing, personnel and other resources than those of the Company and may be able to generate greater rental results or returns.

     Regulation of Marketing and Sales of Vacation Interests; Other Laws. The Company's marketing and sales of Interests and other operations are subject to extensive regulation by the federal government, Florida and by the states in which Interests are marketed and sold. On a federal level, the Federal Trade Commission has taken the most active regulatory role through the Federal Trade Commission Act, which prohibits unfair or deceptive acts or competition in interstate commerce. Other federal requirements to which the Company is or may be subject appears in the Truth-in-Lending Act and Regulation Z and the Equal Opportunity Credit Act. In addition, many states have adopted specific laws and regulations regarding the sale of interval ownership programs. The laws of Florida require the Company to file with a designated state authority for its approval a detailed offering statement describing the Company and all material aspects of the project and sale of Interests. The Company is required to deliver an offering statement or public report to all prospective purchasers of an Interest, together with certain additional information concerning the terms of the purchase. The Company believes that it is in material compliance with all federal, state, local and foreign laws and regulations to which it is currently subject. However, no assurances can be given that the Company is, in fact, in compliance with all applicable federal, state, local and foreign laws and regulations. Any failure to comply with applicable laws or regulations could have a material adverse effect on the Company. Compliance with the laws or regulations, of any sort, will be a common expense recovered from Interest Holders through annual dues. See "Annual Dues and Special Assessments."

     Dependence on Key Personnel. The Chart House Suites hotel will be controlled by the Company and Decade Properties, Inc.
The loss of the services of Jeffrey Keierleber, sole owner of the Company and Decade Properties, Inc., could have serious adverse effects on the operations of Chart House Suites hotel. The Company intends to prepare a succession plan. See "Management."

     Americans with Disabilities Act. Under the Americans with Disabilities Act ("ADA"), all public accommodations are required to meet certain federal requirements related to physical access and use by disabled persons. A determination that the Chart House Suites hotel is not in compliance with the ADA could result in imposition of fines, injunctive relief, damages and attorneys' fees. If the Company was required to make modifications to comply with the ADA, Charthouse's cash reserves could be depleted and annual dues could increase significantly, adversely affecting Holders. A finding of non-compliance could also endanger the ability to use the Rental Pool to rent Interests to non-Holders.

     Absence of Operating History of the Company. The Company is a recently formed Florida corporation and has no operating history. See "Chart House Results." The Company's anticipated operations and business plan are subject to all of the risks inherent in the establishment of a new enterprise in a competitive and volatile industry such as the Florida hotel operations. See "The Company."

     Lack of Arm's Length Negotiation in the Property Management and Other Agreements. None of the agreements with affiliates, including the property management agreement, was determined by arm's length negotiations, and no independent approval will be sought. The property management agreement provides for a monthly fee of $2,500 and a 5% Rental Pool fee, plus reimbursement of all expenses, and provides a termination fee equal to the amount Decade Properties, Inc. would have earned over the life of the agreement, which expires on December 31, 2040, in the event Decade Properties, Inc. is removed as property manager for the Company. See "Decade Properties, Inc." The License Plan provides that Holders will reimburse, as a common expense covered by annual dues, the costs and fees of the property manager for its services, whether or not they use the Rental Pool. See "Conflicts of Interest of Management and Affiliates."

     Conflicts of Interest Arising From Benefits to Affiliates of the Company. The Company intends to use essentially all of the net proceeds from sale of the Interests to pay offering expenses, amounts under the guaranteed rental arrangement, amounts owed to Decade Properties, Inc., costs of initial membership in RCI and then for working capital. See "Use of Proceeds." Affiliates of the Company may also benefit from the property management agreements, Charthouse Rental Pool fees and other fees. See "Conflicts of Interest of Management and Affiliates."

     Company Control. The Company will control the operations of the Chart House Suites hotel and the Charthouse Rental Pool, and it has contracted with Decade Properties, Inc. to be the property manager and Rental Pool operator. The property management agreement provides that Decade Properties, Inc. can only be removed for cause and upon payment of all amounts that would have been received during the term of the agreement (discounted at 8%), which, by its terms, expires on December 31, 2040. The effect of this provision is to make it unlikely that Decade Properties, Inc. could be removed as property manager. See "Decade Properties, Inc."

     Weekly Fluctuations in Rental Pool Results. The lodging industry is seasonal in nature. Weekly Unit Week earnings in the Rental Pool may be adversely affected by events beyond the Company's control, such as poor weather conditions, economic factors and other considerations affecting travel.

     Resale of Interests. A Holder selling whole or partial Interests (i.e., Unit Weeks) may face competition from the Company as it sells the Interests, including Interests which have been reacquired. The future value of Interests is uncertain, and there can be no assurances that a Holder will be able to sell his Interests at an appreciated amount, or even at the offering price, if at all. There could be difficulties in trying to find a real estate broker or other person to sell Interests or Unit Weeks. A Holder will also have to pay the entire cost of the Unit Week and obtain the consent of the Company, which will not be unreasonably withheld, before being able to sell partial Interests and Unit Weeks. The Company may review potential purchasers and evaluate whether they will be able to pay annual dues as they become due. See "Plan of Distribution."

                           THE COMPANY

     Charthouse Suites Vacation Ownership, Inc. is a Florida corporation formed on April 16, 1996, and solely owned by Jeffrey Keierleber. The Company was organized to facilitate the sale and distribution of the Interests and ultimately own and manage the Chart House Suites hotel. The Company has limited financial resources, although it has received an oral commitment from its sole shareholder to provide additional resources. See "Financial Statements" and "Risk Factors--Limited Resources."

     The Company will be responsible for managing the License Plan and the Charthouse Rental Pool, as well as advertising the hotel and overseeing its operations, although it will delegate and subcontract the operational duties to Decade Properties, Inc. See "Decade Properties, Inc."

     The Company currently has not issued, and has no plans to issue, senior securities. The Company plans to borrow money only to the extent necessary to fund its portion of offering expenses and fund the operation of the Company in the ordinary course of business. The Company does not plan to make loans to other persons, although it will allow Holders to pay licensing payments on an installment basis over 360 months. See "The Interests." The Company does not plan to invest in securities of other issuers for the purpose of exercising control. The Company has no plans to engage in underwriting securities for other issuers and has no plans to engage in the purchase and sale of investments, except for those in the ordinary course of maintaining its reserves and the common maintenance fund. The Company has no plans to offer securities in exchange for property and has no plans, except under the limited circumstances described in the License Plan, to repurchase or reacquire the Interests. Except in connection with the purchase and use of the Chart House Suites hotel, the Company does not plan to make investments in real estate or interests in real estate, real estate mortgages, securities of or interests in persons primarily engaged in real estate activities, or investments in other securities. However, subject to the limitations described in the License Plan underlying the Interests, the Company has sole control over the policies and operations of Charthouse and may from time to time consider expanding the operations and scope of Chart House Suites hotel and sell additional Interests or reacquired Interests.

     Charthouse plans to provide Holders an annual report (which, if in accordance with the securities laws, may contain unaudited financial statements) which describes the financial condition of the Rental Pool and the source and use of annual dues and, if any, special assessments.

           DESCRIPTION OF THE CHART HOUSE SUITES HOTEL

     The Chart House Suites hotel is located in Clearwater Beach, Florida and has been owned by an affiliate of the Company since 1992. It is a four-story hotel overlooking Clearwater Bay, Florida, bought in 1992 for approximately $600,000 and then completely refurbished. Unless the offering is terminated (see "Plan of Distribution"), the hotel will be purchased by the Company for approximately $1,796,000, upon the earlier of the sale of 76 Interests or by July 31, 1998. No appraisal has ever been obtained. Attached to the Chart House Suites hotel grounds is a marina that was also owned by Decade Properties, Inc. Holders will have no rights to the Charthouse Marina, which is owned by Decade Properties, Inc. or the Company, once the sale is complete. The Chart House Suites hotel contains on its grounds a heated in-ground 20 by 25 foot pool and laundry room facilities, which may be used by Holders. As described below, the hotel's location provides easy access to white sand public beaches, recreational facilities, restaurants, entertainment and shopping in Clearwater Beach. The Tampa Bay, Florida airport is approximately 20 miles away, and St. Petersburg's airport is approximately 12 miles away.

     The Chart House Suites hotel is comprised of 25 rental units located in one four-story building containing approximately 20,000 enclosed square feet. The attached marina has 27 boat slips. The building and most of its improvements were built in 1971 as a common area for a nearby condominium and then converted to a restaurant. In 1993, the building was converted to a hotel and was completely updated and remodeled. The property is rectangular in shape, contains approximately .66 acres and is located on the North side of Bayway Boulevard, Clearwater Beach, Florida. Each suite contains sleeping accommodations, private bathroom facilities and limited cooking facilities (varying from room). The hotel has a parking lot with 46 spaces, which Holders may use at no additional charge. Each suite comes equipped with locked doors, a bed or beds, hotel-like furniture, one or more bathrooms and one or more televisions, including access to cable television. The Chart House Suites hotel has a manager or front desk staff available 24 hours a day and provides maid service. Approximately 10 employees work at the Chart House Suites hotel. Except as described above, there are no additional security measures for the Holders.

     As of July 31, 1997, the Company entered into an agreement with Decade Properties, Inc. to acquire the Chart House Suites hotel. Under the terms of the agreement, Charthouse will pay approximately $1,796,000 for the hotel, personal property and marina. As provided in the License Plan, if the Company does not sell 76 Interests by July 31, 1998, it reserves the right to cancel the Interests and return the paid-in amount (less amounts for certain benefits received). The Company and Decade Properties, Inc. have agreed to escrow the title until the sale of 76 Interests. Accordingly, the Company has contractual rights to acquire the Chart House Suites hotel, but will not complete the sale until 76 Interests have been sold.

     The Chart House Suites hotel is conveniently located within a short stroll of a beautiful Clearwater public beach (one beach on Clearwater Pass is located approximately two blocks away, and the main Clearwater Beach is approximately six blocks away), quaint shops and restaurants. The hotel is located on Bayway Boulevard, a central street in Clearwater Beach and one block from the main (and busy) street. The Chart House Suites hotel is in close proximity with other hotels and shops and adjacent to a yacht club and other condominiums. The hotel is approximately a 90 minute drive from Walt Disney World and Cypress Gardens and approximately 35 miles from Busch Gardens, Florida.

     As of the date of this Prospectus, there are no known environmental contaminations on the Chart House Suites hotel grounds which would materially affect the value of Interests or the ability of Holders to rent or use their suites.

     The Company intends to provide quality hotel services to Holders of the Interests or the renters in the Rental Pool. The Company believes that its location in Clearwater Beach, Florida and its competitive licensing payments and annual dues rates will be attractive to Investors who desire to fix the costs of vacations, pass a gift to future generations or retain for possible income.

     In order to ensure the comfort and enjoyment of the Chart House Suites hotel and its amenities by all Holders, guests and other allowed users, Charthouse has promulgated certain rules and regulations. These rules and regulations are intended to preserve the quiet enjoyment of the Chart House Suites hotel for all users, but also to ensure that the appearance of the Chart House Suites hotel is generally uniform and does not detract from its value. Certain other requirements are established in the Subscription Agreement and the Rules and Regulations for Chart House Suites Hotel, attached as Annexes D and B, respectively.

     Competition. Clearwater Beach, Florida contains numerous hotels and motels, with various size facilities and with a total of approximately 4,000 rooms and suites. The Company believes that room charges for the hotels in Clearwater Beach generally range from between $40 and $350 a night, although rates will vary depending upon season and demand. National hotel chains, such as Sheraton and Marriott, compete with the Chart House Suites hotel in Clearwater Beach. The Company believes that the proximity of the marina offers competitive advantages, as boaters often stay at the Chart House Suites hotel. Lengths of stay affect the results, and the Company strives to rent the penthouse (Class F Units) for a minimum of two nights. The Company believes the Chart House Suites hotel competes with other rental accommodations on the bases of location, view and room quality, as well as rental rates. Seasonability has, and will, affect the occupancy of the hotel and the Rental Pool results.

                          THE INTERESTS

     The following is a summary of the material terms of the License Plan, and references to the License Plan are qualified in their entirety to the text of the License Plan, which is attached as Annex A.

     Ownership of an Interest entitles purchasers to the right, subject to the terms and conditions of the License Plan, to rent or use the Chart House Suites hotel for eight weeks of each year until December 31, 2040. Holders are entitled to two consecutive weeks of time for each season (e.g. Spring, Summer, Fall and Winter). The Unit Weeks will be assigned pursuant to the schedule in Annex E. Upon subscription, a potential Holder should submit his or her preference. All Unit Weeks (including those owned by the Company) will automatically be placed in the Rental Pool. The Company will attempt to rent the Unit Weeks and will remit net rent proceeds, if any, to the Holder on a quarterly basis. Holders will have the right, upon at least 30 days written notice (unless waived by the Company), to use the Unit Weeks or to join the RCI Exchange Program and exchange Unit Weeks in the Chart House Suites hotel for another location in a participating RCI resort. The Holders will not obtain title or any interest in the Resort Facility. No certificates will be issued for the Interests.

     The Company is offering Interests that, in the aggregate, will provide the Holders the right to rental income from the Rental Pool, if any, or the right to use one of the 25 suites for 48 weeks out of every year. The Company does not intend to offer the Chart House Suites hotel for sale to third parties, although it reserves the right to do so, and such sale would be subject to the rights of Holders under the License Plan. The Company will continue to have the right to use, rent or exchange the remaining four Unit Weeks (one Unit Week in every season or five total Unit Weeks in years with 53 weeks) or sell those Unit Weeks as partial Interests, upon compliance with legal and regulatory requirements. The Company intends to place the unsold Unit Weeks it continues to hold in the Rental Pool, although, similar to all Holders' rights, it reserves the right to use the Unit Weeks and exchange these weeks in RCI Exchange Bank, even if there is demand for these Unit Weeks in the Rental Pool, as well.

     According to a March, 1997 article in Hotels, vacation ownership is a $6 billion industry. The Company believes that purchase of Interests will offer Holders a manner of participating in this market.

     Types of Interests Available. Class A-F Interests are being offered by the Company. A description of each Interest is as follows:

     A Interest: Ownership of an A Interest allows a Holder use of a standard studio (with private bathroom) overlooking the marina and Clearwater Bay for two consecutive weeks in each season until December 31, 2040. There are 36 A Interests available in this offering for a cost of $18,500 per Interest. The A Interest studios are approximately 360 square feet and contains two queen-sized beds with room for four persons.

     B Interest: Ownership of a B Interest allows a Holder use of a king bed studio (with private bathroom) overlooking the marina and Clearwater Bay for two weeks in each season until December 31, 2040. There are 24 B Interests available in this offering for a cost of $21,500 per Interest. The B Interest studios are approximately 360 square feet in size and have room for two persons.

     C Interest: Ownership of a C Interest allows a Holder use of a large studio (with private bathroom) overlooking the marina and Clearwater Bay, or southern exposure (looking south over the bay and other condominiums) for two consecutive weeks in each season until December 31, 2040. There are 36 C Interests available in this offering for a cost of $25,500 per Interest. The C Interest studios are approximately 430 square feet and have room for four persons.

     D Interest: Ownership of a D Interest allows a Holder use of a one bedroom, one private bathroom suite overlooking the marina and Clearwater Bay or the swimming pool or the southern exposure for two consecutive weeks in each season until December 31, 2040. There are 36 D Interests available in this offering for a cost of $36,500 per Interest. The D Interest suites are approximately 638-869 square feet and have room for four persons.

     E Interest: Ownership of an E Interest allows a Holder use of a one bedroom suite with one private bathroom (with a lanai), and a view of the marina and the Clearwater Bay for two consecutive weeks in each season until December 31, 2040. There are 12 E Interests available in this offering at a cost of $39,500 per Interest. The E Interest suites are approximately 815-982 square feet and have room for four persons.

     F Interest: Ownership of an F Interest allows a Holder use of the approximately 1,875 square foot, two bedroom penthouse suite, with a fully equipped kitchen, living room, den, dining room, two full baths (one with a jacuzzi), and a large private balcony overlooking Clearwater Bay and marina for two consecutive weeks in each season until December 31, 2040. There are 6 F Interests in this Offering at a cost of $60,000 per Interest and have room for six persons.

     At the time of subscription, the Holder will be assigned eight specific Unit Weeks for the category of the suite corresponding to the Class of Interests purchased. Preferences for suites and weeks will be considered on a first come first serve basis, but assignment of Unit Weeks and suites within a Class of Interests is in the sole discretion of the Company.

     For purposes of the License Plan, the Winter season constitutes weeks 46-52 and 1-6, Spring is weeks 7-19, Summer is weeks 20-32, and Fall is weeks 33-45. Occupancy rights begin at 4:00 p.m. on the applicable date of the week and end at 10:00 a.m. on the same day of the immediately following week.

     Use Options. The following summarizes the ways in which Holders, as of the date of the Prospectus, may utilize their eight Unit Weeks per Interest:

     Rental. If a Holder takes no action, Charthouse will seek to rent the Holder's Unit Weeks through the Rental Pool. Holders may also withdraw their Unit Weeks from the Rental Pool and seek to rent the Unit Weeks to others, either personally or through rental agents. Unless waived by the Company, Holders must give the Company at least 30 days notice prior to the start of the Unit Week of their desire to remove their Unit Week from the Rental Pool. Rental Pool proceeds will be allocated proportionately among Holders of all Classes of Interests that have Unit Weeks in the Rental Pool using the formula shown below. The ability of the Rental Pool to rent pooled Unit Weeks will depend on many factors, among which are seasonal demand, weather conditions, travel patterns and economic conditions. There is no guarantee that all or any contributed Unit Weeks will be rented or that rental proceeds will be received. An affiliate of the Company will be paid a rental fee of 5% of all rental charges collected, and part of the common expenses for Holders will include the reimbursement of any costs incurred in providing Rental Pool services. Holders can contract individually with an affiliate of the Company, or another rental agent, for separate rental of their individual suite, although their share of annual dues will continue to include the costs of operating the Charthouse Rental Pool. See "Charthouse Results" and "Certain Charthouse Rental Pool Financial Pro Forma Information."

     Personal Use. A Holder may, upon 30 days written notice to Charthouse (unless waived), withdraw entire Unit Weeks from the Rental Pool, and Holders are free to use, assign, grant, gift or otherwise use their eight Unit Weeks per Interest of reserved vacation suites and services at the Chart House Suites hotel. Unless waived by the Company, only entire Unit Weeks may be withdrawn for personal use. Pursuant to the License Plan and the Rules and Regulations for the Chart House Suites Hotel, Holders are responsible for their conduct and liable for any resulting damages due as a result of their use or the use by their permitted users, including any rental arranged other than through the Rental Pool. License Plan and Rules and Regulations for Chart House Suites Hotel, attached as Annexes A and B, respectively.

     RCI Exchange Program. As of April 1997, Chart House Suites hotel has qualified as an affiliated resort of the RCI Exchange Program. As long as the Holder remains a member of the RCI Exchange Program, such Holder may use the RCI Exchange Program. Holders may join RCI for the cost and fees determined by RCI and obtain the privileges attached to such membership. The Company will pay for the initiation and first year membership fees for each purchaser of an Interest. RCI is not an affiliate of the Company or any of its affiliates and has not reviewed or passed upon the validity of this Offering. RCI is a independent entity that facilitates the exchange of vacation time share interests. Nothing contained in this summary should be construed as an endorsement or advertisement for this Offering or the Chart House Suites hotel by RCI or any of its affiliates. The Company and its affiliates have no financial or other interest in RCI.

     Under the terms of the Agreement with RCI, the RCI Exchange Program allows Holders to deposit one or more Unit Weeks of vacation time at the Chart House Suites hotel into the RCI Exchange Program. This Agreement expires August, 2002. The deposit may be made between two weeks and two years before the use of the Unit Week. The Holder must pay all annual fees associated with the deposited Unit Week (i.e., annual dues and special assessments, if any, and, if paying on the installment basis, the license payment directly to the Company) before submitting an RCI request. Deposited Unit Weeks can be withdrawn from RCI Exchange Program if the Holder has not made an exchange against that week and no other RCI member has been assigned the Holder's Unit Week at Chart House Suites hotel. After depositing weeks in the RCI Exchange Program, members may request use of weeks deposited at any of RCI's approximately 2,000 worldwide affiliated resorts. Requested weeks must be comparable to those deposited. All the Charthouse's weeks have been designated "red," or the seasonal designation indicating greatest member demand, although RCI has reserved the right to reconsider the designation or change systems. RCI members can request exchanges for only that period in which their subscription to RCI Endless Vacation is prepaid. As of the date of this Prospectus, membership in RCI costs $74 for one year, $135 for two years, $199 for three years and $313 for five years. There is also a $200 initiation fee which, if charged, will be paid for by the Company. The Company will also pay the first-year membership fee. As of the date of this Prospectus, RCI charges $103 for each domestic exchange and $133 for each international exchange. Rates are subject to change. Other fees may apply, and all fees are determined solely by RCI. Neither the Company nor any of its affiliates will receive any remuneration from RCI.

     In addition, RCI members can obtain RCI Guest Certificates for non-members to use the exchanged weeks. Guest Certificates currently cost an additional $40. RCI has advised the Company that RCI currently has approximately 2,000,000 members. The terms and conditions of membership are defined an agreement that is entered between RCI and its members. Participation in RCI by a Holder is voluntary.

     Under the terms of the agreement with RCI, the Agreement is terminable, at RCI's option, upon 60 days notice if the Company does not attain and maintain 50 RCI members. Therefore, the ability to exchange properties through RCI may be canceled if a sufficient number of Holders do not maintain their RCI membership. The RCI Agreement is also terminable by RCI if the Company (i) becomes insolvent, (ii) initiates a bankruptcy proceeding, (iii) becomes a party to reorganization for its debts, (iv) has a receiver appointed, (v) is a party to a dissolution or liquidation proceeding, (vi) transfers a controlling ownership interest in the Company without RCI's consent, (vii) attempts to assign or sublease all or a portion of its rights or duties, or (viii) the Company materially breaches its agreement with RCI or any representation or warranty of the Company to RCI ceases to be true.

     Transferability of Interests. A Holder may transfer his entire Interest without the prior consent of the Company, provided the Holder is current on payment of all dues, assessments and installment license payments. A purchaser of an entire Interest may automatically participate in the Rental Pool. Under applicable Florida Law, a Holder will have to provide disclosure required by Section 721.065 in order to resell Interests. This disclosure requires information concerning annual dues and a copy of the License Plan.

     A Holder may also transfer partial Interests in increments of one or more Unit Weeks with the consent of the Company (which will not unreasonably withheld) provided the Holder is current on all payment of all annual dues, special assessments and license installment payments for that Unit Week are fully paid. The transferor of a partial Interest must also make a prepayment of the estimated annual dues (and special assessments, if any) of one year for the specific Unit Week before the transfer is allowed.

     A transferee of partial Interests (i.e., one or more Unit Weeks) may not automatically participate in the Rental Pool, although annual dues will include the costs of operating the Rental Pool. However, the Holder of a partial Interest may enter into a contract with Decade Properties, Inc. to provide rental services for its own rental program. The Company reserves the right to specify other terms or conditions in connection with the transfer of a partial Interest. See License Plan attached as Annex A.

     Cancellation. Each Holder is given the right, pursuant to Chapter 721, Florida Statutes, to cancel the Holder's subscription without any penalty or obligation within ten days from the date the Subscription Agreement is signed, or until ten days after receipt of the Time Share Public Offering Statement, whichever is later. A Holder must notify Charthouse in writing of his/her intent to cancel. A notice of cancellation is effective on the date sent and shall be sent to Charthouse at 250 Patrick Boulevard, Brookfield, Wisconsin 53045. Any attempt to obtain a waiver of the Holder's cancellation rights is unlawful. While the Holder may execute all closing documents in advance, Charthouse's use of the subscription amount by Charthouse before the expiration of the ten-day cancellation period is prohibited.

     Each Holder may also cancel the License Plan at any time after the accommodations or facilities are no longer available, as provided in the License Plan and the Time Share Public Offering Statement, attached as Annexes A and C, respectively. The License Plan contemplates that Holders may have the accommodation unavailable on a temporary basis in order to facilitate repairs, maintenance or emergencies, and the Company will provide alternative accommodations. Such events shall not give rise to a right to cancel the Interest. In the event of any temporary unavailability, the Company will promptly send a written notice of the temporary unavailability notifying Holders of their alternatives.

     Under the License Plan, upon cancellation a Holder will only have the right to receive the amount of the purchase price actually paid less any benefits received, rental revenue from the Rental Pool, and any guaranteed rental arrangement payments. In order to avoid controversies, the Company will use the following rates for calculating benefits on a per-day basis:


                                                    Total for One
                              Assumed Benefit       Unit Week

A    Standard Studio          $ 70.00 per night     $490
B    King Bed Studio          $ 75.00 per night     $525
C    Studio                   $ 85.00 per night     $595
D    1 Bedroom                $120.00 per night     $840
E    1 Bedroom                $130.00 per night     $910
F    Penthouse                $175.00 per night     $1,225

     Therefore, once Holders have held the Interests after a certain period of time, the cancellation right will result in a return of no proceeds. Under the License Plan, Holders' cancellation rights will expire as follows:


        Class                Expiration Date After Purchase

          A                             4.72 yr.
          B                             5.12 yr.
          C                             5.36 yr.
          D                             5.43 yr.
          E                             5.43 yr.
          F                             6.12 yr.

     Holders should not assume that the Charthouse Rental Pool will return these rates.

     Under the License Plan, the Company may rescind the License
Plan and return the net proceeds if 76 Interests are not sold by July 31, 1998. See "Plan of Distribution."

                       CHART HOUSE RESULTS

     The following is a summary of the results of the Chart House
Suites hotel.


                          For the Six
                         Months Ended          For the Years Ended November 30
                         May 31, 1997        1996           1995           1994
                          (unaudited)      (audited)      (audited)      (audited)

Rental Income              $282,215        $452,981       $327,031        $ 72,687

Other Income                  8,675          14,220         14,090          4,154

Total Operating Revenues   $290,890        $467,201       $341,121       $ 76,841

Total Salaries               68,525         127,377         93,648         38,243

Total Direct Expenses        80,622         150,287        141,411        111,056

Total Maintenance
and Repair Expenses           2,958          25,114         37,570         30,917

Total Expenses             $152,105        $302,778       $272,629        $180,216


Excess (Deficiency)
of Operating
Revenues Over
Certain Expenses           $138,785        $164,423       $ 68,492      $(103,375)


Average Unit Week        $      425      $      331      $     249    $        56
Rental Revenue of
All Interests,
After Subtracting
5% Rental Pool Fee
(assuming 52 Unit
Weeks in a Year)


/TABLE

     The above summary for operating revenues and certain expenses reflect income and expenses that are directly attributable to the operations of the hotel complex, and that are not dependent upon a particular owner of the property. As a result, certain expenses which are included in the accounting records of the property are not included in the accompanying financial statements. These expenses are depreciation, amortization, and certain office and administrative expenses.

     Based upon the current level of total expenses for the six months ended May 31, 1997, the break-even rate for the Company is $33.33 per suite per day (on average). Because rates vary, a break even rate in occupancy cannot be determined.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS

     Results of Operations The financial statements included herein present the Chart House Suites hotel operations for approximately 37 months, from its opening on April 21, 1994, through May 1997. The comparative presentation of operations reflects the operation of 25 Units during each period presented.

     Operating revenues for the initial 7.3 months ended November 30, 1994, averaged $105 per room per Unit Week. The average Unit Week operating revenue increased to $262 during the year ended November 30, 1995; $359 during the year ended November 30, 1996, and $470 during the six months ended May 31, 1997. The 1997 increase, however, was achieved during the Winter and Spring months when hotel rates and occupancy are generally expected to be higher than at other times of the year, and therefore, such results are not expected to be indicative of those to be achieved for an entire year ended November 30, 1997.

     The increases in operating revenues from inception are attributable to both increases in the rental revenues charged for occupied rooms and increased occupancy. The average daily room revenue for occupied rooms increased from $53 in 1994 to $67 in 1995, to $77 in 1996, to $89 in 1997. The average occupancy during these periods increased from 26% in 1994, to 54% in 1995, to 65% in 1996 and to 68% in 1997.

     Expenses for the initial 7.3 months in 1994 averaged $247 per Unit Week. The average Unit Week expenses decreased to $210 in 1995, and then increased to $233 in 1996 and $254 in 1997. A large part of this increase was due to the average salary expense per Unit Week, which increased from $53 in 1994 to $72 in 1995, $98 in 1996 and $114 in 1997. The housekeeping staff, certain front desk expenses and management fees are variable expenses. Consequently, salary expenses generally increase as occupancy increases.

     Average direct expenses per Unit Week were $152 in 1994, decreased to $109 in 1995, then increased to $116 in 1996 and $134 in 1997. The direct expenses during the initial 1994 period include costs associated with opening and initially higher advertising expense for the hotel, which resulted in higher average expenses than those experienced in the other periods.

     Repair and maintenance expenses averaged $42 per Unit Week in 1994, compared to $29 in 1995, $19 in 1996 and $5 in 1997.
Many costs associated with furniture, equipment and other interior items were incurred in stages after the opening of the hotel and have decreased over each period.

     As a result of the foregoing, the operating expenses exceeded operating revenue by $141 per Unit Week in 1994. In 1995, operating revenue exceeded operating expenses by $53 per Unit Week, increasing to $126 in 1996 and $231 in 1997.

     The daily revenue for hotel studios and suites by class for the comparative periods was:




                            1997                          1996                          1995

Type of            Low     Average    High       Low     Average    High       Low     Average    High
Unit

Class A           $45        $73      $119      $44        $63      $100       $38       $57       $98
Class B           $45        $75      $119      $45        $63      $100       $40       $61      $104
Class C           $50        $78      $119      $45        $67      $115       $43       $56      $110
Class D           $70       $112      $165      $50        $96      $155       $50       $80      $150
Class E           $75       $119      $165      $55       $118      $155       $50      $101      $155
Class F*          $97       $119      $250      $68        $87      $200       $65       $82      $194
All Classes                  $89                           $77                           $67
 (Average)

*Primarily rented on a monthly basis.

/TABLE

     The average daily occupancy for hotel studios and suites by class for the comparative periods was:



Type of Unit              1997         1996          1995

Class A                   78%          77%           63%
Class B                   74%          69%           58%
Class C                   71%          69%           51%
Class D                   50%          45%           38%
Class E                   61%          61%           59%
Class F                   90%          91%           97%
All Classes (Average)     68%          65%           54%

     The average daily revenue collected for occupied studios and suites fluctuates throughout the year. The range of the average daily revenue by class of rental unit by week fluctuated as follows:


Type of Unit              1997         1996          1995

Class A                   $56-92       $49-79        $49-75
Class B                   $64-89       $55-96        $53-81
Class C                   $64-89       $51-75        $31-78
Class D                   $101-126     $86-113       $67-102
Class E                   $104-134     $105-128      $84-129
Class F                   $73-176      $68-143       $67-131
All Classes               $76-105      $67-95        $57-90
 (Average)


     The average monthly occupancy range for each class of hotel rental unit was:



Type of Unit              1997         1996          1995

Class A                   66-93%       35-92%        31-88%
Class B                   49-92%       52-94%        37-84%
Class C                   51-92%       41-95%        21-82%
Class D                   29-75%       14-91%        19-73%
Class E                   42-84%       30-95%        34-93%
Class F                   63-100%      58-100%       84-100%
All Classes               52-87%       42-90%        39-81%
 (Average)

     Occupancy data for 1994 is not available. The difference in occupancy levels is primarily related to seasonal fluctuations.

     Historical average occupancy levels at the Chart House
Suites hotel were as follows:


Month                1997            1996           1995

January              62%             53%            51%
February             87%             90%            81%
March                85%             90%            80%
April                63%             74%            58%
May                  57%             66%            51%
June                 53%             72%            44%
July                                 66%            58%
August                               61%            42%
September                            63%            39%
October                              54%            51%
November                             54%            43%
December                             52%            42%


Liquidity

     The Chart House Suites hotel operating revenue exceeded operating expenses in every period, except for the initial period ended November 30, 1994. The Chart House Suites hotel was not subject to any mortgage debt during all periods presented, although once the Company buys the hotel, it will owe approximately $1.796 million. Day-to-day operating expenses were paid from operating revenue collected. Future operating expenses of the hotel are anticipated to be met by the annual dues paid by the Holders of the Interests.

     There are no long-term material capital expenditures, obligations or other demands or commitments that might impair the liquidity of the hotel or its costs.

Capital Resources

     As of June 30, 1997, no material commitments existed to make major capital expenditures, other than the purchase of the hotel. Pursuant to the terms of the License Plan, Holders will be subject to special assessment for any capital expenditures, but will not be responsible for amounts arising from the purchase of the Chart House hotel.

Prospective Forward-Looking Information

     It is reasonably likely that historical financial information will not necessarily be indicative of future operating results. To the extent that Unit Weeks are used by Holders, there likely will be an increased future revenue per Unit Week available for rental because fewer rooms will be available for rental.

     In addition, it is anticipated that the average daily collected revenue per Unit Week in the Rental Pool will increase over the historically reported collected revenue to the extent that owners of Interests do not place their Unit Weeks into the Rental Pool (this assumes that the public demand to rent hotel units remains constant). With fewer hotel units available for rent each day, it would be more likely that a higher room rent could be charged for the inventory of hotel studios and suites available each day. A lower supply of hotel studios and suites creates less pressure to discount room in order to obtain occupancy.

     The historically reported financial information indicates that a trend towards higher collected revenue for hotel studios and suites and a trend towards higher occupancy. Management believes that these trends will continue from repeat customers and word-of-mouth advertising.

Environmental Matters

     The Company and the hotel results are subject to various laws and governmental regulation concerning environmental matters and employee safety and health in the United States. U.S. federal environmental legislation having particular impact on the hotel includes the Toxic Substances Control Act; the Resources Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Safe Drinking Water Act and the Comprehensive Environmental Response, Compensation and Liability Act (also known as Superfund). The Company and the Chart House Suites hotel are also subject to the Occupational Safety and Health Administration ("OSHA") concerning employee safety and health matters. The United States Environmental Protection Agency ("EPA"), OSHA and other federal agencies have the authority to promulgate regulations that have an impact on the hotel's operations.

     In addition to these federal activities, various states have been delegated certain authority under the federal statutes.
Many state and local governments have adopted environmental and employee safety and health laws and regulations, some of which are similar to federal requirements. State and federal authorities may seek fines and penalties for violation of these laws and regulations.

     Management of the hotel is committed to a long-term environmental protection program that reduces emissions of hazardous materials into the environment, as well as to the remediation of identified existing environmental concerns.

     Management is not aware of any hidden or unapparent conditions of the property, subsoil or structural conditions which would render the Chart House Suites hotel more or less valuable. Management is not aware of the existence of potentially hazardous materials used in the construction or maintenance of the building, such as urea-formaldehyde foam insulation and/or the toxic waste. Management is not aware of any groundwater contamination, underground methane gas or radon gas. Management believes that the hotel does not produce air emissions or waste water of environmental concern. Management is not aware of any underground storage tanks. Management is not aware of any incidents of spills, dumping or discharges at the property or the presence of hazardous substances. The hotel did not have any expenditures in 1994, 1995 or 1996 for environmental capital projects or for operation and maintenance of environmental protection facilities. Management estimates that during 1997 and 1998 no material amount will be spent on capital projects for environmental protection.

Impact of Inflation

     Although inflation has slowed in recent years, it is still a factor in the economy, and the Company continues to seek ways to mitigate its impact. To the extent permitted by competition, in general, the hotel passes increased costs on by increasing asking hotel rates over time. Management believes that the ability to increase rental rates should offset any adverse effects from inflation on the hotel's cost of operations. Operating revenue reported on the hotel's financial statements have varied in the last three years from $77,000 in 1994 (partial year), to $341,000 in 1995, and $467,000 in 1996. The increasing revenue is due to increases in the hotel rates collected and in the occupancy rate.

     Inflation had no material effect on the results of operations in 1996, 1995 and 1994.

      CERTAIN CHARTHOUSE RENTAL POOL FINANCIAL INFORMATION

     The following summary unaudited financial information sets forth the summary financial information of the Company as adjusted to give effect to the operation of the Rental Pool. The only additional expense assumed is the assumed Rental Pool fee of 5%. The summary unaudited financial information does not purport to be indicative of the results that would have been obtained, results that may be obtained, or the per Interest average results. Actual results will vary week by week. The following should be read in conjunction with the financial information and accompanying notes.

                     CHARTHOUSE RENTAL POOL
                  INCOME STATEMENT (UNAUDITED)


                                         For the
                                           six
                                         Months                       For the Years Ended November 30,
                                          Ended
                                      May 31, 1997                 1996             1995              1994
Rental Income                          $282,215                  $452,981         $327,031          $72,687
Less Property Management Fee (5.0%)     (14,111)                  (22,649)         (16,352)          (3,634)
                                        268,104                   430,332          310,679           69,053

Other Income                              8,675                    14,220           14,090            4,154
Total Revenues                         $276,779                  $444,552         $324,769          $73,207


                               ALLOCATION OF CHART HOUSE RENTAL REVENUES ON AVERAGE AMONG
                                                  CLASSES OF INTERESTS


                                                                    Allocated Income (Using Off-Season Rates and
                                                                         Gross Potential Income) (Unaudited)

                                                                          For the Years Ended November 30,

                                                                         For the six
                                        Total        Off                   Months
                                       Annual      Season       Daily       Ended
                           Number      Rental      Nightly      Gross      may 31,
                             of         Days        Walk-     Potential     1997        1996        1995         1994
                           Rooms/        Per         In        Rental     (26 Unit    (52 Unit    (52 Unit     (52 Unit
                           Suites       Class       Rate       Income      Weeks)      Weeks)      Weeks)       Weeks)

Class A                       6         2,190        $70        $420       $48,741     $78,286     $57,192      $12,892
Class B                       4         1,460        $75        $300       $34,815     $55,918     $40,852       $9,208
Class C                       6         2,190        $85        $510       $59,186     $95,061     $69,448      $15,654
Class D                       6         2,190       $120        $720       $83,556    $134,204     $98,044      $22,100
Class E                       2           730       $130        $260       $30,173     $48,463     $35,404       $7,981
Class F                       1           365       $175        $175       $20,308     $32,620     $23,829       $5,372

                             25         9,125                 $2,385      $276,779    $444,552    $324,769      $73,207

                             DISTRIBUTION PER INTEREST FOR EACH CLASS OF INTERESTS (AVERAGE)

                        ___________Class Total (Unaudited)__________          ______________Per Interest_____________

                           For the                                         For the
               Number    six Months                                      six Months
                 of         Ended            For the Years Ended            Ended            For the Years Ended
              Interests    May 31,              November 30,               May 31,              November 30,

                            1997        1996        1995        1994        1997        1996        1995         1994
                          (24 Unit    (48 Unit    (48 Unit    (48 Unit
                           Weeks)      Weeks)      Weeks)      Weeks)

Class A         36       $44,992     $72,264     $52,793     $11,900     $1,250      $2,007      $1,466         $331
Class B         24       $32,137     $51,617     $37,709      $8,500     $1,339      $2,151      $1,571         $354
Class C         36       $54,633     $87,749     $64,105     $14,450     $1,518      $2,437      $1,781         $401
Class D         36       $77,129    $123,881     $90,502     $20,400     $2,142      $3,441      $2,514         $567
Class E         12       $27,852     $44,735     $32,681      $7,367     $2,321      $3,728      $2,723         $614
Class F          6       $18,746     $30,110     $21,997      $4,958     $3,124      $5,018      $3,666         $826

               150      $255,489    $410,356    $299,787     $67,575


                                                    INCOME STATEMENT

                                         For the
                                       six Months
                                          Ended              For the Years Ended November 30,

                                      May 31, 1997         1996            1995           1994
                                       (Unaudited)       (Audited)       (Audited)      (Audited)

Rental Income                           $282,215         $452,981        $327,031       $ 72,687
Other Income                              8,675            14,220          14,090          4,154

Total Revenues                           290,890          467,201         341,121         76,841

Total Salaries                           68,525          127,377          93,648         38,243
Total Direct Expenses                    80,622          150,287         141,411        111,056
Total Maintenance and Repair Expenses     2,958            25,114          37,570         30,917

                                         152,105          302,778         272,629        180,216

Excess (Deficiency) of Operating
Revenues Over Certain Expenses          $138,785         $164,423        $ 68,492      ($103,375)

Allocation Week-by-Week

     For example, if only two Unit Weeks are left in the Rental
Pool, one Class A and one Class E, and the total rental revenue was $1,000 (after consideration of the 5% Rental Pool fee), the following allocation would result:

          Off Season    Percentage of
          Nightly       Rental Pool for
Category  Walk-in Rate  the Unit Week     Total Rental Allocation

Class A      70              35%                  $  350
Class E     130              65%                     650
            200             100%                  $1,000

This amount would then be paid after the end of the quarter to the particular Holders.


                  CERTAIN OCCUPANCY INFORMATION

     The following unaudited information sets forth the financial results and percentage occupancy for the six months ended May 31, 1997, and for the years ended November 30, 1996 and 1995, respectively. The Company's records do not allow it to present occupancy information and weekly rate information for the year ended November 30, 1994. The Company does not believe the 1994 information or results are material as the Chart House Suites hotel was only beginning operations and did not have any prior operating history.

                    CHART HOUSE SUITES HOTEL
                  RESULTS BY CLASS OF INTERESTS


                     For the Six
                    Months Ended       For the Years Ended
                       May 31,            November 30,

                        1997           1996            1995

Average Occupancy

     Class A             78%            76%             63%
     Class B             74%            69%             58%
     Class C             71%            69%             51%
     Class D             50%            45%             38%
     Class E             61%            61%             59%
     Class F*            90%            91%             97%

Average Unit Week
Rental Amount
(Collected)

     Class A            $509           $438            $397
     Class B            $526           $470            $426
     Class C            $545           $440            $390
     Class D            $783           $670            $563
     Class E            $835           $823            $709
     Class F*           $834           $608            $574

     *Primarily rented on a monthly basis.


               ANNUAL DUES AND SPECIAL ASSESSMENTS

     Each Holder will be responsible for a proportionate share of the annual dues based upon a formula allocating fixed and variable costs (collectively, "Common Expenses") to their category of suites. For the year ended December 31, 1997, annual dues per Unit Week will be $190 for A and B Interests (or $1,520 annually for each Interest), $205 for C Interests (or $1,640 annually for each Interest), $285 for D Interests (or $2,280 annually for each Interest), $305 for E Interests (or $2,440 annually for each Interest) and $365 for F Interests (or $2,920 annually for each Interest). As of the date of the Prospectus, no special assessments are contemplated.

     Under the License Plan, future annual dues and special assessments (unless assessed against a specific or group of Holders as set forth in the License Plan,) will be allocated based upon the following formula:

                         Total Per
                         Interest
                         (Eight Unit
                         Weeks)*                  Total

Class A Interest              .5027%              19.6045%
(all Unit Weeks)
Class B Interest              .5027%              13.0696%
(all Unit Weeks)
Class C Interest              .5424%              21.1522%
(all Unit Weeks)
Class D Interest              .7540%              29.4067%
(all Unit Weeks)
Class E Interest              .8069%              10.4901%
(all Unit Weeks)
Class F Interest              .9657%               6.2769%
(all Unit Weeks)

Total                         4.074%              100.000%

     * The Company will bear a proportionate share of the annual dues and special assessments attributable to any unsold or reacquired Interests and the Unit Weeks retained by it.

     Each Holder shall be responsible for a portion of the annual dues based upon the above formula.

     The amount of annual dues will be set by the Company and cannot increase annually more than 10% of the prior year's dues, exclusive of property taxes and insurance, without an affirmative vote of Holders representing ownership of a majority of Unit Weeks (including weeks owned by the Company). For purposes of such a vote, the Company will vote Unit Weeks associated with unissued Interests or Unit Weeks canceled and reacquired by the Company. An Advisory Committee composed primarily of Holders may be consulted for advice regarding certain management decisions relevant to establishing annual dues. The Company is not bound to follow the advice or recommendations offered therefrom. The Company anticipates that if it acquires the hotel, property taxes may increase by $12,231 (or approximately $75 per Interest).

     The Company will maintain separate accounts for operating and capital expenses. Annual dues shall be based upon the Chart House Suites hotel's requirements for all expenses relating to the operation of Chart House Suites hotel, such as accounting costs, front desk costs, maid service and cleaning, maintenance, repair and replacement of suites and furnishings and all other costs of operating the vacation ownership program (including the Rental Pool and reserves for capital expenses). Expenses may also include, among other things, expenses for cleaning, maintaining, repairing and replacing furnishings in all suites; any deficit from a previous period; creation of a reasonable contingency reserve, surplus and/or sinking fund; payment of real property taxes and any other expenses or liabilities which may be incurred in accordance with the License Plan. See the License Plan attached as Annex A.

     In addition, Charthouse may levy special assessments, as set forth in the License Plan, generally for the purpose of defraying unexpected repairs, costs, expenses or purchases or shortfalls in the collection of assessments from the Holders. Special assessments must be approved by the vote or written assent of a majority of Unit Weeks, unless (a) the assessment, other than a special assessment to restore or rebuild because of damage or destruction to the Chart House Suites hotel does not exceed 5% of the budgeted gross expenses of Chart House Suites hotel for the calendar year; (b) the assessment is a special assessment for the repair or rebuilding of the Chart House Suites hotel, which does not exceed 10% of the budgeted gross expenses of the Chart House Suites hotel for the calendar year in which the assessment is levied; or (c) the assessment is a special assessment against a Holder for the purpose of reimbursing the Company for costs incurred in bringing the Holder into compliance with the provisions of the governing instruments for Chart House Suites hotel.

     A Holder will not be allowed to use or receive rental income from the Charthouse Rental Pool if he fails to timely pay annual dues, special assessments, or installment payments, and, under the License Plan, Charthouse will may rent the suite and retain all income. Under such circumstances, any income received will not offset payments due from the Holder, and the Holder will not be allowed to rent or use the suite until the complete shortfall, with interest, is paid to the Company.


      DIFFERENCES IN ALLOCATING RENTAL POOL AND ANNUAL DUES
                     AND SPECIAL ASSESSMENTS

     Under the License Plan, Holders who participate in the Rental Pool will receive income based upon ratios based upon the Company's arbitrary off-season nightly walk-in rate for each Class of suite and upon the actual number of Unit Weeks for each Class that is participating in the Rental Pool. While arbitrary, these ratios represent the Company's estimate of approximate rental value rates for each Class of Interests, and the relative percentages are fixed for all Rental Pool allocations until December 31, 2040. Because Holders may personally use the Interests or exchange them in RCI's Exchange Program, actual participation rental percentages will vary. Assuming every Interest remains in the Rental Pool for the entire year, the following allocation percentages would apply:


                                                 Off                                                         Total %
                        Number                 Season        Gross                               Total %       Per
                        of         Number      Nightly     Potential               Total %      Per Unit    Interest
                        Studios/     of        Walk-in       Daily      Total %      Per        Week (52     (Eight
                        Suites    Interests     Rate        Revenue    Per Class    Room         Weeks)    Unit Weeks)

Class A                  6           36         $70          $420      17.6101%   2.9350%       0.0564%     0.4515%
Class B                  4           24         $75          $300      12.5786%   3.1447%       0.0605%     0.4838%
Class C                  6           36         $85          $510      21.3836%   3.5639%       0.0685%     0.5483%
Class D                  6           36        $120          $720      30.1887%   5.0314%       0.0968%     0.7741%
Class E                  2           12        $130          $260      10.9015%   5.4507%       0.1048%     0.8386%
Class F                  1            6        $175          $175       7.3375%   7.3375%       0.1411%     1.1289%

                        25          150                    $2,385      100.000%

The actual percentage allocation among Classes of Interests will vary in relation to how many suites are actually placed into the Rental Pool each Unit Week.

     Under the License Plan, annual dues are based upon rates established by the Company's arbitrary conclusion as to what it costs to clean, maintain and operate the suite. For example, the Company believes that the costs will be similar for Class A and B Interests, although, on average and historically, B Interests suites have generated greater per night rental income. Accordingly, the annual dues and special assessments, if any, will be allocated as follows:


                                                                                                             Total %
                                                             Total                 Total %                     Per
                        Number                              Annual                   Per         Total %    Interest
                        of         Number      Annual        Dues     Total % Per   Room        Per Week     (Eight
                        Studios/     of       Dues Per     (52 Unit    Class (52  (52 Unit      (52 Unit      Unit
                        Suites    Interests     Week        Weeks)    Unit Weeks)  Weeks)        Weeks)      Weeks)

Class A                   6           36        $190        $59,280    19.6045%    3.2674%       0.0628%    0.5027%
Class B                   4           24        $190        $39,520    13.0696%    3.2674%       0.0628%    0.5027%
Class C                   6           36        $205        $63,960    21.1522%    3.5254%       0.0678%    0.5424%
Class D                   6           36        $285        $88,920    29.4067%    4.9011%       0.0943%    0.7540%
Class E                   2           12        $305        $31,720    10.4901%    5.2451%       0.1009%    0.8069%
Class F                   1            6        $365        $18,980     6.2769%    6.2769%       0.1207%    0.9657%

                         25          150                   $302,380    100.000%


     As a result of these formulas, the allocation of income will vary week by week depending upon whether Holders leave their Unit Weeks in the Rental Pool. The annual dues will remain a fixed ratio. For comparison, and assuming all Interests remained in the Rental Pool, the following average income and annual dues allocations would result:



                               Rental Pool Participation                Annual Dues Allocations
Interest                        (all Eight Unit Weeks)                  (all Eight Unit Weeks)

                                                   Total %
                                                Per Interest                               Total %
                             Total %             Eight Unit          Total %            Per Interest
                            Per Class               Weeks           Per Class         Eight Unit Weeks

Class A                     17.6101%               0.4515%          19.6045%              0.5027%
Class B                     12.5786%               0.4838%          13.0696%              0.5027%
Class C                     21.3836%               0.5483%          21.1522%              0.5424%
Class D                     30.1887%               0.7741%          29.4067%              0.7540%
Class E                     10.9015%               0.8386%          10.4901%              0.8069%
Class F                      7.3375%               1.1289%           6.2769%              0.9657%
                            100.000%                4.225%          100.000%               4.074%


         PRO FORMA RESULTS WITH VARIOUS OCCUPANCY LEVELS

     The following tables set forth different levels of pro forma income to Holders, assuming all Unit Weeks are in the Rental Pool and the suites are rented for the established off-season, nightly walk-in rate, assuming different levels of occupancy. The Company does not know what rate will be obtained, what occupancy or what will be distributed. Based upon past results, the "off-season, nightly walk-in rate" has not been consistently obtained. The following tables do not represent a prediction of actual results and may not be relied on for that purpose.

                                       CHARTHOUSE SUITES VACATION OWNERSHIP, INC.
                                           PRO FORMA REVENUE FROM RENTAL POOL


                    ________________ASSUMED 100% OCCUPANCY PER WEEK________________

                                                  Off                  Allocated   Allocated
            Number                  Rental      Season       Gross      Rental      Rental
              of         Total       Pool       Nightly     Revenue     Income      Income
           Studios/     Rental     Occupancy    Walk-In    In Rental    by Unit   Eight Unit
            Suites       Days       100.00%      Rate        Pool      by Class      Weeks

Class A        6          42          42          $70      $2,940.00    $490.00    $3,920.00
Class B        4          28          28          $75      $2,100.00    $525.00    $4,200.00
Class C        6          42          42          $85      $3,570.00    $595.00    $4,760.00
Class D        6          42          42         $120      $5,040.00    $840.00    $6,720.00
Class E        2          14          14         $130      $1,820.00    $910.00    $7,280.00
Class F        1           7           7         $175      $1,225.00  $1,225.00    $9,800.00
              25         175         175                  $16,695.00


                                       CHARTHOUSE SUITES VACATION OWNERSHIP, INC.
                                           PRO FORMA REVENUE FROM RENTAL POOL


                    ________________ASSUMED 90% OCCUPANCY PER WEEK________________

                                                  Off                  Allocated   Allocated
            Number                  Rental      Season       Gross      Rental      Rental
              of         Total       Pool       Nightly     Revenue     Income      Income
           Studios/     Rental     Occupancy    Walk-In    In Rental    by Unit   Eight Unit
            Suites       Days       90.00%       Rate        Pool      by Class      Weeks

Class A        6          42       37.80          $70      $2,646.00    $441.00    $3,528.00
Class B        4          28       25.20          $75      $1,890.00    $472.50    $3,780.00
Class C        6          42       37.80          $85      $3,213.00    $535.50    $4,284.00
Class D        6          42       37.80         $120      $4,536.00    $756.00    $6,048.00
Class E        2          14       12.60         $130      $1,638.00    $819.00    $6,552.00
Class F        1           7        6.30         $175      $1,102.50  $1,102.50    $8,820.00
              25         175      157.50                  $15,025.50



                                       CHARTHOUSE SUITES VACATION OWNERSHIP, INC.
                                           PRO FORMA REVENUE FROM RENTAL POOL


                    ________________ASSUMED 80% OCCUPANCY PER WEEK________________

                                                  Off                  Allocated   Allocated
            Number                  Rental      Season       Gross      Rental      Rental
              of         Total       Pool       Nightly     Revenue     Income      Income
           Studios/     Rental     Occupancy    Walk-In    In Rental    by Unit   Eight Unit
            Suites       Days       80.00%       Rate        Pool      by Class      Weeks

Class A        6          42       33.60          $70      $2,352.00    $392.00    $3,136.00
Class B        4          28       22.40          $75      $1,680.00    $420.00    $3,360.00
Class C        6          42       33.60          $85      $2,856.00    $476.00    $3,808.00
Class D        6          42       33.60         $120      $4,032.00    $672.00    $5,376.00
Class E        2          14       11.20         $130      $1,456.00    $728.00    $5,824.00
Class F        1           7        5.60         $175        $980.00    $980.00    $7,840.00
              25         175      140.00                  $13,356.00




                                       CHARTHOUSE SUITES VACATION OWNERSHIP, INC.
                                           PRO FORMA REVENUE FROM RENTAL POOL


                    ________________ASSUMED 70% OCCUPANCY PER WEEK________________

                                                  Off                  Allocated   Allocated
            Number                  Rental      Season       Gross      Rental      Rental
              of         Total       Pool       Nightly     Revenue     Income      Income
           Studios/     Rental     Occupancy    Walk-In    In Rental    by Unit   Eight Unit
            Suites       Days       70.00%       Rate        Pool      by Class      Weeks

Class A        6          42       29.40          $70      $2,058.00    $343.00    $2,744.00
Class B        4          28       19.60          $75      $1,470.00    $367.50    $2,940.00
Class C        6          42       29.40          $85      $2,499.00    $416.50    $3,332.00
Class D        6          42       29.40         $120      $3,528.00    $588.00    $4,704.00
Class E        2          14        9.80         $130      $1,274.00    $637.00    $5,096.00
Class F        1           7        4.90         $175        $857.50    $857.50    $6,860.00
              25         175      122.50                  $11,686.50




                                       CHARTHOUSE SUITES VACATION OWNERSHIP, INC.
                                           PRO FORMA REVENUE FROM RENTAL POOL


                    ________________ASSUMED 50% OCCUPANCY PER WEEK________________

                                                  Off                  Allocated   Allocated
            Number                  Rental      Season       Gross      Rental      Rental
              of         Total       Pool       Nightly     Revenue     Income      Income
           Studios/     Rental     Occupancy    Walk-In    In Rental    by Unit   Eight Unit
            Suites       Days       50.00%       Rate        Pool      by Class      Weeks

Class A        6          42       21.00          $70      $1,470.00    $245.00    $1,960.00
Class B        4          28       14.00          $75      $1,050.00    $262.50    $2,100.00
Class C        6          42       21.00          $85      $1,785.00    $297.50    $2,380.00
Class D        6          42       21.00         $120      $2,520.00    $420.00    $3,360.00
Class E        2          14        7.00         $130        $910.00    $455.00    $3,640.00
Class F        1           7        3.50         $175        $612.50    $612.50    $4,900.00
              25         175       87.50                   $8,347.50



                                       CHARTHOUSE SUITES VACATION OWNERSHIP, INC.
                                           PRO FORMA REVENUE FROM RENTAL POOL


                    ________________ASSUMED 25% OCCUPANCY PER WEEK________________

                                                  Off                  Allocated   Allocated
            Number                  Rental      Season       Gross      Rental      Rental
              of         Total       Pool       Nightly     Revenue     Income      Income
           Studios/     Rental     Occupancy    Walk-In    In Rental    by Unit   Eight Unit
            Suites       Days       25.00%       Rate        Pool      by Class      Weeks

Class A        6          42       10.50          $70        $735.00    $122.50      $980.00
Class B        4          28        7.00          $75        $525.00    $131.25    $1,050.00
Class C        6          42       10.50          $85        $892.50    $148.75    $1,190.00
Class D        6          42       10.50         $120      $1,260.00    $210.00    $1,680.00
Class E        2          14        3.50         $130        $455.00    $227.50    $1,820.00
Class F        1           7        1.75         $175        $306.25    $306.25    $2,450.00
              25         175       43.75                   $4,173.75

The Company does not know what rates will be obtained or distributed. Based upon past results, the "off-season nightly walk-in rate" has not been consistently obtained because of discounts, seasonality and otherwise. The above does not consider the 5% Rental Pool fee.

                  GUARANTEED RENTAL ARRANGEMENT

The following is condensed information concerning the material terms of the Guaranteed Rental Arrangement by Charthouse. References to the provisions of the Guaranteed Rental Arrangement are qualified in their entirety by reference to the text of the Payment and Guarantee Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

General

     As an incentive for early purchasers, Investors who purchase an Interest by [6 months after the Effective Date of the Registration Statement] will receive the right to exchange six Unit Weeks of their Chart House Suites hotel use with the Company and receive the applicable Guaranteed Rental Rate (hereafter "Guaranteed Rates"). Investors who purchase between [6 months and 1 day and 9 months after the Effective Date of the Registration Statement] will receive the right to put four weeks over the life of the Interests to the Company and receive the Guaranteed Rates, subject to the terms and conditions of the Guaranteed Rental Arrangement. Investors who purchase between [9 months and 1 day and one year after the Effective Date of the Registration Statement] will have the right to put two weeks over the life of the Interests to the Company and receive the Guaranteed Rates. Under the terms of the Guaranteed Rental Arrangement, the Investors put right must be exercised by [five years after the Effective Date of the Registration Statement] and is subject to certain terms and conditions. Payments under the incentive agreement are subject to the terms and conditions of the Guaranteed Rental Arrangement described below. Investors purchasing after [one year of the Effective Date of the Registration Statement] will not be able to participate in the Guaranteed Rental Arrangement.

Guaranteed Rates

     The Company agrees to pay the following rates under the Guaranteed Rental Arrangement. Such amounts will be paid within 45 days of the end of the quarter for the particular Unit Week. These rates are the off-season nightly walk-in rates (as of the date of this Prospectus):


                      Guaranteed    Total (Assuming   Total (Assuming  Total (Assuming
                         Rate         Six Weeks)        Four Weeks)      Two Weeks)

Class A            $ 70.00 per night    $2,940            $1,960            $980
Class B            $ 75.00 per night    $3,150            $2,100           $1,050
Class C            $ 85.00 per night    $3,570            $2,380           $1,190
Class D            $120.00 per night    $5,040            $3,360           $1,680
Class E            $130.00 per night    $5,460            $3,640           $1,820
Class F            $175.00 per night    $7,350            $4,900           $2,450

     Holders should not assume that the Rental Pool will generate such rates. The Rental Pool could return higher or lower rates, due to factors such as discounts, corporate rental rates, the 5% rental agent charge and seasonality. The Company does not know what rate will be obtained, what occupancy or what will be distributed. Based upon past results, the "off-season nightly walk-in rate" has not been consistently obtained, taking discounts, corporate rates, and season fluctuations into accounts.

Terms and Conditions of Guaranteed Rental Arrangement

     The Guaranteed Rental Arrangement is subject to the following terms and conditions:

     (1) Holders must give the Company at least 30 days written notice of their intent to put the weeks pursuant to the Guaranteed Rental Arrangement. Thereafter, the Holder may not withdraw the "put" weeks without the consent of the Company.
     (2) The Holders must put entire Unit Weeks to the Company and have paid the corresponding annual dues for the Unit Week.
     (3) The Company will have the exclusive right to use, exchange or rent the suite for the designated Unit Weeks and may collect and retain all revenue arising therefrom.
     (4) Unless waived by the Company, no more than five suites may be put to the Company from all Investors in any one week. In case more than five suites are put to the Company, the Company will accept put requests in the order in which written requests are received. Investors whose put rights are not accepted will be notified within one week of receipt of a letter request.
     (5) All puts must be exercised by [five years after Effective Date of the Registration Statement].
     (6) There must be no action threatened, pending or taken, which makes the Rental Pool or the Guaranteed Rental Arrangement unlawful, or otherwise restricts or prohibits the ability of Charthouse to use the suite.
     (7) The Rental Pool fee of 5% will be owed, and all amounts shown above are exclusive of the rental management fee.
     (8) Holders must elect whether to accept the Rental Guarantee or the Cash Discount (described below) at the time of subscription to purchase the Interests.

Cash Discount

     The Cash Discount allows Holders to elect to receive cash to be used as payment towards the subscription at the time of subscription in lieu of the Guaranteed Rental Arrangement. Under the terms of the Cash Discount, Holders who purchase in the period between [Effective Date] and [6 months after Effective Date] may elect to receive a 5% discount on the subscription amount in lieu of the Guaranteed Rental Arrangement. Investors who purchase between [6 months & 1 day after the Effective Date and Nine Months after the Effective Date] may elect to receive a 3% discount on the subscription amount in lieu of the Guaranteed Rental Arrangement. Holders who purchase between [9 months & 1 day after Effective Date and one year after Effective Date] may elect to receive a 1-1/2% discount on the subscription amount in lieu of the Guaranteed Rental Arrangement.


                              _________Cash Discount_________
     Class                    5%        3%        1-1/2%

       A                      $  925    $  555    $277.50
       B                      $1,075    $  645    $322.50
       C                      $1,275    $  765    $382.50
       D                      $1,825    $1,095    $547.50
       E                      $1,975    $1,185    $592.50
       F                      $3,000    $1,800    $900.00

Right to Amend

     The Company reserves the right to amend the Guaranteed
Rental Arrangement and Cash Discount, provided that any amendment does not reduce the cash benefit to a Holder.

                     LICENSE PAYMENT OPTIONS

     Holders have the option to pay for their Interests either
by:

     Payment in Full. Holders may pay for their Interests in full at the time of subscription by check or by wire transfer, which will be placed in escrow for the 10-day statutory period. Holders can also use financing from other parties to pay for the Interests.

     Installment Payments. Holders may also pay in installments up to 360 months. Holders utilizing this option must pay at least 30% of the net subscription price (after any discounts) at the time of acceptance of the subscription and agree that installment license payments will be paid before the first day of each month with an increased license payment of up to 9% per year on the unpaid balance owing for the Interest (which has the affect of up to 9% interest on the unpaid balance). The Company will offer rates below 9% to Qualifying Decade Investors. See "Plan of Distribution." If a Holder fails to make any payment when due, then such Holder will be in default, and to the extent such default continues, he or she will forfeit all rights, use or otherwise, in the Chart House Suites hotel suite or studio and the Interest. If a Holder is in default on any license payment for a cumulative period of more than six months or has more than three events of default (of any duration), the Company may acquire and cancel the Interest, pursuant to the terms of the License Plan. Because the payments will vary depending upon the amount invested, a schedule of required payments will be provided upon acceptance of subscriptions and after the ten-day cancellation period has been completed.

                                       Example of Amounts of Installment Payments

                                                                                                             Cash
                                                                                                  Total      Price
                                                                         Total                  Payments      Per
                                    30.00%     Maximum                  of All                 Per Rental   Rental
                         Cash        Down      Balance     Monthly      Monthly      Total       Day 43     Day 43
       Class             Price      Payment      Due       Payment     Payments    Payments       Years      Years

         A             $18,500      $5,550     $12,950     $104.20   $37,511.51   $43,061.51     $17.88      $7.68
         B              21,500       6,450      15,050      121.10    43,594.45    50,044.45      20.78       8.93
         C              25,500       7,650      17,850      143.63    51,705.05    59,355.05      24.65      10.59
         D              36,500      10,950      25,550      205.58    74,009.19    84,959.19      35.20      15.16
         E              39,500      11,850      27,650      222.48    80,092.14    91,942.14      38.18      16.40
         F              60,000      18,000      42,000      337.94   121,658.94   139,658.94      58.00      24.91

             SUMMARY OF INCOME AND COSTS TO HOLDERS

     Upon subscription, a Holder will have to pay (1) at least 30% of the purchase price of the Interest, and (2) the corresponding Florida taxes due, including an additional Florida documentary tax for indebtedness due if the installment method is utilized and the Subscription Agreement is executed in Florida. See "Certain Florida Tax Considerations." Assuming no cash discounts are applicable, the following will be due upon subscription:

          Purchase Plan
Class     of Interest         Minimum Due         Florida Taxes

A         $18,500             $5,550              $129.50
B         21,500              6,450               150.50
C         25,500              7,650               178.50
D         36,500              10,950              255.50
E         39,500              11,850              276.50
F         60,000              18,000              420.00

     In order to use the Unit Weeks, a Holder will also have to be current on all annual dues and, if applicable, special assessments and installment payments for the Interests. See "Annual Dues and Special Assessments." Under the Subscription Agreement, Holders agree to pay the annual dues on a monthly basis. Annual dues until December 31, 1998 will be as follows:

          Annual Dues per     Total Annual Dues   Monthly Annual
Class     Unit Week           (Per Interest)      Dues

A         $190                $1,520              $126.67
B          190                 1,520               126.67
C          205                 1,640               136.67
D          285                 2,280               190.00
E          305                 2,440               203.33
F          365                 2,920               243.33

     The Company intends to provide Holders the option to have monthly annual dues amounts withdrawn from his or her checking account. If applicable, special assessments could also be assessed.

     If a Holder pays for his or her Interest on the installment method, there will also be monthly installment payments due.
Assuming the Holder pays installment payments with 9% interest factor submits the minimum down payment and has no cash discounts, the following monthly payment would be due:

                       30%                             Cost For
                      Down      Maximum              Interest Per
        Offering     Payment    Balance    Monthly    Rental Day
Class     Price        Due        Due      Payment    (43 Years)

A       $18,500      $5,550     $12,950    $104.20      $17.88
B        21,500       6,450      15,050     121.10       20.78
C        25,500       7,650      17,850     143.63       24.65
D        36,500      10,950      25,550     205.50       35.28
E        39,500      11,850      27,650     222.48       38.18
F        60,000      18,000      42,000     337.94       58.00


     * Assumes purchase on January 1, 1998, and continued ownership until December 31, 2040.

     A Holder may be able to generate rental from the Rental Pool and, if appropriate, the Guaranteed Rental Arrangement. Based upon past results, the following would have been distributed on average:


Average of Distributions per Interest

         Guaranteed    For the Six        For the Years Ended November 30,
           Rental     Months Ended
         Arrangement     May 31,

          Per Unit     1997 (Four     1996 (Eight    1995 (Eight    1994 (Eight
Class       Week)      Unit Weeks)    Unit Weeks)    Unit Weeks)    Unit Weeks)

A           $490         $1,250         $2,007         $1,466          $331
B           $520         $1,339         $2,151         $1,571          $354
C           $595         $1,518         $2,437         $1,781          $401
D           $840         $2,142         $3,441         $2,514          $567
E           $910         $2,321         $3,728         $2,723          $614
F         $1,225         $3,124         $5,018         $3,666          $826

     The Company is unable to forecast what results will actually be obtained, and different results may occur. The foregoing example is based on historical Chart House results and does not include the 5% Rental Pool fee. Actual results may differ significantly.

                 DETERMINATION OF OFFERING PRICE

     The offering price per Interest has been determined solely by the Company on the basis of its belief of the price at which the Interests will be marketable. It has not been calculated based upon any method considering net worth, earnings, appraisals or other established investment criteria of value. Accordingly, there can be no assurances that the Interests offered hereby can be resold at or in excess of the offering price, if at all.
There is no organized market for the trading of the Interests offered herein, and none is expected to develop.

                         USE OF PROCEEDS

     Assuming that the maximum number of Interests offered hereby are sold, the gross proceeds from the sale will be approximately $4,248,000 (exclusive of offering expenses estimated at $250,000 and sales commissions of $297,300). Guaranteed Rental Arrangement payments are estimated to be a maximum of $601,020 (assuming everyone purchases in the first six months and does not select the cash discount). The Company intends to pay this obligation from rental income generated from the Charthouse Rental Pool for the Unit Weeks it has available for rental. In the event those funds are not sufficient, the Company believes it still will have sufficient working capital to meet its obligations. Its sole shareholder intends to invest additional funds in order to pay offering costs or to fund the Guaranteed Rental Arrangement, if necessary. Charthouse plans to use all of the remaining net proceeds of this Offering to pay for the property and retain as working capital.

     The Company intends to use the net proceeds in the following order: (i) to pay offering, RCI membership and other costs (estimated at $350,000), (ii) to pay taxes on taxable revenue from the sale of the Interests (the Company cannot estimate this amount because it depends upon when amounts for Interests are received), (iii) to repay the cost of the Chart House Suites hotel (estimated at approximately $1,800,000) and (iv) to use for working capital.

                      PLAN OF DISTRIBUTION

     As of the date of this Prospectus, the Interests are available only for purchase in the States of Florida and Wisconsin. Retirement plans and individual retirement accounts may not purchase the Interests.

     The Interests are being offered by the Company through Decade Securities Corporation, an affiliate of the Company, on a best-efforts basis. The minimum subscription is one Interest, although the Company reserves the right to issue fractional Interests. Decade Securities Corporation will receive a commission of 7% of the offering price on all sales, even if financed. Decade Securities Corporation may authorize certain other broker-dealers ("Soliciting Dealers") who are members of the National Association of Securities Dealers, Inc. ("NASD") to sell Interests. In the event of sale by such Soliciting Dealers, Decade Securities Corporation will pay them from its own commission a negotiated commission, not to exceed 7% of the gross proceeds of such sales. These arrangements are set forth more fully in the Soliciting Dealer Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part. All subscriptions are subject to approval by the Company, and the Company does not intend to impose any minimum suitability standards, although Decade Securities Corporation will only accept purchasers from Holders with either (1) a net worth in excess of $30,000, or (2) an annual income in excess of $30,000. All funds received by Decade Securities Corporation will be held in escrow, pursuant to the escrow agreement with William Atkinson, a Florida real estate broker, until the ten-day cancellation period ends. During this ten-day period, a purchaser will have the right to rescind the transaction and receive a return of all monies (less amounts for any benefits). No wholesaling fees will be paid. After the escrow period, funds will be remitted to the Company for its use. See "Use of Proceeds." Under the Soliciting Dealer Agreement. The Company is offering sales representatives bonus Unit Weeks for the sale of three Interests or more.

     The Company has reserved the right to repurchase all Interests if fewer than 76 Interests are sold by July 31, 1998. The Company is not obligated to exercise this right, and the number 76 is an arbitrary amount selected by the Company. If the Company exercises this right, Holders will be refunded all of their licensing payments paid to the Company, less any amounts received under the Guaranteed Rental Arrangement and amounts received from renting the suite or using the suite from the Rental Pool. Holders will also be refunded any prepayments for annual dues for periods after July 31, 1998. If the Company exercises the right, it will send written notice to the Holders by August 31, 1998 and forward any amounts owing, along with an unaudited schedule of the calculated net amounts owing to Holders.

     The Company has agreed to indemnify Decade Securities Corpo-ration and the Soliciting Dealers against certain liabilities, including liabilities under the Securities Act of 1933, provided, however, that any indemnification by the Company of Soliciting Dealers shall be limited to expenses incurred in a successful adjudication on the merits of each count involving alleged securities laws violations or in defense of a claim dismissed with prejudice on the merits by a court of competent jurisdiction, and the court approves indemnification of such expenses. The Soliciting Dealers have severally agreed to indemnify the Company against certain such liabilities.

     Interests may be purchased by Qualifying Decade Investors net of any sales charge and/or, if utilizing the installment method for Interests, at a lower rate of assumed interest. A Qualifying Decade Investor means a person who owns a partnership interest in an entity in which Jeffrey Keierleber is an affiliate of or the general partner.

                        HOW TO SUBSCRIBE

     The Interests are being offered by Decade Securities Corpo-ration, an affiliate of the Company, and by certain Soliciting Dealers. Decade Securities Corporation and certain Soliciting Dealers may be compensated with up to 7% commission for each Interest sold. See "Plan of Distribution."

     In order to acquire an Interest, interested parties must execute a Subscription Agreement and agree to be bound under the License Plan and the Rules and Regulations for Chart House Suites Hotel adopted by the Company. All subscribers are subject to the review, approval and acceptance by the Company, whose decision shall be final. Upon subscription, a potential purchaser must pay at least 30% of the net subscription for the Interests, after consideration of all discounts, plus any applicable taxes.


            SUMMARY OF PROMOTIONAL AND SALES MATERIAL

     Sales materials may be used in connection with this Offering only when accompanied or preceded by the delivery of this Prospectus. Such sales materials may include a booklet, slides, films, "fact" sheets, articles, publications and brochures describing the Offering, the Company and the Chart House Suites hotel. The Company may also provide information, which has been provided by RCI. The offering is made only by means of the Prospectus (including all annexes) and the Time Share Public Offering Statement (attached as Annex C).

                         CAPITALIZATION

     The following table sets forth the capitalization of the Company, as of June 30, 1997. The table should be read in conjunction with the Company's financial statements, including the related notes thereto, appearing elsewhere in this Prospectus.


     Long-Term Debt                             $0
     Shareholder's Equity:
               Common Stock                    100
               Paid In Capital              99,900
               Retained Earnings                 0
                                          $100,000

The Company believes that it will have sufficient funds to provide the services through the receipt of annual dues and special assessments, if any. For additional information on the Company see the enclosed financial statements and footnotes.


                           MANAGEMENT

Directors and Executive Officers

     Following is information with respect to directors and executive officers of the Company.

          Name           Age  Position with the Company

     Jeffrey Keierleber  44   President, Treasurer and Sole
                              Director

     Michael G. Sweet    47   Secretary

     The following provides additional information on officers and others who may provide services to the Company pursuant to agreements. It is anticipated that officers will not spend more than 10% of their time on matters relating to the Company.

     Jeffrey Keierleber, (age 44) President, Treasurer and sole Director of the Company, graduated with a B.B.A. in 1975 and an M.B.A. in 1977 from the University of Wisconsin system. Since that time, Mr. Keierleber has worked in the real estate field and has been actively involved in property management, real estate syndication, investment, acquisitions, liquidations, limited partnership management and broker/dealer relations. Mr. Keierleber holds Series 22 and 63 securities licenses from the NASD. Over the past 20 years, Mr. Keierleber has been involved in acquisitions of investment property having a market value of over $150,000,000, and has assisted in the structuring of more than 35 limited partnerships, both private placements and public offerings. These partnerships have invested in real estate located in the Midwest and the Southeast of the United States. Mr. Keierleber is a licensed real estate broker and securities agent. He is on the board of directors of the corporate general partner for various limited partnerships and serves as general partner in limited partnerships sponsored by affiliates of Decade Companies. Mr. Keierleber is the sole owner of the Company and is the president and treasurer of Decade Properties, Inc. He is the principal and managing general partner of Decade Companies, a partnership that manages other limited partnerships.

     Michael G. Sweet, (age 47) Secretary of the Company, is a Certified Public Accountant and is the Secretary of the Decade corporate entities. Mr. Sweet has a BS degree with an accounting major from Marquette University in Milwaukee. Prior to joining Decade in 1982, Mr. Sweet spent ten years in public accounting. Among other certifications, Mr. Sweet holds a Series 27 and 39 licenses. He is a member of both the American Institute of Certified Public Accountants and the Wisconsin Institute of Certified Public Accountants.

     Steven Cooper (age 53), is a Certified Property Manager and has served as Vice-President of Decade Properties, Inc. Mr. Cooper has over 18 years of property management experience and has had responsibility for over 100 multi-family properties containing over 22,000 units located in 14 states. During the seven years prior to joining Decade in 1989, he served as Vice-President of Jacques-Miller, Inc. in Nashville, Tennessee from July, 1986 to December, 1988, including serving as President of Harvey Freeman and Sons, Inc. from January, 1987 to December, 1988; he was Vice-President of New Homes Management Services Inc. of Tampa, Florida from September, 1982 to May 1986. He received a BS Degree from Purdue University in Lafayette, Indiana.

     Joseph Lawlor (age 32), is the General Manager of Holiday Inn Harborside Landing Hotel/Marina (also owned by an affiliate of Jeffrey Keierleber) in Indian Rocks Beach, Florida and Chart House marina in Clearwater Beach, Florida. He supervises and manages the day-to-day operations of both Holiday Inn Harborside and Chart House. Mr. Lawlor joined Decade Properties, Inc. in January 1995 and has more than eight years experience in the hotel management and operations field.

     R. Wayne Shaw (age 49) is Regional Manager of Florida properties for Decade Properties, Inc. In this capacity, he is responsible for income and expense budgeting and implementation, supervision and training of on-site management staffs and inspection of residential acquisitions in the area. Before joining Decade in November 1988, Mr. Shaw served as President/Operations Manager of Home America Property Services, Inc. in Tampa, Florida from 1983 to 1987, where he supervised operation of 1,500 residential apartment units. He is a member of the Institute of Real Estate Management (IREM), and he recently held the position of Director of the Tampa Apartment Association. Mr. Shaw received an Associates Degree in Business Management from Lake City Junior College in 1967. He also holds a Florida real estate license.

Executive Compensation

     None of the Company's officers or directors receive any compensation from the Company. They are compensated by Decade Properties, Inc. They will devote such time to Company matters as necessary, but will also be engaged in a variety of other real estate projects and businesses.

Advisory Committee

     The Company will establish an Advisory Committee, composed of five to nine Holders, which will review the Company's annual dues and advise on hotel operations. Such advice is solely for the benefit of the Company and is not binding upon it. Costs of operating the Advisory Committee will be part of the annual dues. As of the date of this Prospectus, no members of the committee have been selected. It is intended that all members will serve for one-year terms, without compensation, and that they may be reappointed without limitation.


                     DECADE PROPERTIES, INC.

     Decade Properties, Inc., a Wisconsin corporation, was formed in 1980 and is solely owned by Jeffrey Keierleber. Mr. Keierleber is also the sole director and President of Decade Properties, Inc. Michael G. Sweet, Secretary of the Company, is also secretary of Decade Properties, Inc. See " Management." Decade Properties, Inc. will be property manager for the Company and operate the Rental Pool, pursuant to agreements with the Company.

     Decade Properties, Inc. is property manager to 17 apartment complexes, consisting of approximately 2,600 apartment units, located in Florida and Wisconsin. Decade Properties, Inc. currently manages two hotels located in Florida, Chart House Suites hotel, located in Clearwater, Florida and Holiday Inn Harborside, located in Indian Rocks Beach, Florida. The Company has entered into an agreement with Decade Properties, Inc. for the management of the Chart House Suites hotel until December 31, 2040 for a fee of $2,500 a month (such fee to increase by the CPI index increase on the first of each year beginning January 1,
1998) plus reimbursement of expenses. Decade Properties, Inc. will also manage the Rental Pool for a fee equal to 5% of the rental revenue plus, as part of the annual dues, reimbursement of its expenses in operating the Rental Pool. See "The Interests." Decade Properties, Inc. may also enter into individual property management agreements with Holder of partial Interests. The property management agreement provides for a payment to Decade Properties, Inc. equal to the present value rate (using an 8% discount rate) of the property management and Rental Pool fees that would have been owed through December 31, 2040 in the event Decade Properties, Inc. is removed as the property manager. The Company is unable to calculate how much would be owed in such event.

       CONFLICTS OF INTEREST OF MANAGEMENT AND AFFILIATES

Services To Be Provided by Decade Properties Inc.

     Decade Properties Inc., is a licensed real estate broker and is engaged in real estate management business. Decade
Properties, Inc. will be providing rental pool and property management services.

Services Which May be Provided by DPI Construction Corp.

     DPI Construction Corp. ("DPIC"), an affiliate of the Company, is engaged in the general contracting business. The Company may enter into Agreements with DPIC whereby DPIC will provide services in connection with renovation and remodeling work on the Chart House Suites hotel. Any such services will be at rates comparable to those charged for comparable services by unaffiliated contractors in the same geographic area.

Reimbursable Expenses

     All expenses of the Company and Chart House Suites hotel will be billed directly to and paid by the Company to the extent practicable. Decade Properties, Inc. and affiliates will be reimbursed for the cost of goods and materials used by or for the Company and Chart House Suites hotel including the following general functions of the Company: Company operations and accounting, investor communications, and documentation, legal and tax services, computer services, risk management (insurance), and other expenses, and other operational and administrative expenses necessary for the prudent operation of the Company. The reimbursed costs will be at actual prices, including allocations of overhead of Decade Properties, Inc. and its affiliates. The Company intends to have an annual audit of the annual dues and reimbursed expenses, as required by Chapter 721, F.S. and believes that these services will be at rates comparable to those charged by others for similar services. There are no limits on the amount of reimbursement.


Charthouse

     The Company will only receive revenue or income up to payments for its Interests, including installment payments for Holders that decide to pay over up to 360 months, and any revenue from the Charthouse Rental Pool for its Unit Weeks or the sale of its Unit Weeks.

Competition

     Affiliates of the Company own another hotel, affiliated with Holiday Inns, which might compete with the Chart House Suites hotel. The Company believes that each hotel attracts a different class of tourist, with Chart House attracting individuals who want to rent in Clearwater Beach and the others who will lodge approximately 5 miles from Clearwater Beach in a larger nationally affiliated hotel. It is probable that the two hotels could compete, and Investors should consider the possible conflicts of interest that arise from operating two hotels within 5 miles.


               CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     Set forth below is a summary of certain federal income tax considerations related to the offering. In the opinion of Quarles & Brady, in its capacity as tax counsel to the Company, the discussion which follows summarizes the material United States federal income tax consequences of the purchase, ownership and disposition of Interests. Except as otherwise stated in the summary that follows, tax counsel has rendered an opinion on each specific federal income tax consequence.

     This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), and on judicial decisions, U.S. Treasury regulations (the "Regulations"), and IRS rulings and other administrative materials interpreting the Code, all of which are subject to change, possibly on a retroactive basis. The authorities on which this summary is based are subject to various interpretations, and the opinions of tax counsel are not binding on the IRS or the courts, either of which could take a contrary position. Except as noted with respect to characterization of an Interest as a dwelling unit under Section 280A of the Code, no rulings have been or will be sought from the IRS with respect to the transactions described herein. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court will not sustain such a challenge.

     The discussion below is general and does not address all federal income tax considerations that may be relevant to a particular Holder of an Interest. In addition, except as specifically stated herein, this summary does not address the federal income tax consequences of the purchase, ownership or disposition of Interests by foreign investors or by investors that may be subject to special tax treatment (such as banks, thrift institutions, real estate investment trusts, regulated investment companies, insurance companies, other financial institutions and tax-exempt organizations). In addition, taxes other than federal income taxes, such as foreign, state and local taxes, and federal estate and gift taxes, may affect a Holder's investment in an Interest. Controversy and uncertainty exist in many areas of the federal income tax law which may affect the structure and operation of the Company and a Holder acquiring and holding an Interest. Accordingly, there can be no assurance that some of the views expressed herein will not be challenged by the IRS.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT, AND MUST DEPEND UPON, THEIR OWN TAX ADVISERS WITH RESPECT TO THE TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF INTERESTS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATIONS AND POTENTIAL CHANGES IN APPLICABLE LAW, INCLUDING THE APPLICATION OF STATE AND LOCAL, FOREIGN AND OTHER TAX CONSIDERATIONS.


Entity Status of License Plan

     Subject to the discussion below of "Entity Status of Rental Pool," in the opinion of tax counsel, it is more likely than not that the license that a Holder will acquire from the License Plan (the "License") creates a separate contractual relationship between the Company and each Holder, and the sum of such separate relationships does not create an entity for federal income tax purposes.

     A separate entity exists for tax purposes under Section 301.7701-1(a)(2) of the Regulations if the participants in a joint venture or other contractual arrangement (1) carry on a trade, business, financial operation, or venture, and (2) divide the profits therefrom. Holders may keep their Unit Weeks in the Rental Pool, withdraw their Unit Weeks and use them personally, withdraw their Unit Weeks and directly rent them to others, or withdraw their Unit Weeks and rent them to others through a rental agent. In addition, certain Holders who purchase Interests during the applicable time period may elect the Guaranteed Rental Arrangement. Annual dues and other related costs, expenses and reserves incurred in connection with Chart House Suites hotel will be charged proportionately to all Holders, regardless of how their Unit Weeks are utilized. Subject to the discussion below of "Entity Status of Rental Pool," in the opinion of tax counsel, it is more likely than not that the license that a Holder will acquire from the License Plan creates a separate contractual relationship between the Company and each Holder, and the sum of such separate relationships does not create an entity for federal income tax purposes.

Entity Status of Rental Pool

     The Rental Pool involves a sharing of gross revenues (less the 5% rental fee) among various Holders. The IRS may contend that the Rental Pool constitutes a joint venture or other contractual arrangement engaged in a trade, business, financial operation or venture for joint profit whose participants consist of those Holders that utilize the pool and the Company if it places unsold Unit Weeks that it owns in the rental pool. Although the issue is not free of doubt, tax counsel is of the opinion that it is more likely than not that the IRS could successfully make such a contention.

     If an entity is created by the Rental Pool, the federal income tax consequences to a Holder of an Interest will depend on whether the entity is classified as a corporation or a partnership. If the entity is classified as a partnership for federal income tax purposes and is not a "publicly traded partnership," it will not be subject to any federal income tax. Instead each Holder that participates in the Rental Pool will be subject to tax on his or her allocable share of the entity's income and gain. However, deduction of expenses related to a Holder's Interest is subject to many important limitations discussed below.

     If the deemed entity is classified as a corporation or as a "publicly traded partnership," each Holder that participates in the rental pool will be treated as a shareholder of a corporation and (1) the taxable income of the entity will be subject to the federal income tax imposed on corporations, (2) items of income, gain, loss and deduction will not flow through to the Holders to be accounted for on their individual federal income tax returns, and (3) distributions, if any, will be treated as corporate distributions to Holders, some or all of which might be taxable as dividends. Certain "publicly traded partnerships" are taxable as corporations. A publicly traded partnership for these purposes is a partnership whose interests are traded on an established securities market or are readily tradeable on a secondary market or its economic equivalent. No Interests, including Interests held by Holders that participate in the Rental Pool, will be traded on an established securities market. Furthermore, it is not expected that any Interests will be readily tradeable on a secondary market or its economic equivalent. However, due to the factual nature of such a determination, no assurances can be given that such a market may not develop.

     An entity engaged in a trade or business for profit is classified as partnership if (1) it has at least two members, and (2) it is not classified as a corporation. An entity is classified as a corporation if it is described as a corporation under federal or state law. In addition, an entity may elect to be taxed as an association taxable as a corporation if the entity has at least two members.

     The Company does not intend to seek a ruling from the IRS that the relationships created by the Rental Pool create an entity engaged in a trade, business, financial operation or venture for joint profit for federal income tax purposes. In addition, the Company does not intend to file an election to treat the relationships created by the Rental Pool as a corporation taxable as an association. Consequently, in the opinion of tax counsel, any deemed entity will be taxed as a partnership. No assurance can be given that the IRS will not successfully challenge the tax status of the relationships in connection with an audit of the returns of the Company, any of the Holders or the Rental Pool, or that changes in the tax laws will not significantly modify the statements expressed herein. Prospective Holders should consult with, and must depend on, their own tax advisor concerning detailed application of partnership tax rules to their specific tax situations.


Returns of Rental Pool

     The Rental Pool will file annually a partnership information return on IRS Form 1065 and provide to each Holder that participates in the pool a Schedule K-1 indicating such Holder's allocable share of the rental pool's income, gains, losses, and deductions as determined for federal income tax purposes. If the information returns filed by the Rental Pool are audited, any adjustments to items will be made to the Rental Pool level in unified proceedings before the IRS and the courts, rather than in separate proceedings involving each Holder. There can be no assurance that the rental pool will not be audited and that adjustments will not be made.

Income Tax Characterization of Interests

     The IRS has declined to issue a ruling on whether an Interest will be classified as a license, a lease or a conveyance of real property for federal income tax purposes.

     In a previous, nonbinding administrative ruling, the IRS has characterized a vacation license as a contract to provide future services much like that of a hotel reservation, but for a much longer period of time. In distinguishing a vacation license from a lease or conveyance of real property, the IRS noted that a vacation license holder has the right to receive future hotel-like services and generally does not have a right to occupy specific premises during a determinable period of time. In contrast, the IRS noted that both a conveyance of real property and a lease grant a right to occupy a defined physical area or specific premises for a fixed or determinable time.

     Because of the uncertainty of the law in this area and because characterization of an Interest may vary depending upon the type of Interest purchased, tax counsel is unable to express an opinion as to whether an Interest will be classified as a license, a lease or a conveyance of real property. Holders must consult with, and depend upon, their own tax advisors with specific reference to their own tax situations in determining the characterization of an Interest.

Taxation of Holders

     Regardless of whether an Interest is characterized as a license, lease or conveyance of real property, each Holder will be liable for federal and applicable state and local income taxes on any income earned by his or her Interest, including any allocable share of income from the Rental Pool. A Holder's right to deduct, and the extent to which he or she may deduct, expenses associated with ownership of an Interest, including any allocable share of deductions and losses from the Rental Pool, will vary and may depend on (1) how the Interest is used by the Holder, and (2) how similar Interests are used by other Holders.

Personal Use of Interest

     Generally, if a Holder makes personal use of his or her Interest, any expenses incurred in connection with the acquisition, ownership, and disposition of the Interest will not be deductible for federal income tax purposes regardless of whether the Interest is characterized as a license, a lease or conveyance of real property. In certain circumstances, as discussed in the immediately succeeding paragraphs, a Holder may be allowed a deduction for interest expense incurred in connection with the acquisition of an Interest.

     Generally, a Holder who finances the acquisition of an Interest that will be used for personal purposes will not be entitled to deduct the interest expense associated with the debt regardless of whether the Interest is characterized as a license, lease or conveyance of real property because such interest will be characterized as "personal interest" under Code Section 163(h). The interest expense, however, will be deductible as "qualified residence interest" under Code Section 163(h) if an Interest is treated as a "qualified residence." If an Interest is a license or a lease for income tax purposes, it will not be treated as a "qualified residence." If an Interest is characterized as a conveyance of real property for income tax purposes, it may be treated as a "qualified residence" under certain circumstances. However, tax counsel believes it is unlikely that the IRS would characterize an Interest as a conveyance of real property. Holders should consult with and must depend upon their own tax advisors in determining whether an Interest is a "qualified residence" for purposes of Section 163(h).

     Alternatively, if a Holder finances the acquisition of an Interest with debt qualifying as "home equity indebtedness" under Code Section 163(h), the interest expense associated with such debt will be deductible for tax purposes regardless of whether an Interest is characterized as a license, lease or conveyance of real property. Holders should consult with and must depend upon their own tax advisors in determining whether any debt used to acquire an Interest is "home equity indebtedness" under the Code.


Rental Arising From Unit Weeks

     If a Holder rents all or part of his or her Unit Weeks, including rentals through the Rental Pool, to a third party, the extent to which he or she may deduct expenses incurred in connection with the renting of such Unit Weeks will depend upon: (1) whether the rights obtained under an Interest constitute a "dwelling unit" (Code Section 280A); (2) whether the rental activity is engaged in with the intent of making a profit (Code Section 183); (3) whether the expenses are incurred in connection with the production of income or for the management, conservation, or maintenance of property held for the production of income (Code Section 212) or whether the expenses are incurred in connection with a trade or business (Code Section 162); (4) whether the rental activity is a "passive activity" (Code Section 469); and (5) whether the "at-risk" rules apply (Code Section 465). The impact of the characterization of an Interest as a license, lease or conveyance of real property on these determinations is separately discussed with respect to each limitation rule in the succeeding sections.


Section 280A.

     Code Section 280A, which applies to a "dwelling unit" used by a taxpayer as a residence, limits the deduction of allocable expenses (other than those expenses that are otherwise deductible even if an Interest is used for personal use) to rental income from the "dwelling unit." If a "dwelling unit" is not used as a residence, the taxpayer may use his or her deductions to offset other income to the extent such expenses exceed rental income. Code Section 280A applies to individuals, partnerships, trusts, estates, and S corporations. Code
Section 280A does not apply to a regular corporation, except in its capacity as a member of a partnership or S corporation or as a beneficiary of a trust or estate.

     Code Section 280A also establishes an expense allocation fraction to be used in apportioning deductions between personal and business use of a property to which Code Section 280A applies. The expense allocation formula permits deduction of the fraction of the expenses associated with the property (other than those that are otherwise deductible even if a property is used for personal use) of which the numerator is the days the property is actually used for business and the denominator of which is the total of the days the property is actually used (either for business or personal use). With respect to time sharing arrangements, all owners usage is aggregated in determining the numerator and denominator of the fraction. This allocation formula applies if a property is used for personal use on even one day. If an Interest is a "dwelling unit," it is likely that Interests held by other Holders would be aggregated with the Interest held by a particular Holder, with the result that even a Holder that never uses an Interest for personal purposes would, nevertheless, have otherwise deductible expenses reduced pursuant to Code Section 280A causing such Holder to be unable to fully offset rental income by allocable expenses.

     Code Section 280A only applies to "dwelling units." A "dwelling unit" is defined by the Code and related Regulations as a house, apartment, condominium, mobile home, boat or similar property, that provides basic living accommodations such as sleeping space, toilet and cooking facilities. The Code Section 280A definition of "dwelling unit" is broad and characterization of property for purposes of Code Section 280A is not affected by local law which classifies property as other than a "dwelling unit." Further, it is unlikely that the determination of what constitutes a "dwelling unit" is dependent upon the characterization of an Interest as a license, lease or conveyance of real property. Because of the uncertainty in characterizing an Interest as a license, lease or conveyance of real property and because of the uncertainty of the law in connection with Code Section 280A, the Company has requested a ruling from the IRS that an Interest and the rights afforded a Holder under a License do not constitute a "dwelling unit" under Code Section 280A. However, no assurances can be given that the IRS will find that an Interest and related License are not a "dwelling unit.

     Even if an Interest and the accompanying rights under the License do not constitute a "dwelling unit" within the meaning of Code Section 280A, a Holder may still be unable to deduct expenses incurred in connection with the renting of all or part of his or her Unit Weeks. Deduction of such expenses may be further limited depending upon: (1) whether the rental activity is engaged in with the intent of making a profit (Code Section 183); (2) whether the expenses are incurred in connection with the production of income or for the management, conservation, or maintenance of property held for the production of income (Code Section 212) or whether the expenses are incurred in connection with a trade or business (Code Section 162); (3) whether the rental activity is a "passive activity" (Code Section 469); and (4) whether the "at-risk" rules apply (Code Section 465).

Section 183

     Regardless of whether an Interest is characterized as a license, lease or conveyance of real property and subject to the limitations imposed by Code Section 280A if an Interest constitutes a "dwelling unit," Code Section 183 will allow a Holder to deduct losses incurred in connection with the renting of his or her Unit Weeks, including rentals through the Rental Pool, only if the renting of the Unit Weeks is engaged in with the intent and reasonable expectation that the activity will produce a taxable profit within a reasonable period of time. If the rental activity is not engaged in for profit (so-called "hobby losses"), expenses associated with the activity are deductible only to the extent of income produced by the activity (and are also subject to the Code Section 280A limitations as previously described if an Interest constitutes a "dwelling unit"). Losses disallowed under Section 183 are not merely suspended but are permanently denied.

     Those expenses, if any, that are deductible even if an Interest is used for personal use are deductible regardless of whether they exceed the revenue produced by renting an Interest. (See "Personal Use of Interest" for a discussion of those expenses that may otherwise be deductible.) These expenses, however, reduce the amount of hobby income against which other hobby expenses can be offset. To the extent there is remaining hobby income after reduction for these expenses, other expenses may be deducted to the extent of remaining hobby income. These deductions must be adjusted for personal use, however, and are subject to the two-percent limitation on miscellaneous itemized deductions under Code Section 67(a). The Regulations under Code Section 183 provide rules for (1) allocation of expenses to the specific categories of expenses described in this paragraph, and (2) adjustment of certain expenses for personal use.

     In determining whether an activity is engaged in for profit,
Section 1.183-2 of the Regulations provides that all facts and circumstances are to be taken into account and no one factor or adding up of factors is to be determinative. The Regulations list nine factors that should normally be taken into account, but caution that other factors may also be considered. The nine factors listed in the Regulations are:

     1. The manner in which the taxpayer carries on the activity, i.e., whether it is businesslike, whether complete and accurate books and records are maintained, and whether it is carried on in a manner that is substantially similar to activities of the same nature carried on by others at a profit.

     2.   The expertise of the taxpayer or his advisors.

     3. The time and effort expended by the taxpayer. The fact that the taxpayer devotes a limited amount of time to an activity does not necessarily indicate a lack of profit motive where the taxpayer employs competent and qualified persons to carry on the activity.

     4. The expectation that assets used in the activity may appreciate in value. If the taxpayer seeks to rely on asset appreciation as a basis for determining that renting is engaged in for profit, the holding of an Interest for appreciation and the renting of it may well be deemed two separate activities, thereby disallowing any deductions for maintenance and operating expenses, but allowing deduction of expenses directly attributable to holding an Interest. However, if the rental income exceeds the operating, maintenance, and other costs not directly attributable to the holding of an Interest so as to reduce the net costs of holding the Interest for appreciation, a single activity of owning and operating the Interest should be recognized. The Regulations under Code Section 183 provide rules for allocating expenses between activities in circumstances in which such allocation is required.

     5. The success of the taxpayer in carrying on other similar or dissimilar activities.

     6. The taxpayer's history of income or losses with respect to the activity. A series of losses during the initial or start-up stage of an activity may not necessarily be an indication that the activity is not engaged in for profit, particularly where the realization of profit within a reasonable time occurs.

     7.   The amount of occasional profits, if any, which are earned.

     8. The financial status of taxpayer, i.e., whether or not he or she has substantial income against which operating losses can be offset, generating a tax benefit, which factor normally will be adverse to the taxpayer, especially if there are personal or recreational elements involved.

     9. Elements of personal pleasure or recreation. The presence of personal motives in carrying on of an activity may indicate that the activity is not engaged in for profit, especially where there are recreational or personal elements involved. On the other hand, a profit motivation may be indicated where an activity lacks any appeal other than profit. It is not, however, necessary that an activity be engaged in with the exclusive intention of deriving a profit or with the intention of maximizing profits. An activity will not fail the profit motive test merely because the taxpayer has purposes or motivations other than solely to make a profit. Also, the fact that the taxpayer derives personal pleasure from engaging in the activity is not sufficient to cause the activity to be classified as not engaged in for profit if the activity is in fact engaged in for profit as evidenced by other factors.

     Code Section 183 creates a presumption in favor of the determination that the activity is engaged in for profit if a profit (without regard to operating loss carry forwards) is realized in three out of five consecutive years. On the other hand, failure to meet this test apparently does not create a contrary presumption. In order to allow the presumption to work, a Holder is given an election to postpone the determination of whether the presumption applies until the end of the fourth taxable year following the taxable year in which he or she first purchased his or her Interest and engaged in rental activity. A Holder may wish to make an election as prescribed in the Regulations under Code Section 183 to preserve the ability to take advantage of this presumption and the delay in determining its application. However, a Holder should note that the Company makes no assurances or representations concerning whether a Holder can expect a profit for renting an Interest within four years.

     Tax counsel is unable to express an opinion as to whether the renting of an Interest is an activity engaged in for profit. The activities, operation and usage of a particular Holder determine whether an Interest is held for profit or whether the renting of an Interest is an activity engaged in for profit.

Sections 162 and 212.

     If a Holder establishes that his or her Interest is held with the intent of making a profit, thereby avoiding the disallowance rules of Code Section 183, a Holder will be able to deduct from income, subject to the Code Section 280A disallowance rules if an Interest constitutes a "dwelling unit" and subject to the limitations discussed below, the expenses incurred in connection with acquiring, holding and renting an Interest. Except as otherwise noted, the limitations apply regardless of the characterization of an Interest as a license, lease or conveyance of real property. Expenses, other than those which are deductible even if the Interest is used for personal use, must be reduced proportionately by the extent of the personal use of the Interest by the Holder.

     Under Code Sections 162 and 62(a), expenses attributable to a trade or business carried on by a taxpayer may be deducted in computing adjusted gross income. Similarly, under Code Section 62(a)(4), a taxpayer may deduct, in computing adjusted gross income, expenses relating to the production of income under Code Section 212 where such expenses are attributable to property held for the production of rents or royalties. Consequently, if an Interest is treated as property held for use in a trade or business or property held for the production of rents or royalties, a Holder is entitled to deduct in computing adjusted gross income expenses incurred in connection with acquiring, holding and renting an Interest, regardless of whether the Interest is characterized as a license, lease or conveyance of real property.

     There is no judicial or administrative guidance available concerning what constitutes "property held for the production of rents and royalties." However, in general legal terms, "rents" are payments for the use of property and "royalties" are payments for the use of intangible property. Because of the uncertainty in this area, there can be no assurance that an Interest will be characterized as property held for the production of rents and royalties and that the IRS will not be able to successfully challenge a Holder's treatment of an Interest as such and consequently disallow the deduction of certain expenses.

     If an Interest, which is not held for personal use or for use in a trade or business, is not treated as property held for the production of rents or royalties, the deductions of a Holder who holds an Interest for the production of income under Code Section 212 will be limited. Although Code Section 212 allows a deduction for all expenses incurred in connection with the production or collection of income and for the management and maintenance of property held for the production of income, Code Section 67(b) characterizes such expenses as miscellaneous itemized deductions. Under Code Section 67(a), miscellaneous itemized deductions are deductible only to the extent that all of an individual taxpayer's miscellaneous deductions exceed two percent of his or her adjusted gross income.

     This two percent limitation applies only if a Holder acquires and holds an Interest for the production of income. If a Holder acquires and holds an Interest for use in a trade or business or for the production of rents or royalties, expenses incurred in connection therewith (except to the extent such expenses are allocated to personal use of the Holder) are not subject to the two percent limitation. Thus, the determination of whether an Interest is held for the production of income, for the production of rents or royalties, or for use in a trade or business has significant tax consequences. Unfortunately, this determination is not easily made since no bright light test has been used by the IRS or the courts in making this determination. Rather, the particular factual situation of a taxpayer is determinative. Tax counsel is therefore unable to express an opinion concerning the determination of whether a Holder's Interest is held for use in a trade or business, held for the production of rents or royalties or held for the production of income. Holders are advised to consult with and must rely upon their individual tax advisors for assistance in making this determination.

Passive Activity Income and Loss

     In addition to the limitations imposed by Code Sections 280A, 183, 162 and 212, the Code further limits the deductibility of losses in certain circumstances by providing that passive activity losses incurred by an individual, estate, trust, or personal service corporation or, with modifications, certain closely held corporations may not be used to offset non-passive activity income. In general, passive activity losses can be used only to offset passive activity income, not wages or portfolio income (such as dividends, interest, annuities and royalties). Any passive activity losses in excess of passive activity income in one year may be used to offset passive activity income in future years. Upon disposition of the investor's entire interest in the passive activity, all suspended losses from such activity are specifically allowable by reason of the disposition.

     In general, a passive activity is one which: (1) is a trade or business activity in which the taxpayer does not materially participate; or (2) is a rental activity.

       For purposes of the passive loss rules, the term "trade or business" is more expansive than under the general standard of Code
Section 162. Under Section 1.469-1T(e)(2)(ii) of the Regulations, a trade or business activity includes an activity that is engaged in for the production of income. Thus, expenses that are otherwise deductible under Code Section 212 may be subject to disallowance under the passive activity loss rules.

     Trade or business activities are treated as passive unless the taxpayer materially participates in the activity. Under Code Section 469, a taxpayer is not treated as materially participating in an activity unless his or her involvement in the operation of the activity is regular, continuous, and substantial. The Regulations interpret this standard by providing that a taxpayer materially participates in an activity if and only if the taxpayer meets any one of seven tests. The first six tests are quantitative, whereas the seventh test involves a consideration of the facts and circumstances of a taxpayer's involvement in an activity.

     Tax counsel believes that it is very unlikely that a Holder will be treated as materially participating under any of these seven tests in any activity associated with a business use of an Interest whether the Interest is characterized as a license, lease or conveyance of real property because, under the terms of the License Plan, sole authority for the management and operation of Chart House Suites hotel resides in the Company. Therefore, income or loss generated by a Holder's use of an Interest will likely be passive income or loss.

     Under the passive loss rules, rental activities are treated as passive without regard to whether they involve the conduct of a trade or business or whether the taxpayer has materially participated. A rental activity is any activity where payments are principally for the use of tangible property. If an Interest is characterized as a lease or conveyance of real property, it is likely that the renting of an Interest will be considered a rental activity because payments will be received principally for the use of tangible property. If an Interest is characterized as a license rather than a lease or a conveyance of real property, it initially appears that the renting of an Interest should not be considered a rental activity because the Interest is not tangible property, but rather an intangible asset. However, the Regulations provide that where the actual or prospective customers' payments are principally for the use of tangible property, the activity is a rental activity, even if payments are made pursuant to a service contract or other arrangement that is not denominated as a lease.

     There are several exceptions provided by the Regulations to treatment as a rental activity. They include:

     1. The average customer use for such taxable year is seven days or less.

     2. The average period of customer use is 30 days or less, and significant personal services are provided by or on behalf of the owner of the property in connection with making the property available for use by customers.

     3. Extraordinary personal services are provided by or on behalf of the owner of the property in connection with making the property available to customers (i.e.
          hospitals).

     4. The rental activity is incidental to nonrental activities of the taxpayer.

     5. The activity involves customarily making property available during defined business hours for nonexclusive use by customers (i.e. golf courses and health clubs).

     6. The activity involves the provision of property to a pass-through entity or joint venture in which the taxpayer owns an interest.

     7. An activity that involves the rental of a dwelling unit used by the taxpayer as residence, as determined under Code Section 280A, is not a rental activity.

Under certain of the exceptions, it appears that, if renting of an Interest were within the meaning of a rental activity, that it would nevertheless be excluded under the exceptions. For example, average customer use might be 30 days or less and significant personal services are provided. It is unclear, however, how to apply these tests in the context of time-sharing arrangements as no administrative or judicial guidance is available.

     In the final analysis, it is unlikely that it will matter if the renting of an Interest is a rental activity or not. In any event, it will be passive. If it is a rental activity, it is per se passive. If it is not a rental activity, it will be a passive activity if a Holder does not materially participate. As previously indicated, tax counsel believes that it is unlikely that any Holder will materially participate in any activity connected to his or her Interest.


"At Risk" Rules

     In addition to the above limitations imposed upon the deductibility of losses, Code Section 465 further limits the deductibility of losses by individual taxpayers from a given activity to the amount which the taxpayer is "at risk" in the activity. Losses which cannot be deducted by a taxpayer because of the "at risk" rules may be carried over to subsequent years until such time as they are allowable. In determining the amount of loss disallowed, if any, under Code Section 465, Code Sections 280A and 183 are applied prior to the application of Code
Section 465 and Code Section 469 is applied after any limitation under Code Section 465 is determined.

     A taxpayer will initially be considered to be "at risk" in an activity to the extent of (1) the amount of money and the adjusted basis of other property contributed to the activity by the taxpayer;
(2) amounts borrowed by the taxpayer for use in the activity, except as described below, provided the taxpayer is personally liable for the repayment of such borrowed amounts or has pledged property (other than property used in the activity) as security for the repayment of such borrowed amounts; and (3) the taxpayer's share of any "qualified nonrecourse financing" which is secured by real property used in the activity. A taxpayer is not considered to be "at risk" to the extent he or she is protected against loss through nonrecourse financing, guarantees, stop loss agreements, or similar agreements.

     For tax years beginning after December 31, 1978, Code Section 465 generally applies to any activity engaged in by the taxpayer in carrying on a trade or business or for the production of income. Consequently, regardless of whether an Interest is characterized as a license, a lease or a conveyance of real property, Code Section 465 will likely apply and may further limit deduction of losses by a Holder.


Depreciation/Amortization

     Code Section 167 allows a depreciation deduction for property used in a taxpayer's trade or business or for property held by the taxpayer for the production of income. Under Section 1.167(a)-3 of the Regulations, an intangible asset may be the subject of a depreciation deduction if the intangible asset has a limited and ascertainable useful life. Code Section 197 provides that the acquisition cost of certain intangible assets is amortized over a 15 year period. An Interest is not a "Section 197 intangible."

     As stated above, tax counsel believes it is unlikely that an Interest would be characterized as a conveyance of real property. However, if an Interest is characterized as a conveyance of real property, a Holder who uses his or her Interest in a trade or business or for the production of income will be entitled to a depreciation deduction based upon acquisition cost and determined under the Modified Accelerated Cost Recovery System ("MACRS") in accordance with Code
Section 168. Any deduction, however, will be subject to disallowance under the limitations previously described herein pursuant to Code Sections 280A, 183, 162, 212, 469 and 465 and subject to reduction for any personal use of the Interest by the Holder.

     MACRS is mandatory for most tangible (real and personal) depreciable property placed in service after December 31, 1986. Under MACRS, the cost of eligible property is depreciated over a 3, 5, 7, 10, 15, 20, 27.5, 31.5, or 39 year period depending upon the type of property, by using statutory recovery methods and conventions. The cost of residential rental and nonresidential real property is recovered using the straight-line method and the mid-month convention.
Residential rental property is depreciated over 27.5 years and nonresidential real property is depreciated over 39 years.

     For purposes of computing depreciation, acquisition cost does not include contingent costs. Consequently, because a Holder that pays for his or her Interest over the term of the Interest has the right to terminate the License at any time with no obligation to make additional installment payments, it is likely that such Holder's acquisition cost would include only amounts actually paid for an Interest. As a result, a Holder would likely be required to redetermine basis as payments are made over the term of the Interest. Under such circumstances, it is unclear how annual depreciation expense would be calculated under MACRS. Such Holders should consult with and must depend upon their own tax advisors in computing any allowable depreciation expense.

     If an Interest is characterized as a license or a lease, a Holder who uses his or her Interest in a trade or business or for the production of income, will be entitled to a depreciation deduction based on the acquisition cost of the Interest. Any deduction, however, will be subject to disallowance under the limitations previously described herein concerning Code Sections 280A, 183, 162, 212, 469 and 465. A ratable portion of the acquisition cost will be amortized each tax year over the life of the Interest, adjusted each year for any personal use of the Interest by the Holder. Because the Holder has the right to terminate the License at any time and incur no obligation to make further payments upon cancellation, it is likely that the acquisition cost would not include any amount that has not been paid (or, in the case of an accrual basis taxpayer, is not yet due and payable). As a result, a Holder's acquisition cost would probably include only amounts actually paid for an Interest. As a result, a Holder would likely be required to redetermine acquisition cost as payments are made over the term of the Interest. In such circumstances, it is unclear how annual amortization expense would be calculated. Such Holders should consult with and must depend upon their own tax advisors in computing any allowable depreciation expense.

     Code Section 179 allows a taxpayer (other than trusts, estates, and certain noncorporate lessors) to expense certain depreciable business assets in the year of acquisition by electing to treat the cost of new property as an expense rather than as a capital expenditure subject to depreciation. The deductions for which the election is made are allowed for the tax year in which the Code Section 179 property is placed in service and are in lieu of a depreciation deduction. Generally, a taxpayer may elect to expense only tangible personal property under Code
Section 179. Therefore, regardless of whether an Interest is a license, a lease or a conveyance of real property, a Holder will not be able to expense acquisition costs under Code Section 179.


Gain or Loss on Sale of Interest

     No loss will be allowed in connection with the sale of an Interest held for personal use. A Holder will be liable for federal and applicable state and local income taxes on any gain realized on the sale or other disposition of his or her Interest regardless of whether the Interest is held for personal use, held for use in a trade or business or held for the production of income. If the Interest is disposed of after a one-year holding period, any resulting gain will be taxed at capital gain rates, provided the Interest is a capital asset or a
Section 1231 asset in the hands of the Holder. A Holder should consult his or her own tax advisors in determining whether his or her Interest is a capital asset or a Section 1231 asset.

     If an Interest is held partly for personal use and partly for use in a trade or business or partly for the production of income, an apportionment of the gain or loss will be required and each portion will be taxed in accordance with the principles stated herein.


Alternative Minimum Tax

     Taxpayers are subject to an alternative minimum tax ("AMT") if the AMT exceeds the income tax otherwise payable by the taxpayer for the year. Due to the complexity of the AMT calculations, investors should consult with their tax advisers as to whether the purchase of an Interest might create or increase their potential AMT liability.

Corporate Investors

     Code Section 280A does not apply to a corporation unless the corporation elects Subchapter S treatment. Code Section 183 does not apply to corporate Holders. Code Section 469 applies only to certain closely held C corporations and personal service corporations. However, deduction of expenses associated with the acquisition and ownership of an Interest by a corporation may be completely disallowed or substantially restricted.

     Code Section 274(a)(1) specifically disallows any deduction relating to an "entertainment facility." Judicial decisions indicate that any expenses attributable to the upkeep of such property, or for the continuing enjoyment of the property (i.e. depreciation, maintenance, insurance, etc.) are nondeductible, regardless of whether they are attributable to the business use of the property. In other words, the cases emphasize that no deduction really means no deduction, even where facilities are used both for business and entertainment. The term "entertainment facility" has been broadly interpreted and tax counsel believes that it is likely that an Interest will be held to be an "entertainment facility" within the meaning of Code Section 274 regardless of its characterization as a license, a lease or a conveyance of real property.

     Code Section 274(e) does provide for certain exceptions to the entertainment facility disallowance rule. Expenses incurred in connection with an entertainment facility, but that are treated as compensation to an employee, are not disallowed. Similarly, expenses incurred by a taxpayer that are directly related to business meetings of the taxpayer's employees, stockholders, agents or directors are not disallowed. While this exception will apply to bona fide business meetings even though some social activities are provided, it will not apply to meetings which are primarily for social or nonbusiness purposes rather than for the transaction of the taxpayer's business.

     There are other exceptions to the general rule of disallowance as well. The discussion contained herein is not a complete treatise on the ownership of an Interest by a corporation. There are numerous issues involved in corporate ownership and corporations should obtain advice from their own tax counsel before purchasing an Interest.


Registration of Tax Shelters

     In general, certain persons who sell interests in a "tax shelter" to investors are required to register the tax shelter with the IRS. It is not contemplated that an investment in an Interest will constitute a "tax shelter" for purposes of the registration requirements.


Tax-Exempt Investors

     The tax consequences of the purchase, ownership and disposition of an Interest by tax-exempt entities (collectively, "Exempt Holders") may result in the Exempt Holder recognizing "unrelated business taxable income" ("UBTI") which would be subject to federal income taxation and result in certain other adverse tax consequences. UBTI is income (with specific exemptions) derived from an activity regularly carried on by a tax-exempt entity (or by a partnership or other entity of which it is a member) that is not substantially related to the entity's exempt purpose. Thus, to the extent the purchase, ownership or disposition of an Interest is unrelated to an Exempt Holder's exempt purpose, income derived from an Interest may constitute UBTI. Notwithstanding the foregoing, income that is interest income, dividend income or gain from the sale or exchange of property is generally excluded from UBTI, except to the extent that such income is derived from debt-financed property. It has generally been the position of the IRS, however, that interest, dividends, or rents earned by a partnership may not be excluded from UBTI by an exempt organization even though such items of income (if earned directly by the exempt organization) would be excluded from UBTI. In general, debt-financed property is any property which is held to produce income and with respect to which there is an "acquisition indebtedness" at any time during the taxable year or during the preceding 12 months if the property is disposed of during the tax year.

     In considering the purchase of an Interest, an exempt organization should consider whether the investment complies with the documents and instruments governing the Exempt Holder, whether the investment will result in UBTI to the Exempt Holder, whether the investment provides sufficient liquidity to the Exempt Holder, especially given the fact that there will not be a market in which the Interests can be sold or otherwise transferred, and whether the investment is prudent.

     The discussion contained herein is not a complete treatise on the ownership of an Interest by a tax-exempt entity. There are numerous issues involved and consequently, tax-exempt entities should consult with and must rely upon their own tax advisors concerning the application of federal income tax laws.

Foreign Investors

     Federal income taxation of foreign Holders (including foreign corporations) is a highly complex matter that may be affected by many considerations, including any applicable tax treaty provisions. Generally, any foreign Holder who participates in the Rental Pool will be required to file a federal income tax return and will be subject to U.S. federal income tax on the share of income allocated to him or her less reductions for allowable deductions. Furthermore, the Code requires the Company to withhold income tax from a foreign Holder's share of rental pool gross receipts.

     The discussion contained herein is not a complete treatise on the ownership of an Interest by a foreign Holder. There are numerous issues involved in ownership by a foreign Holder and consequently, foreign Holders should consult with and must rely upon their own tax advisors concerning the application of federal income tax laws.

Future Developments

     The President and Congress and various states continue to discuss and propose additional changes to the tax laws which could impact the tax consequences to Holders. Holders are urged to consult with their own tax advisers and counsel.

State and Local Taxes

     In addition to the federal income tax considerations described above, investors should consider potential state and local tax consequences of the purchase of an Interest. Prospective investors should consult with, and must depend upon their own tax advisors for a complete evaluation of the state and local tax considerations relating to the purchase of an Interest.



                      CERTAIN FLORIDA TAX MATTERS

     Set forth below is a summary of certain Florida tax considerations related to the offering. In the opinion of Quarles & Brady, in its capacity as Florida tax counsel to the Company, the discussion which follows summarizes the material provisions of the state and local taxes specifically enumerated.

     This summary is based on the Florida Statutes (the "Statutes"), the Florida Administrative Code (the "Code") and on judicial and administrative authorities interpreting the Statutes and the Code, all of which are subject to change, possibly on a retroactive basis. The authorities on which this summary is based are subject to various interpretations, and the opinions of tax counsel are not binding on the State of Florida Department of Revenue (the "Department") or the courts, either of which could take a contrary position. Furthermore, except as noted herein, no rulings have been or will be sought from the Department or from local taxing authorities with respect to the transactions described herein. Accordingly, there can be no assurance that the Department or local taxing authorities will not challenge the opinions expressed herein or that a court will not sustain such a challenge.

     This summary covers only the state and local taxes specifically enumerated and is not intended to be a comprehensive discussion of all state and local tax consequences of the purchase of an Interest.
Holders should consult with and must depend upon their own tax advisors concerning the application of state and local tax laws with reference to their own tax situations.


Excise Taxes on Documents.

     Excise Tax on Transfers of Real Estate. Under Florida law, an excise tax is imposed at the rate of 70 cents for each $100 of consideration paid on deeds and other instruments that transfer interests in real property. The Department has advised that this excise tax will apply at the time of the sale of an Interest because an Interest transfers an interest in a hotel room under Florida law. The tax will be imposed on the full subscription price of an Interest (less any sales discounts). The Company will be required to collect the tax at the time an Interest is sold on the full subscription price regardless of whether a Holder elects to pay for an Interest over the term of the Interest. The purchaser of an Interest will be liable for this excise tax as follows:




                                             Tax Payable (Exclusive
                         Subscription Price  ____of Any Discounts)___
     Class A Interest         $18,500             $129.50
     Class B Interest          21,500              150.50
     Class C Interest          25,500              178.50
     Class D Interest          36,500              255.50
     Class E Interest          39,500              276.50
     Class F Interest          60,000              420.00

     Excise Tax on Stock Certificates. Under Florida law, an excise tax is imposed at the rate of 35 cents on each $100 of face value on certificates of stock or shares evidencing an ownership interest in any corporation. The Company has advised tax counsel that it intends to accept all subscription agreements for the purchase of Interests in Wisconsin. The Department has advised tax counsel that this excise tax will not be imposed on the subscription price of an Interest if the subscription agreement for the Interest is accepted by the Company in Wisconsin.

     Excise Tax on Promissory Notes. Florida also imposes an excise tax on promissory notes at the rate of 35 cents per $100 of indebtedness evidenced by the promissory note. The tax is imposed on written obligations to pay money that are made, executed or delivered in Florida. It also taxes security agreements that are filed or recorded in Florida. The Subscription and Purchase Agreement contains a written promise to pay for those Holders that choose to pay for an Interest over time. The Subscription and Purchase Agreement also contains a Purchaser's default clause that relieves a purchaser of all obligations under certain circumstances. Because the written promise to pay money is not fixed and absolute at the time of execution, the Department has advised that the sale of an Interest is not subject to this excise tax unless the Interest is recorded in Florida.

     Because of the complexity and uncertainty in this area, the Company has received a ruling from the Department concerning the application of the excise taxes described in this section to the purchase of an Interest by a Holder.


Sales Taxes.

     Under state and local law in Florida, a combined sales tax of eleven percent is imposed on the rental, leasing, letting or granting of a license for the use of real property or transient living accommodations located in Pinellas County. The eleven percent tax is comprised of the following: (1) a Florida state sales tax of six percent, (2) a discretionary county surtax of one percent, and (3) a tourist development tax of four percent. The Department has advised tax counsel that the purchase of an Interest will not be subject to the combined sales tax because there is no provision in the Florida sales tax that taxes the sale of a security. With respect to annual dues, the Department has advised that such amounts will not be considered rental consideration and therefore not subject to the combined sales tax because the purchase of an Interest is a payment for the purchase of an interest in real property and for a right to receive rental income and is not a lease or license to use real property within the meaning of the Florida sales tax provisions.

     The Department has also advised tax counsel that the rental of a Holder's allotted Unit Weeks under the Rental Pool will be the rental of transient accommodations subject to the combined sales tax. The Department has advised that the Company, as agent for the Holder of an Interest, may register as a dealer and remit the applicable Florida state sales tax and the discretionary county surtax due on behalf of individual Holders on receipts from the rental of suites in the Rental Pool. However, the tourist development tax is administered by Pinellas County and must be remitted directly to the county tax collector. It is uncertain whether Pinellas County will allow the Company to collect and remit the tourist development tax on behalf of individual Holders on receipts from the rental of suites in the Rental Pool.

     Because of the complexity and uncertainty in this area, the Company has received a ruling from the Department (1) that the sale of an Interest and the payment of annual dues will not be subject to the combined sales tax, and (2) that the Company, acting as rental agent, may collect and remit the Florida state sales tax and the discretionary county surtax on payments collected in connection with the rental of Holders' suites under the Rental Pool. The Company, however, has not received a ruling that would allow the Company to collect and remit the tourist development tax directly to the Pinellas County tax collector on behalf of participants in the Rental Pool.

     Upon proper notice, a Holder may use one or more of his or her allotted Unit Weeks for personal use. In the opinion of tax counsel, because the Interests are treated as securities, the personal use of a suite by a Holder will not be subject to the combined sales tax. However, the law is uncertain in this area and no assurance can be given that the Department could not successfully assert that a Holder is liable for the combined sales tax on the personal use of a suite. Holders must consult with, and must depend upon the advice of their own tax advisors. The Company does not intend to seek a ruling from the Department that the personal use of a suite for one or more weeks by the Holder is not subject to the combined sales tax.

     Upon proper notice, a Holder may also rent one or more of his or her allotted Unit Weeks to a third party. Tax counsel has advised that the rental of one or more of a Holder's allotted Unit Weeks will be the rental of transient accommodations subject to the combined sales tax. The Holder will be required to collect and remit the combined sales tax on the gross rental proceeds to the appropriate taxing authorities.

     PRIOR PERFORMANCE OF JEFFREY KEIERLEBER AND AFFILIATES

     Since 1980, Jeffrey Keierleber and/or affiliates have sponsored a number of limited partnerships formed to develop, own and operate a variety of residential and commercial properties.
Units of limited partnership interest in the partnerships have been sold both in public and private offerings.

     Jeffrey Keierleber and/or affiliates served as general partner of 28 limited partnerships formed to invest primarily in residential and commercial real property and to make junior mortgage loans secured by real estate. From April 1980 to August 1989 these programs in the aggregate raised approximately $66,136,060 from a total of approximately 6,179 individual and corporate investors and have purchased 33 properties for aggregate cash and debt of approximately $124,913,000. Approximately 97% of the properties, based on cost represents investments in residential properties (4,479 rental units) and approximately 3% represents investments in shopping centers, office buildings and undeveloped land. Twenty-two of the properties (53% based on the cost), are located in Wisconsin; 10 of the properties (42% based on cost) are located in Florida; and one property (5% based on cost) is located in Georgia. All of the properties were existing when purchased. As of July 1, 1997, 47% of the properties (based on purchase price) have been sold.

     None of the partnerships described above have investment objectives similar to those of the Interests offered hereby.

     The information presented in this section represents the historical experience of the real estate programs managed by Jeffrey Keierleber and his affiliates during the last ten years. INVESTORS IN CHARTHOUSE SUITES VACATION INTERESTS SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS SIMILAR TO THOSE EXPERIENCED BY INVESTORS IN THE PRIOR REAL ESTATE PROGRAMS DESCRIBED BELOW. (See also the "Prior Performance Tables").

     Jeffrey Keierleber and/or his affiliates are general partners of three partnerships, which sold real estate limited partnership interests from 1986 through 1989: Decade's Land
Opportunity Fund ("DLOF"), Decade Companies Income Properties - a limited partnership ("DCIP") and Decade's Monthly Income &
Appreciation Fund - a limited partnership ("DMIAF").

     DCIP and DMIAF were formed to invest in equity ownership primarily of residential and commercial real property. As of July 1, 1997, these programs, in the aggregate, had raised approximately $24,063,810 from approximately 2,577 individual and corporate investors and have purchased six properties, all of which are apartment complexes, during the last ten years for aggregate cash and debt of approximately $41,304,000. Four of the properties owned by these partnerships are located in Florida, and two of the properties are located in Wisconsin. All of the properties were existing when purchased. Three of these properties have since been exchanged for other properties.

     One non-public partnership, Decade's Land Opportunity Fund, was formed to invest in a 38-acre parcel of undeveloped land in New Berlin, Wisconsin. This program raised $1,000,000 from 52 individual investors and purchased the parcel of land for cash in the amount of $522,500.

     Neither Jeffrey Keierleber nor any of his affiliates, have, within the past five years, been the subject of any criminal conviction or pending proceeding, any order preventing them from engaging in securities distributions or certain business practices, or any conviction for violation of federal or state securities laws, or except as indicated in this paragraph, any bankruptcy or insolvency proceeding.

     Set forth below is a summary as of July 1, 1997, of the three prior real estate limited partnerships which sold Interests in the last 10 years.


                   Public        Nonpublic
                   Real Estate   Real Estate
                   Programs      Programs         Total

Total Amount
of Money Raised
from Investors     $24,063,810 + $1,000,000 =     $25,063,810

Total Number
of Investors             2,577 +         52 =           2,629

Aggregate
Purchase Price
of Property
Acquired           $41,304,000 + $  522,500 =     $41,826,500


     All three of the prior real estate programs sponsored by the affiliates of Jeffrey Keierleber in the last ten years have invested in various forms of real estate. The following are analyses by location and by types of properties purchased by prior programs.

     Existing properties constitute 100% of the properties by purchase price, acquired by prior public and programs. The nonpublic program purchase unimproved land. As of July 1, 1997, three properties owned by a public partnership have been sold or exchanged for other properties.

     In February, 1990, the 235-unit apartment complex known as Laguna Vista Apartments purchased by DCIP in December, 1996 for
$5,200,000 was exchanged with a nonaffiliated buyer for Town
Place Apartments with an exchange value of $6,220,000.

     In August, 1993, the 168-unit apartment complex known as Woodbridge Apartments purchased by DCIP in June, 1992 for
$4,400,000 was exchanged with a nonaffiliated buyer for Pelican
Sound Apartments with an exchange value of $5,400,000.

     In April, 1994, the 200-unit apartment complex known as Ashley Pointe Apartments purchased by DCIP in January, 1990 for
$4,493,000 was sold to a nonaffiliated buyer for cash totaling
$3,070,000.

     Of the three programs sponsored by the General Partner and Affiliates in the last ten years to acquire or finance the acquisition of real estate, two can be considered public programs under federal securities laws.

     The following table sets forth summary information regarding property acquisitions of public and nonpublic programs sponsored by the General Partner or Affiliates within the last ten years. None of these had investment objectives identical to those of Charthouse Suites Vacation Ownership, Inc.

Property Purchased by Location

                      Number of Properties

                Public         Nonpublic                 Percent
                Programs       Programs    Total         of Total

Midwest         2              1           3              43%
Southeast       4              0           4              57%

Total           6              1           7             100%

                  Purchase Price of Properties

                Public         Nonpublic                 Percent
                Programs       Programs    Total         of Total

Midwest         $12,801,000    $522,500    $13,323,500    32%
Southeast       $28,503,000    $      0    $28,503,000    68%

Total           $41,304,000    $522,500    $41,826,500   100%

     The following information concerns limited partnerships previously sponsored by Mr. Keierleber and/or Affiliates and formed to invest in or to finance the acquisition or refinance the ownership of real estate.

     The information set forth below is provided in a format complying with regulatory requirements and is not necessarily comparable from one partnership to another, as a result of the varying order of priority of investment objectives, changes inherent in the real estate market and changes in the tax laws and the application thereof. In considering the following discussion, prospective investors should note that persons who purchase Interests will not acquire any ownership interest in the partnerships to which the following relates, and its inclusion in this Prospectus does not imply or indicate in any manner that the Company will make any investment comparable to those discussed. Because the primary investment will be in the license right to Unit Weeks in a hotel, the cash flow, income tax treatment and distributions and returns will differ substantially from those of the partnerships discussed below.

     Affiliates of Mr. Keierleber are general partners of the following described partnerships, whose securities were not registered under the Securities Act of 1933 (except for DCIP and DMIAF), and all of which (with the exception of DLOF) are engaged in the business of investing in and operating apartment complexes properties. As a general partner, the Affiliates are contingently liable for the obligations of the partnerships, except to the extent that such obligations are non-recourse debt have recourse only to the property by which the debt is secured. The presently existing obligations of the prior partnerships for which Mr. Keierleber and/or Affiliates has contingent responsibility are primarily normal operating expenses, and it is not believed that these responsibilities will materially affect his ability to satisfy his responsibilities to the Company and the Holders of the Interests.

THE INFORMATION IN THIS SECTION REPRESENTS THE HISTORICAL EXPERIENCE OF PROGRAMS MANAGED BY MR. KEIERLEBER AND/OR AFFILIATES. INVESTORS IN THE CHARTHOUSE SUITES VACATION INTERESTS SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS SIMILAR TO THOSE EXPERIENCED BY INVESTORS IN THE PRIOR REAL ESTATE PROGRAMS DESCRIBED BELOW. NONE OF THE PRIOR PARTNERSHIPS ARE HOLDING UNINVESTED FUNDS OTHER THAN AS NECESSARY OPERATING RESERVES.

     DECADE'S LAND OPPORTUNITY FUND is a $1,000,000 Wisconsin limited partnership formed on April 20, 1989 to acquire a 38-acre parcel of land in New Berlin, Wisconsin. An Affiliate of Jeffrey Keierleber is the general partner of this partnership, which has 52 partners who each made an investment of at least $10,000. The land was acquired for a total cost of $522,500.

     Of the aggregate price of the properties acquired by partnerships through private offerings of which Mr. Keierleber and/or Affiliates was a sponsor in the last ten years, 100% was undeveloped land.

     The two other partnerships organized under the "Decade" name are both Wisconsin limited partnerships with virtually identical investment objectives. Decade Companies, an affiliate of Mr. Keierleber, is the general partner of each. Unless otherwise stated, a minimum purchase of three units representing a $3,000 investment was required of each limited partner. None of the partnerships listed below, nor any partnerships or joint ventures in which Mr. Keierleber is personally involved independently of the partnerships, has acquired from or sold property to the General Partner or any associates or Affiliate thereof.

     Decade Companies Income Properties ("DCIP") is an $18,000,000 Wisconsin limited partnership formed on June 6, 1985 with 1,879 limited partners. Individual limited partners were required to invest $3,000, IRA limited partners were required to invest $2,000 and pension/profit-sharing plan limited partners were required to invest at least $25,000 in the program. The partnership owns a 379-unit apartment complex known as Pelican Sound in St. Petersburg, Florida, for which it paid $12,000,000 (of which $5,400,000 was provided through the exchange of Woodbridge Apartments), a 316-unit apartment complex known as The Meadows II in Madison, Wisconsin, for which it paid $10,050,000 and a 200-unit apartment complex known as Town Place in Clearwater, Florida, for which it paid $7,610,000 (of which $6,220,000 was provided through the exchange of Laguna Vista Apartments).

     Decade's Monthly Income & Appreciation Fund ("DMIAF") is a $6,058,810 Wisconsin limited partnership formed on August 11, 1987 with 698 limited partners. Individual limited partners were required to invest $3,000, IRA limited partners are required to invest $2,000 and pension/profit sharing plan limited partners were required to invest at least $25,000 in the program. The partnership owns an 88-unit apartment complex known as The Meadows I in Madison, Wisconsin, for which it paid $2,751,000.

     The purchase price of the properties purchased by the foregoing public partnerships total $23,411,000, of which 100% was devoted to the purchase of residential properties.

     The following table summarizes the results to investors in the two partnerships, which have either sold their assets, liquidated investments or refinanced property. The returns shown include tax benefits and liabilities at the highest applicable federal tax bracket, and all distributions of each. No assurances can be given that purchases of Interests will receive returns similar to those shown below.

PROPERTY LIQUIDATIONS

                                             Purchase
                                             Price         Sales Price
Partnership    Property                      and Date      and Date

DCIP           Laguna Vista                  $5,200,000    $6,220,000
               Apartments-235 units          12/86         02/90

DCIP           Woodbridge                    $4,400,000    $5,400,000
               Apartments-168 units          06/92         08/93

DCIP           Ashley Pointe                 $4,493,000    $3,070,000
               Apartments-200 units          01/90         04/94

REFINANCING

                                             Purchase      Date            Tax-Free
Partnership    Property                      Date          Refinanced      Distribution

DCIP           The Meadows II Apartments     01/89         11/89           0%
               316 Units

DCIP           Town Place Apartments         02/90         06/92           0%
               240 Units

DMIAF          The Meadows I Apartments      01/89         11/95           0%
               88 Units

DCIP           Town Place Apartments         02/90         05/96           0%
               240 Units

                    PRIOR PERFORMANCE TABLES

     See also the narrative disclosure at "Prior Performance of Jeffrey Keierleber and Affiliates" in the Prospectus for additional information regarding the partnerships.

     The information presented in this section provides selected information as to the public and non-public real estate programs managed by Jeffrey Keierleber and affiliates.

     HOLDERS OF INTERESTS SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR REAL ESTATE PROGRAMS. HOLDERS OF INTERESTS WILL NOT ACQUIRE ANY OWNERSHIP INTEREST IN ANY OF THE PARTNERSHIPS TO WHICH THE FOLLOWING TABLES RELATE.

     THE INCLUSION IN THIS PROSPECTUS OF THE FOLLOWING TABLES DOES NOT IMPLY OR INDICATE IN ANY MANNER THAT THE COMPANY WILL MAKE ANY INVESTMENTS COMPARABLE TO THOSE DISCUSSED IN THE TABLES WITH RESPECT TO THE TYPE OF PROPERTY, CASH FLOW, INCOME TAX DEDUCTIONS AVAILABLE TO INVESTORS OR OTHER FACTORS; NOR DOES IT IMPLY OR INDICATE THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PARTNERSHIPS REFERRED TO HEREIN.

     NONE OF THE PARTNERSHIPS, PUBLIC OR NON-PUBLIC, TO WHICH
THESE TABLES RELATE, HAD THE SAME INVESTMENT OBJECTIVE AS THE
VACATION INTERESTS.

     TABLE I, EXPERIENCE IN RAISING AND INVESTING FUNDS. If relevant, this table would set forth general information as of December 31, 1996, for the last three years relating to the experience of Jeffrey Keierleber and/or Affiliates in raising funds, such as the gross amount of capital raised, the length of time required to raise the stated amount, and information with respect to the experience of Jeffrey Keierleber and/or Affiliates in investing funds. In this regard, information is given as to the amount of offering expenses, acquisition expenses, percent of capital invested in properties, and other matters. Table I is not applicable because Jeffrey Keierleber and Affiliates have not raised funds during the last three years and therefore Table I is omitted.

     TABLE II, COMPENSATION TO SPONSOR, sets forth the various fees paid to Jeffrey Keierleber and/or Affiliates from the proceeds raised in each offering and from operations for the last three years as of December 31, 1996.

     TABLE III, OPERATING RESULTS OF PRIOR PROGRAMS. If relevant, this table would set forth the yearly unaudited operating results of prior partnerships including a Summary of Operations, Computation of Tax Basis, Computation of Cash Generated and Distribution Data per $1000 Investment for each of the partnerships completing their offerings during the last five years as of December 31, 1996. Table III is omitted because no offerings were completed during the last five years.

     TABLE IV, RESULTS OF COMPLETED PROGRAMS, describes the results of five non-public real estate limited partnerships that have completed operations during the last five years ended July 1, 1997. None of these partnerships had the same investment objectives as the Interests.

     TABLE V, SALES OR DISPOSALS OF PROPERTIES, describes the disposition of nine properties held by four non-public partnerships in the last three years ended July 1, 1997.

                            TABLE II
                     COMPENSATION TO SPONSOR

                              Other Programs
                               (Fourteen)

     Date offering commenced                          Various
     Dollar amount raised                             $44,328,810
     Amount paid to sponsor from
       proceeds of offering:
          Underwriting fees                           $0
          Acquisition fees                            $0

     Dollar amount of cash generated
      from operations before deducting
      payments to sponsor                             $16,977,341

     Amount paid to sponsor from operations:
          Property management fees                    $ 2,910,308
          Partnership management fees                 $    99,445
          Reimbursements                              $ 6,928,901
          Leasing commissions                         $ 0
          Interest Expense                            $   644,920

     Dollar amount of property sales and refinancing
       before deducting payments to sponsor
          -- cash                                     $28,376,341
          -- notes                                    $ 0

     Amount paid to sponsor from property sales
       and refinancing:
          Real estate commissions                     $ 0
          Incentive fees                              $ 0
          Acquisition Fees                            $   242,237
          Mortgage Brokerage Fees                     $   232,600
          Closing Cost Reimbursement                  $     7,200

                                                        TABLE IV
                                              RESULTS OF COMPLETED PROGRAMS

                                                                                     Decade              Decade
                                                                                     Wisconsin           Sunbelt
                         Decade              Decade              Decade              Properties          Properties
Program Name             80-II               80-III              80-XII              III                 Largo

Dollar Amount Raised     $600,000            $850,000            $2,500,000          $1,116,220          $1,890,000
Number of Properties
  Purchased              16                  28                  1                   1                   1
Date of Closing of
  Offering               02/13/81            05/18/81            12/31/84            07/29/82            11/25/83
Date of First Sale
  of Property            11/10/89            03/28/90            12/03/93            06/30/94            08/11/93
Date of Final Sale
  of Property            04/08/96            09/04/92            12/03/93            06/30/94            08/11/93

Tax and Distribution Data per $1,000 Investment

Federal Income Tax Results:
  Ordinary Income (Loss)
  --From Operations      ($3,027)            ($1,851)            ($1,236)            ($1,533)            ($2,336)
  --From Recapture       $119                $149                $207                $265                $221
  Capital Gain (Loss)    $1,908              $1,747              $1,312              $2,030              $1,115
  Deferred Gain          $0                  $0                  $0                  $0                  $0
   Capital               $0                  $0                  $0                  $0                  $0
   Ordinary              $0                  $0                  $0                  $0                  $0

Cash Distributions to Investors

  Source (On GAAP Basis)
  --Investment Income    $0                  $45                 $283                $762                $0
  --Return of Capital    $0                  $1,000              $530(1)             $1,000              $0

  Source (On Cash Basis)
  --Sales                $0                  $1,045              $813                $1,700              $0
  --Refinancing          $0                  $0                  $0(1)               $62                 $0
  --Operations           $0                  $0                  $0$0                $0
  --Other                $0                  $0                  $0                  $0                  $0

Receivable on Net Purchase
  Money Financing        $0                  $0                  $0                  $0                  $0

_________________________

(1)  A distribution of limited partner interests in Decade Companies Income Properties to Holders of Decade 80-XII was
made with $470 of refinancing proceeds treated as a return of capital.

                                                         TABLE V
                                            SALES OR DISPOSALS OF PROPERTIES

                                           SELLING PRICE, NET OF CLOSING COSTS
                                                  AND GAAP ADJUSTMENTS

                                                               CASH          MORTGAGE  PURCHASE   ADJUSTMENTS
                                                  DATE         RECEIVED      BALANCE   MONEY      RESULTING
                                                  OF           NET OF        AT TIME   MORTGAGE   FROM
                                 DATE             SALE         CLOSING       OF        TAKEN BY   APPLICATIONS
PROPERTY                         ACQUIRED         (1)          COSTS         SALE      PROGRAM    OF GAAP         TOTAL

2 RESIDENTIAL UNITS,
 MILWAUKEE, WI                   01/31/81       08/31/94      $81,089          $0       $0            $0     $81,089(2)
2 RESIDENTIAL UNITS,
 MILWAUKEE, WI                   01/31/81       07/28/95      $77,473          $0       $0            $0     $77,473(3)
2 RESIDENTIAL UNITS,
 HARTLAND, WI                    12/31/80       04/08/96      $76,248          $0       $0            $0     $76,248(4)
2 RESIDENTIAL UNITS,
 MILWAUKEE, WI                   04/30/82       09/30/94     $149,921          $0       $0            $0    $149,921(5)
2 RESIDENTIAL UNITS,
 MILWAUKEE, WI                   04/30/82       10/17/94      $79,883          $0       $0            $0     $79,883(6)
2 RESIDENTIAL UNITS,
 MILWAUKEE, WI                   03/31/82       11/29/94      $76,945          $0       $0            $0     $76,945(7)
2 RESIDENTIAL UNITS,
 MILWAUKEE, WI                   04/30/82       12/12/95      $77,235          $0       $0            $0     $77,235(8)
2.5 UNDEVELOPED ACRES,
 NEW BERLIN, WI                  08/16/89       08/20/96      $49,145          $0       $0            $0     $49,145(9)
76 APARTMENT UNITS,
 MIDDLETON, WI                   06/30/82       06/30/94   $2,569,545  $1,061,165       $0            $0 $3,630,710(10)


                                 COST OF PROPERTIES INCLUDING CLOSING AND RELATED COSTS

                                                                                       EXCESS
                                                      TOTAL                        (DEFICIENCY) OF
                                                   ACQUISITION                   PROPERTY OPERATING
                                   ORIGINAL       COST, CAPITAL                     CASH RECEIPTS
                                   MORTGAGE   IMPROVEMENT, CLOSING                    OVER CASH
PROPERTY                           FINANCING     AND SOFT COSTS         TOTAL       EXPENDITURES

2 RESIDENTIAL UNITS, MILWAUKEE, WI       $87,878          $676         $88,554        ($7,465)
2 RESIDENTIAL UNITS, MILWAUKEE, WI       $70,944       $14,999         $85,943        ($8,470)
2 RESIDENTIAL UNITS, HARTLAND, WI        $80,000        $2,088         $82,088        ($5,840)
2 RESIDENTIAL UNITS, MILWAUKEE, WI       $74,601        $4,958         $79,559        $70,362
2 RESIDENTIAL UNITS, MILWAUKEE, WI       $73,387       $10,749         $84,136        ($4,253)
2 RESIDENTIAL UNITS, MILWAUKEE, WI       $73,213       $10,923         $84,136        ($7,191)
2 RESIDENTIAL UNITS, MILWAUKEE, WI       $75,719       $15,173         $90,892       ($13,657)
2.5 UNDEVELOPED ACRES, NEW BERLIN, WI         $0       $42,915         $42,915         $6,230
76 APARTMENT UNITS, MIDDLETON, WI     $1,450,000    $1,266,658      $2,716,658       $914,052


(1)  NO SALES OF PROPERTIES ARE RELATED TO PARTIES
(2)  OF THE $55,183 OF GAIN RECOGNIZED, $53,602 WAS CAPITAL GAIN AND $2,121 WAS ORDINARY INCOME
(3)  OF THE $57,157 OF GAIN RECOGNIZED, $56,602 WAS CAPITAL GAIN AND $1,095 WAS ORDINARY INCOME
(4)  OF THE $54,911 OF GAIN RECOGNIZED, $52,607 WAS CAPITAL GAIN AND $2,304 WAS ORDINARY INCOME
(5)  OF THE $133,547 OF GAIN RECOGNIZED, $125,869 WAS CAPITAL GAIN AND $7,678 WAS ORDINARY INCOME
(6)  OF THE $65,234 OF GAIN RECOGNIZED, $60,144 WAS CAPITAL GAIN AND $5,090 WAS ORDINARY INCOME
(7)  OF THE $64,580 OF GAIN RECOGNIZED, $59,637 WAS CAPITAL GAIN AND $4,943 WAS ORDINARY INCOME
(8)  OF THE $63,817 OF GAIN RECOGNIZED, $54,151 WAS CAPITAL GAIN AND $9,666 WAS ORDINARY INCOME
(9)  ALL OF THE $6,585 OF GAIN RECOGNIZED WAS CAPITAL GAIN
(10) OF THE $1,442,706 OF GAIN RECOGNIZED, $1,280, 799 WAS CAPITAL GAIN AND $161,907 WAS ORDINARY INCOME


     LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Certain indemnification agreements to be entered into with Charthouse and the Company's Articles of Incorporation and Bylaws require the Company to indemnify the director and officers, among others, against claims and liabilities and reasonable expenses actually incurred by them in connection with any claim or liability by reason of their services in those or other capacities, unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith, or was the result of active and deliberate dishonesty, or the director or officer actually received an improper personal benefit, or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

     The Company will enter into indemnification agreements with its director and each of its officers. The indemnification agreements will require, among other things, that the Company indemnify its director and officers to the fullest extent permitted by law and advance to the director and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the Company also must indemnify and advance all expenses incurred by its director and officers seeking to enforce their rights under the indemnification agreement and cover the director and officers under the Company's liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Articles and Bylaws, it provides greater assurance to the director and officers that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by the director or by the Holders to eliminate the rights it provides.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the director, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Prior to seeking court approval for indemnification, the Company will cause the party seeking indemnification to apprise the court of the position of state administrators and the Securities and Exchange Commission with respect to indemnification for securities laws violations and to submit to such court the question whether such indemnification is or is not against public policy, as expressed in the Securities Act (in light of the position of the state administrators and the Securities and Exchange Commission).


                          LEGAL MATTERS

     Quarles & Brady, Milwaukee, Wisconsin, has passed upon the validity of the issuance of the Interests offered, pursuant to this Prospectus and on certain tax matters as described under "Federal Income Tax Considerations" and "Certain Florida Tax Considerations." Quarles & Brady has in the past represented and is presently representing the Company and Decade Properties, Inc. in certain other matters. Holders should not consider Quarles & Brady to be their legal counsel with respect to this Offering or any other related matter, and are strongly encouraged to seek the advice of qualified and independent legal counsel with respect to entering any of the agreements or contracts contemplated by this Offering and any other related matters, including counsel for the tax considerations of a purchase of an Interest.

     There are currently no pending legal proceedings which would have a materially adverse effect on the Company, nor are there any proceedings in process, or known to be contemplated by any governmental authority, which would have a material effect on the Company.


                             EXPERTS

     The balance sheet of the Company, dated as of June 30, 1997, appearing in this Prospectus and Registration Statement has been audited by Ernst & Young, LLP, independent auditors, as set forth in their report appearing elsewhere herein, and is included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The audited income statements of Chart House Suites hotel for the fiscal years ending November 30, 1994 through 1996 have been audited by Virchow, Krause & Company, independent auditors, and they are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

          FINANCIAL STATEMENTS AND RELATED INFORMATION




                      Charthouse Suites
                  Vacation Ownership, Inc.


                        Balance Sheet


                        June 30, 1997
             with Report of Independent Auditors

         Charthouse Suites Vacation Ownership, Inc.

                        Balance Sheet

                        June 30, 1997




                          Contents

Report of Independent Auditors . . . . . . . . . . . . . . . .1

Balance Sheet. . . . . . . . . . . . . . . . . . . . . . . . .2

Notes to Balance Sheet . . . . . . . . . . . . . . . . . . . .3

               Report of Independent Auditors


The Board of Directors
Charthouse Suites Vacation Ownership, Inc.

We have audited the accompanying balance sheet of Charthouse Suites Vacation Ownership, Inc. (the Company) as of June 30, 1997. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of the Company at June 30, 1997, in conformity with generally accepted accounting principles.


ERNST & YOUNG LLP


Milwaukee, Wisconsin
July 25, 1997

         Charthouse Suites Vacation Ownership, Inc.

                        Balance Sheet

                        June 30, 1997


Assets
Cash                                          $   1,710
Prepaid expenses                                  8,290
Total assets                                   $ 10,000

Shareholder's equity
Common stock, par value $.01 per share,
   authorized 100,000 shares, issued
   1,000 shares
                                            $        10
Paid-in capital                                  99,990
                                                100,000

Less:  Stock subscription receivable             90,000
Total shareholder's equity                     $ 10,000

         Charthouse Suites Vacation Ownership, Inc.

                   Notes to Balance Sheet

                        June 30, 1997


1.  Organization, Description of Business, and Planned
Offering

Charthouse Suites Vacation Ownership, Inc., a Florida Corporation (the Company) was formed on April 16, 1996, to facilitate the sale of interests (through an Offering) to rent or use the Chart House Suites Hotel (the Hotel) located in Clearwater, Florida. The Company intends to sell A, B, C, D, E and F Class Interests (the Interests). Purchasers of the Interests will have the right to use for two specific consecutive weeks of every Spring, Summer, Fall and Winter season until December 31, 2040, a hotel suite of a certain category in the Hotel. Owners of the Interests do not acquire an ownership or equity interest in the Company, but pursuant to the Charthouse Suites Vacation License Plan, will acquire a license right to utilize a suite in the Hotel.

The Company plans to offer for sale the following Interests:

                      Number of           Price Per
Class of Interest     Interests           Interest

A Interest               36               $18,500
B Interest               24                21,500
C Interest               36                25,000
D Interest               36                36,500
E Interest               12                39,500
F Interest                6                60,000


Amounts received by the Company in connection with the sale of the license interests will be recorded as income over the contractual life of the license agreement, using the straight-line method. Assuming the maximum number of Interests are sold, the gross proceeds from the sale will be approximately $4,248,000 exclusive of offering expenses. If fewer than 76 Interests are sold by July 31, 1998, the Company has an option to cancel the licenses and return the entire subscription amount, reduced by certain payments or benefits received, to investors.

         Charthouse Suites Vacation Ownership, Inc.

1.  Organization, Description of Business, and Planned
Offering (continued)

Holders of Interests will be required to share in the annual maintenance and other related costs, expenses and reserves of providing the Hotel services and property and equipment for their suite in the Hotel. Holders will be assigned a proportionate share of such expenses based upon a defined formula pursuant to a Charthouse Suites Vacation License Plan with Decade Properties Inc. (Decade, an affiliate of the Company) allocating fixed and variable costs to their respective class of Interests.

An investor may finance the purchase of an Interest through the Company by paying at least 30% of the subscription price and entering into a subscription agreement for the remainder of the subscription price to be payable over a maximum of 360 monthly installments with increased licensing payments up to a maximum of 9% per year which have the effect of an interest charge on the amounts outstanding.

Under a Guaranteed Rental Arrangement, developed as an incentive to early purchasers of Interests, the Company has guaranteed that investors purchasing Interests within one year of the effective date of the planned offering, will receive guaranteed rental payments, as defined, at varying rates, in exchange for the use of unit weeks of Hotel suites. All rights exchanged for the use of the Hotel suites must be exercised no later than five years after the effective date of the offering. Alternatively, investors purchasing Interests within one year of the effective date of the offering may elect to receive a cash discount ranging from 1.5% to 5% applicable to the subscription price (depending on the date an Interest is purchased) in lieu of the Guaranteed Rental Arrangement.

2.  Shareholder's Equity

On April 16, 1996, the Company's sole shareholder entered into a subscription agreement to purchase 100 shares of the Company's common stock for $1,000 per share or an aggregate subscription price of $100,000. As of June 30, 1997, the sole shareholder had paid $10,000 of the subscribed amount.

         Charthouse Suites Vacation Ownership, Inc.

3.  Transactions with Related Parties

Affiliates of the Company will provide management and consulting services to the Company including the rental services pursuant to agreements with the Hotel.

Decade will sell the hotel to the Company (see Note 7) and be employed by the Company to provide property management services to the Hotel. The Company has entered into a Property Management Agreement with Decade whereby Decade will manage the Hotel until December 31, 2040, for a fee of $2,500 a month (such fee to increase by the CPI index increase on the first of each year beginning January 1,
1998) plus reimbursement of defined expenses. The Property Management Agreement provides for a payment to Decade equal to the present value (using an 8% discount rate) of the remaining future payments to be received in the event Decade is removed, in part or whole, as the property manager.

Holders of the Interests may utilize the Company's rental services if they do not want to or cannot use one or more of their allotted weeks of each year. Decade will provide rental services for a fee equal to 5% of the rental revenue. Interest holders may also seek to have Decade enter into individual property management agreements.

DPI Construction and Engineering Corp. (DPIC), an affiliate of the Company, is engaged in the general contracting business. The Company may enter into agreements with DPIC whereby DPIC will provide services in connection with renovation and remodeling work on the Hotel.

Decade and affiliates will be reimbursed for the actual cost of goods and materials used by or for the Company, including the following general functions of the Company: Company operations, Company accounting, investor communications, investor documentation, legal services, tax services, computer services, risk management, Company organizational and offering expenses, and any other related operational and administrative expenses necessary for the organization and operation of the Company.

4.  Offering Costs

As of June 30, 1997, $174,634 of legal and accounting fees had been incurred by Decade related to the planned offering discussed in Note 1. The Company has agreed to indemnify and reimburse Decade for such costs only if the planned offering occurs and sufficient funds become available. At that time, the Company will record such amounts in its financial statements.

         Charthouse Suites Vacation Ownership, Inc.

5.  Income Taxes

The Company is taxed on its income for federal and state income taxes under the laws of subsection "C" of the Internal Revenue Code. No provision for income taxes was recorded as of June 30, 1997, and the Company has not commenced operations.

6.  Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Pro Forma Acquisition (Unaudited)

On June 30, 1997, the Company entered into an agreement to acquire the Hotel from Decade for approximately $1.8 million. The purchase is contingent upon the Offering achieving the sale of the 76 interests. Decade will provide financing for the whole purchase price of approximately $1.8 million through an unsecured demand note payable with interest only payable monthly at 8%. The following unaudited pro forma balance sheet as of June 30, 1997, reflects the acquisition of the Hotel from Decade that will occur subsequent to June 30, 1997, as if such transactions had occurred as of June 30, 1997.

         Charthouse Suites Vacation Ownership, Inc.

7.  Pro Forma Acquisition (Unaudited) (continued)

                                                              Balance Sheet
                                                              June 30, 1997
                                                               (unaudited)

                                             Historical                             Pro-Forma
                                             Charthouse                            Charthouse
                                           Suites Vacation                       Suites Vacation
                                             Ownership,                            Ownership,
                                                Inc.           Acquisition            Inc.

Assets
Cash                                          $   1,710                          $       1,710
Prepaid expenses                                  8,290                                  8,290
Investment in real estate                                     $1,811,900(A)          1,811,900
Total assets                                   $ 10,000        1,811,900            $1,821,900

Liabilities and Shareholder's equity
Note payable to affiliate                                     $1,811,900(A)         $1,811,900
Common stock, par value $.01 per
 share, authorized 100,000
 shares, issued 1,000 shares                         10                                     10
Paid-in capital                                  99,990                                 99,990
                                                100,000                                100,000
Less:  Stock subscription receivable             90,000                                 90,000
Total shareholder's equity                       10,000                                 10,000
Total liabilities and shareholder's equity    $  10,000       $1,811,900            $1,821,900


(A)  To reflect the acquisition of the Charthouse Hotel and the financing provided from Decade Properties, Inc.


                       CHART HOUSE SUITES
                       Clearwater, Florida


                STATEMENTS OF OPERATING REVENUES
                      AND CERTAIN EXPENSES

            Including Independent Accountants' Report

                November 30, 1996, 1995 and 1994

                       CHART HOUSE SUITES


                        TABLE OF CONTENTS
                 November 30 1996, 1995 and 1994







Independent Accountants' Report                                 1

Statements of Operating Revenues and Certain Expenses           2

Note to Financial Statements                                    3

Virchow, Krause & Company, LLP
Certified Public Accountants & Consultants




                 INDEPENDENT ACCOUNTANTS' REPORT



To the Board of Directors
Decade Properties, Inc.
Brookfield, Wisconsin

We have audited the accompanying statements of operating revenues and certain expenses of Chart House Suites for the years ended November 30, 1996, 1995 and 1994. The financial statements are the responsibility of the Partnership's management. Our responsibility to express an opinion on the accompanying statements of revenues and certain expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying revenues and certain expenses for the years ended November 30, 1996, 1995 and 1994, presents fairly, in all material respects, the operating revenues and certain expenses, exclusive of those described in Note 1, of Chart House Suites for the years ended November 30, 1996, 1995 and 1994, in conformity with the basis of accounting described in
Note 1 to the accompanying schedules.

This report is intended solely for purposes of compliance with form S-11, Registration Statement under the Securities Act of
1933, and should not be used for any other purposes.


                                   VIRCHOW, KRAUSE & COMPANY, LLP

Waukesha, Wisconsin
January 9, 1997

                       CHART HOUSE SUITES


      STATEMENTS OF OPERATING REVENUES AND CERTAIN EXPENSES
      For the Years Ended November 30, 1996, 1995 and 1994



                                      1996      1995     1994
OPERATING REVENUES
 Total rental income               $452,981  $327,031  $72,687

OTHER INCOME
 Telephone                           10,412     9,840    3,328
 Miscellaneous/other                  1,663     2,901      349
 Sales tax income                       650       582      152
 Interest income                      1,495       767      325
  Total Other Income                 14,220    14,090    4,154
   Total Operating Revenues         467,201   341,121   76,841

CERTAIN EXPENSES
Salaries
 Salaries-administration              6,221     5,161        -
 Salaries-housekeeping               27,361    24,698    7,620
 Manager on-site                     24,056    17,226    8,321
 Operations/front desk               27,386    17,226    8,321
 Salaries-maintenance/grounds        15,174    13,026   13,981
 Payroll taxes (included above)           -         -        -
 Management fee                      27,179    16,311        -
   Total Salaries                   127,377    93,648   38,243


Direct Expenses
 Insurance                           12,492    11,048   12,488
 Maintenance services/supplies       11,922     8,352    5,108
 Electric-units                      15,868    14,613    9,115
 Propane gas                          4,020     1,272        -
 Water/sewer                          9,432     8,287    7,286
 Trash removal                        2,067     1,681    1,004
 Cable television                     3,741     3,084    1,870
 Grounds                              2,575     1,238    1,725
 Sales and marketing                 19,659    24,246   21,858
 Telephone                           10,201     9,646    5,218
 Laundry/cleaning supplies            8,976     8,641   12,820
 Real estate tax                     27,595    24,867   15,114
 Administrative miscellaneous        21,739    24,436   17,450
  Total Direct Expenses            $150,287  $141,411 $111,056

                                      1996     1995       1994
REPAIR AND MAINTENANCE EXPENSES
 Roof                              $       - $       - $       -
 Painting                              1,943       470       510
 Furniture/equipment/interior         18,219    31,744    10,949
 Pool maintenance                        758     3,554         -
 Pavement                                  -         -    13,792
 Reserved for others                   4,194     1,802     5,666
  Total Repair and                    25,114    37,570    30,917
  Maintenance Expenses


Total Expenses                       302,778   272,629   180,216


EXCESS OF OPERATING REVENUES
 OVER CERTAIN EXPENSES             $ 164,423 $  68,492 $(103,375)



























                    See Accountants' Report.

                       CHART HOUSE SUITES


                   NOTE TO FINANCIAL STATEMENT
                November 30, 1996, 1995 and 1994



NOTE 1 - Nature of Business and Significant Accounting Policies



  Nature of Business

Chart House Suites is a 25 unit hotel complex located in Clearwater, Florida. While the hotel was owned for the whole year in 1994, it opened for business on April 21, 1994.

  Basis of Accounting

The accompanying statements of operating revenues and certain expenses reflect income and expenses that are directly attributable to the operations of the hotel complex, and that are not dependent upon a particular owner of the property. As a result, certain expenses which are included in the accounting records of the property are not included in the accompanying financial statements. These expenses are depreciation, amortization, mortgage interest, and certain office and administrative expenses.

  Repairs and Maintenance

Ordinary maintenance and repairs are charged to operations when incurred, while expenditures which significantly increase asset lives or values are capitalized.

                       CHART HOUSE SUITES
                       Clearwater, Florida

                 STATEMENT OF OPERATING REVENUES
                      AND CERTAIN EXPENSES

              For the six months ended May 31, 1997
                           (unaudited)

                       CHART HOUSE SUITES


                        TABLE OF CONTENTS
              For the six months ended May 31, 1997
                           (unaudited)

Statement of Operating Revenues and Certain Expenses            3

Note to Financial Statement                                     5

CHART HOUSE SUITES

STATEMENT OF OPERATING REVENUES AND CERTAIN EXPENSES
For the six months ended May 31, 1997
(unaudited)

OPERATING REVENUES
Total rental income                                      $282,215
OTHER INCOME
Telephone                                                   4,810
Miscellaneous/other                                         1,972
Sales tax income                                              336
Interest income                                             1,557
 Total Other Income                                         8,675

    Total Operating Revenues                              290,890

CERTAIN EXPENSES
Salaries
Salaries-administration                                     2,843
Salaries-housekeeping                                      12,152
Manager on-site                                            11,897
Operations/front desk                                      13,285
Salaries-maintenance/grounds                                9,598
Payroll taxes (included above)                               ----
Management fee                                             18,750

    Total Salaries                                         68,525

Direct Expenses
Insurance                                                   6,246
Maintenance services/supplies                               3,110
Electric-units                                              6,805
Propane gas                                                 3,492
Water/sewer                                                 6,359
Trash removal                                               1,320
Cable television                                            1,454
Grounds                                                       760
Sales and marketing                                        11,580
Telephone                                                   4,398
Laundry/cleaning supplies                                   4,447
Real estate tax                                            13,800
Administrative miscellaneous                               16,851

 Total Direct Expenses                                   $ 80,622

REPAIR AND MAINTENANCE EXPENSES
Roof                                                  $      ----

Painting                                                     ----
Furniture/equipment/interior                               1,974
Pool maintenance                                             ----
Pavement                                                     ----
Other maintenance                                             984
 Total Repair and Maintenance Expenses                      2,958


Total Expenses                                            152,105

EXCESS OF OPERATING REVENUES
 OVER CERTAIN EXPENSES                                   $138,785

CHART HOUSE SUITES

NOTE TO FINANCIAL STATEMENT
For the six months ended May 31, 1997
(unaudited)

NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Chart House Suites is a 25 unit hotel complex located in Clearwater, Florida. The hotel opened for business on April 21, 1994.

Basis of Accounting

The accompanying statement of operating revenues and certain expenses reflects income and expenses that are directly attributable to the operations of the hotel complex, and that are not dependent upon a particular owner of the property. As a result, certain expenses which are included in the accounting records of the property are not included in the accompanying financial statements. These expenses are depreciation, amortization, mortgage interest, and certain office and administrative expenses.

Repairs and Maintenance

Ordinary maintenance and repairs are charged to operations when incurred, while expenditures which significantly increase asset lives or values are capitalized.

                            GLOSSARY

     "Annual Assessment" means the share of funds required for the payment of Common Expenses, which is assessed annually against a Licensee by the Company.

     "Articles" means the Articles of Incorporation of the Company.

     "Assigned Unit" means the Unit of a certain category of hotel suite or studio assigned to a Licensee by the Company at the time of conveyance of a License, which the Licensee may occupy during the Licensee's "Assigned Unit Week" (as hereinafter defined).

     "Assigned Unit Week" means the Unit Week assigned to a Licensee by the Company at the time of conveyance of a License.

     "Board" means the Board of Directors of the Company.

     "By-Laws" means the By-Laws of the Company.

     "Charthouse Rental Pool" means the income generated from the rental of Unit Weeks placed in pool the plus miscellaneous income from operating the Chart House Suites hotel such as telephone income.

     "Common Amenities" means the Resort Facility's swimming pool, administrative office and laundry facilities. The Common Amenities may be expanded from time to time, in the sole discretion of the Company, in the manner provided for in the License Plan. Licensees of the Resort Facility do not acquire any direct ownership in the Common Amenities. However, the Common Amenities are available for reasonable use by Licensees.

     "Common Areas" means those portions of the Resort Facility which are not included in the Units or Common Amenities.

     "Common Expenses" means costs incurred in the operation of the Resort Facility, the Common Amenities, and Common Areas and includes:

          1. Costs relating to or incurred in the operation, maintenance, repair or replacement of the Units, the Common Areas and the Common Amenities, including, but not limited to, real estate taxes, costs of carrying out the powers and duties of the Company and costs of fire and extended coverage insurance; and

          2. Any other expenses designated as "Common Expenses" in accordance with applicable law by the Company, in its sole discretion, or as set forth in the License Plan.

     "Company" means Charthouse Suites Vacation Ownership, Inc., a Florida corporation, its grantees, successors and assigns.

     "Holder" means the owner of a License, as reflected on the books and records of the Company.

     "Interests" means Class A, B, C, D, E and/or F Charthouse
Suites Vacation Interests described in the Prospectus and the License Plan.

     "License" means the ownership of a time share license which is an estate for years, terminating on December 31, 2040 as described in the Plan.

     "Licensee" means a person to whom the Company has conveyed of record of a License, his heirs, successors and assigns.

     "License Plan"  means the Charthouse Suites Vacation License
Plan, as amended from time to time.  See Annex A.

     "Resort Facility" means the property described on Exhibit "A" attached to the License Plan, and all improvements thereon (including the Units and the Common Areas and all furniture, furnishings and fixtures therein) and all easements and rights appurtenant thereto intended for use in connection therewith, but does not include the attached marina, which remains the sole and exclusive property of Decade Properties, Inc., or its grantees, successors and assigns.

     "Rental Pool" means the arrangement under which rental and certain other revenues attributable to Units available for rental in a Unit Week are aggregated and shared among Licensee making their Units available for rental during that Unit Week through the Rental Pool.

     "Rules and Regulations" means the Rules and Regulations for Chart House Suites Hotel. See Annex B.

     "Service Period" means that period of time designated by Charthouse Suites Vacation Ownership, Inc., in its sole discretion, commencing at the end of each Unit Week and ending at the beginning of the next Unit Week, or as necessary, to be used by the Company to clean, service and maintain a Unit and the Common Areas. The Service Period shall initially run for six hours from 10:00 a.m. until 4:00 p.m. However, it may be changed by the Company in its sole discretion; provided, however, that the Service Period will not normally be less than three hours nor more than seven hours.

     "Special Assessment" means a share of funds required for the payment of Common Expenses which, from time to time, is assessed against a Licensee in addition to the Annual Assessment.

     "Suite" means a suite or studio at the Chart House Suites hotel as described in detail in the License Plan.

     "Unit" means a part of the Resort Facility which is subject to exclusive possession of a Licensee.

     "Unit Week" means a period of use of a Unit which shall consist of seven days. Unit Weeks are computed as follows:

          Unit Week No. 1 is the seven days commencing on the first Friday, Saturday or Sunday in each year.

          Unit Week No. 2 is the seven days succeeding.

          Additional Unit Weeks, up to, and including Unit Week
          No. 51, are computed in a like manner.

          Unit Week No. 52 contains the seven days succeeding the end of Unit Week No. 51, without regard to the month or year. Unit Weeks run from 12:00 p.m. on the first Sunday of the Unit Week to 12:00 p.m. on the last Saturday of the Unit Week, and include the service period as defined in Article I (V) hereof. Any excess days not otherwise assigned shall remain the property of Decade Properties, Inc.

                             ANNEX A

                          LICENSE PLAN


THIS INSTRUMENT PREPARED BY:
Mary Neese Fertl, Esq.
Quarles & Brady
411 East Wisconsin Avenue
Suite 2900
Milwaukee, WI  53202

                              VACATION LICENSE PLAN

                                       FOR

                                CHARTHOUSE SUITES


     This Vacation License Plan (the "Plan") for Charthouse
Suites is made this ____ day of __________, 1997, by CHARTHOUSE
SUITES VACATION OWNERSHIP, INC., a Florida corporation (the
"Developer").

     WHEREAS, the Developer is the escrowed owner in fee simple of the real property described on Exhibit "A" attached hereto
(the "Property"); and

     WHEREAS, the Developer desires to sell Vacation Interests (the "Interests"), which shall entitle the holder to the income arising from rental or, upon the proper notice, the license right to use for eight weeks in each calendar year (two weeks in each season), a studio or suite of a certain category in Charthouse Suites located upon the Property, until December 31, 2040, pursuant to the terms of a Subscription and Purchase Agreement for Charthouse Suites Vacation Interests between the Developer and the purchaser; and

     WHEREAS, the Developer desires to provide for the preservation of the values and the amenities which are available for use by the purchasers of Interests, and to this end does hereby establish this Vacation License Plan as hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Developer hereby declares that the Property shall be owned, held, used, transferred, sold, conveyed, demised and occupied, subject to the conditions, covenants, restrictions, easements, reservations, regulations and burdens hereinafter set forth, until this Plan is terminated as provided herein.

                               ARTICLE I

                              DEFINITIONS

     The following words and phrases when used in the Plan
(unless the context should clearly reflect another meaning) shall have the following meanings:

     A. "Advisory Committee" means the board of Licensees selected by the Developer pursuant to the terms of this Plan.

     B. "Annual Assessment" means the share of funds required for the payment of Common Expenses, which is assessed annually against a Licensee.

     C. "Assigned Unit Weeks" means the Unit Weeks assigned to a Licensee by the Developer pursuant to the Subscription
Agreement executed by such Licensee and the Developer or assigned by the Managing Entity.

     D. "Common Elements" means the studios or suites, the four-story hotel structure, including, without limitation, the hallways, elevators, mechanical equipment, heated swimming pool, the parking areas and the laundry room.

     E. "Common Expenses" means the costs incurred in the operation of the Resort Facility, as more particularly set forth in this Plan.

     F. "Developer" means Charthouse Suites Vacation Ownership, Inc., its grantees, successors and assigns. A "Licensee" (as hereinafter defined) shall not by reason of the purchase of a "License" (as hereinafter defined) be deemed a grantee, successor or assign of the Developer's rights or obligations under the Plan, unless such Licensee acquires the Interests for purposes of resale or is specifically so designated as a successor or assign of the Developer's rights or obligations in the respective instrument of conveyance or other instruments executed by the Developer. Nothing herein shall be deemed to contradict the definition of Developer in the Act with regard to the sale of Licenses.

     G. "Interest" or "License" means a right to collect revenues, if any, arising from rental or, upon proper notice, the right to occupy a certain category of suite in Charthouse Suites for the Weeks assigned to the Licensee under a Subscription Agreement, which License, if not sooner terminated, shall terminate on December 31, 2040, which right is neither coupled with a freehold interest nor coupled with an estate for years with a future interest in a time share property, as described in the Plan.

     H. "Licensee" means a person to whom the Developer has entered into a Subscription Agreement, his heirs, successors or assigns.

     I. "Managing Entity" means Charthouse Suites Vacation Ownership, Inc., its grantees, successors or assigns, or such other entity designated by the Developer from time to time to serve as such Managing Entity, which party has acknowledged in writing it has accepted the duties and obligations of serving as Managing Entity.

     J.   "Plan" or "Vacation License Plan" means this Vacation
License Plan, as amended from time to time.

     K. "Resort Facility" means the Chart House Suites hotel property described on attached Exhibit A, all improvements thereon (including the suites, the Common Elements and all furniture, furnishings and fixtures therein) and all easements and rights appurtenant thereto intended for use in connection therewith. The Resort Facility does not include the Marina or its successor.

     L. "Rules and Regulations" means the Rules and Regulations established and promulgated from time to time by the Managing
Entity with respect to the use of the Resort Facility.

     M. "Service Period" means that period of time commencing at the end of each Unit Week and ending at the beginning of the next Unit Week to be used by the Managing Entity to clean, service and maintain a Unit.

     N. "Special Assessment" means a share of funds required for the payment of Common Expenses, which from time to time is assessed against a Licensee in addition to the Annual Assessment.

     O. "Unit" means one of the 25 suites in the Resort Facility.

"Units" means more than one Unit.

     P. "Unit Week" or "Week" means a period of use of a Unit, which shall consist of seven (7) days. Unit Weeks are computed as follows:

               Unit Week No. 1 is the Seven (7) Days
               commencing on the first Friday, Saturday or Sunday in each calendar year.

               Unit Week No. 2 is the Seven (7) Days
               succeeding.

               Additional Unit Weeks, up to and including
               Unit Week No. 52, are computed in a like manner.

               Occupancy shall begin at 4:00 P.M. on the Start Day and end at 10:00 A.M. on the same day of the immediately following week. Any excess days not otherwise assigned shall remain the property of the Developer.

                               ARTICLE II

          DESCRIPTION OF IMPROVEMENTS AND TIME SHARING PLAN

     A.   Description of Resort Facility.

          The Resort Facility includes a four-story hotel containing 25 studios or suites located at 850 Bayway Boulevard, Clearwater Beach, Florida, together with certain common amenities, as exist from time to time, including the heated swimming pool, parking areas, laundry room and administrative office. The Resort Facility is owned in fee simple by the Developer. The Resort Facility does not include the Marina. The Developer has been formed to facilitate the sale of Interests to use the Resort Facility.

      B.   Vacation License Plan.

           The Developer shall enter into a License with each Licensee, whereby such Licensee is granted the right to receive rental revenue arising from rental of the Unit, if any, or, upon written request, to occupy a particular category of suite for eight weeks each calendar year (two weeks in each season) terminating on December 31, 2040. Winter is Weeks 46-52 and 1-6, Spring is Weeks 7-19, Summer is Weeks 20-32 and Fall is Weeks 33-
45. The Developer and/or Managing Entity shall establish the annual Schedule, in its sole discretion, whose decision as to the Weeks assigned to a Licensee each calendar year shall be final. The particular Unit to which the Licensee's Weeks shall be applicable shall be assigned by the Developer and/or the Managing Entity in the category of the Class of Interest purchased by the Licensee. The category of suite or studio that may be used by a Licensee shall be determined by the Class of Interest purchased by the Licensee. The Classes of Interests are as follows:

Class A                       The ownership of A Interests allows the
Interests"Standard            Licensee use of a standard studio with
Studio:                       two queen-sized beds overlooking the
                              marina and Clearwater Bay, for two weeks in each season until December 31, 2040.
                              Units 201, 202, 301, 302, 401 and 402 in
                              Chart House Suites hotel are the studios applicable to the Class A Interests.

Class B                       The ownership of B Interests allows the
Interest"King                 Licensee use of a spacious king studio
Studio:                       with one king-sized bed overlooking the
                              marina and Clearwater Bay, for two weeks in each season until December 31, 2040.
                              Units 103, 104, 105 and 106 in Chart
                              House Suites hotel are the studios
                              applicable to the Class B Interests.

Class C                       The ownership of C Interests allows the
Interests"Large               Licensee use of a large studio with two
Studio:                       queen-sized beds overlooking Clearwater
                              Bay, the marina or southern exposure,
                              for two weeks in each season until
                              December 31, 2040.  Units 101, 102, 206,
                              207, 305 and 306 in Chart House Suites
                              hotel are the studios applicable to the
                              Class C Interests.

Class D Interests"            The ownership of D Interests allows the
1 Bedroom Suite:              Licensee use of a one-bedroom suite
                              overlooking the marina, Clearwater Bay,
                              the swimming pool or southern exposure
                              for two weeks in each season until
                              December 31, 2040.  Units 204, 303, 304,
                              307, 403 and 404 in Chart House Suites
                              hotel are the suites applicable to the
                              Class D Interests.

Class E Interests"            The ownership of E Interests allows the
1 Bedroom Suite               Licensee use of a one-bedroom suite,
(with lanai):                 with lanai, with a view of Clearwater
                              Bay, for two weeks in each season until
                              December 31, 2040.  Units 203 and 205 in
                              Chart House Suites hotel are the suites
                              applicable to the Class E Interests.

Class F Interest"             The ownership of F Interests allows the
Penthouse:                    Licensee use of a two-bedroom penthouse
                              suite, with a fully equipped kitchen,
                              living room, den, dining room, two full
                              baths (one with a jacuzzi) and a large
                              private balcony overlooking Clearwater
                              Bay, for two weeks in each season until
                              December 31, 2040.  Unit 405 in Chart
                              House Suites hotel is the suite
                              applicable to the Class F Interest.

The remainder interest shall be vested in the Developer and the Owner and their heirs, successors and assigns, as their interests may appear. A Licensee may be the Licensee of more than one (1) License or more than one (1) Interest. The Licensee shall be entitled to the exclusive use of a Unit in the Class of Interest purchased, the specific Unit to be designated by the Managing Entity, which use shall only be during the Assigned Unit Weeks and to no other Unit or during any other Unit Weeks. A Licensee should expect to occupy different suites available within the Class of Interest purchased for each of the Licensee's Unit Weeks. During the Assigned Unit Weeks, the Licensee shall also have the right to the non-exclusive use of the common areas of the Resort Facility. A Licensee shall not have the right to the use of the Resort Facility, except during such Licensee's Assigned Unit Weeks.

                           ARTICLE III

               MANAGEMENT OF THE RESORT FACILITY

     A. Maintenance and Management of the Resort Facility. The Managing Entity shall manage and operate the Resort Facility.
The Managing Entity shall be responsible for supervising the maintenance, repair and replacement of the entire Resort Facility, the costs of which to be a Common Expense. The Managing Entity may enter into an agreement(s) with such firms or companies as it may determine to provide certain management, services and maintenance with respect to the Resort Facility as the Managing Entity deems advisable and for such period of time and on such basis as it determines. The fee for such services shall be deemed a Common Expense and included in the regular maintenance assessment.

     B. Duties of the Managing Entity. The Managing Entity shall have the following duties:

          1.   Repair and Maintenance of Resort Facility:  The
Managing Entity shall be responsible for supervising the maintenance, repair and replacement of all of the Resort
Facility.

          2. Color Schemes: The Managing Entity shall determine the interior color scheme, decor and furnishings of each Unit in the Resort Facility, as well as the proper times for redecorating and replacements thereof. In addition, the Managing Entity shall determine the color scheme of the buildings and all exteriors and the interiors thereof and shall be responsible for the maintenance thereof. The Managing Entity shall maintain and keep all portions of the Resort Facility managed in a condition substantially similar to the architectural design or such change in design as the Developer may determine from time to time, unless the Developer consents in writing to such structural changes or improvements.

          3. Utilities: The Managing Entity shall acquire water, sewer, garbage disposal, electrical, telephone, gas and other necessary utility services for the Resort Facility.

          4. Insurance: The Managing Entity shall obtain, maintain and enforce the policies of insurance as obtained by the Managing Entity from time to time.

          5. Rules and Regulations: The Managing Entity shall make, establish, promulgate, amend and repeal rules and regulations with respect to the use of Units and the Resort
Facility.

          6. Enforcement of Restrictions and Rules: The Managing Agent shall perform such other acts, whether or not expressly authorized by the Plan, as may be reasonably necessary to enforce any of the provisions of the Plan and the Rules and Regulations, subject to its reasonable discretion.

          7. Compliance with Act: The Managing Entity shall perform all duties of a managing entity to the extent required by the Laws. In addition to such requirements, the Managing Entity shall:

               (a)     Provide, each year, to all Licensees an
itemized Annual Budget, which shall include all estimated revenues and expenses;

               (b) Maintain all books and records concerning the
Resort Facility. The books and records, with respect to the Resort Facility, shall be kept separately from any other project of the Managing Entity. All such books and records shall be reasonably available for inspection by any Licensee or the authorized agent of any Licensee.

               (c) Maintain among its records, and provide to the Division upon request, a complete list of the names and addresses of all Licensees in the Vacation License Plan. The Managing Entity shall update this list no less frequently than quarterly;

               (d)     Make available for inspection by the
Division, the books and records of the Plan, upon request of the Division;

               (e) Schedule the occupancy of Units and assign the Unit Weeks in the Resort Facility to the Licensees in accordance with their Licenses; and

               (f)     Perform any and all other functions and
duties which are necessary and proper to maintain, operate and manage the Resort Facility.

     C.   Powers and Authority of the Managing Entity.

          In addition to such other powers as may be set forth in the Plan, the Managing Entity shall have the power to do and perform any and all lawful things which may be authorized, required or permitted to be done by the Managing Entity under this Plan or by law and to do and perform any and all acts which are necessary or proper for or incidental to the operation of the Resort Facility (the costs of which shall be Common Expenses), including without limitation:

          1. Assessments: To levy assessments on the Licensees and to enforce payments of such assessments.

          2. Right of Entry and Enforcement: To enter upon any portion of the Resort Facility for the purpose of enforcing by peaceful means any provisions of this Plan, or for the purpose of maintaining, replacing or repairing any such area, if, for any reason whatsoever, maintenance, replacement or repair is required thereto.

          3. Employment of Agents: To employ the services of any person or corporation as Manager, or other employees, to, as may be directed by the Managing Entity, manage, conduct and perform the business, obligations and duties of the Managing Entity, and to enter into contracts for such purpose. Such agent shall have the right to ingress and egress over such portions of the Resort Facility as is necessary for the performance of such business, duties and obligations.

          4. Employment of Professional Advisors: To employ professional council and advisors from persons, firms or corporations as determined by the Managing Entity, such as, but not limited to, landscape architects, recreation experts, planners, lawyers and accountants.

          5. Miscellaneous: To make and enter into contracts, leases or concessions.

          6. Personal Liability: Neither the Developer nor the Managing Entity nor any of their respective officers, directors or employees shall be personally liable to any Licensee or to any other party, for any damage, loss or prejudice suffered or claimed on account of any act, omission, error or negligence of the Managing Entity, or Developer or any other representative or employee of the Managing Entity, or the Developer, provided that such person, firm or entity has, upon the basis of such information as may be possessed by him at such time, acted in good faith, without willful or intentional misconduct.

          7. Books and Records: To keep separate the books and records for the Resort Facility.

          8. Occupancy: To prohibit occupancy of a Unit in accordance with applicable law.

          9. Charthouse Rental Pool: To operate the Charthouse rental pool and pay all costs of the rental pool.

                        ARTICLE IV

              ASSESSMENTS FOR COMMON EXPENSES

     A.   Affirmative Covenant to Pay Expenses.

          In order to (1) fulfill the covenants in the Plan; (2) to preserve the Units and the Resort Facility for the recreation, safety, welfare and benefit of the Licensees and their invitees, guests, family members and lessees; and (3) to provide for improvement, maintenance and preservation of the Units and the Resort Facility and the services and amenities provided for herein, there is hereby imposed upon the Licensees, the affirmative covenant and obligation to pay the Common Expenses as defined, and more particularly set forth, in this Plan. The Managing Entity shall prepare and adopt an Annual Budget setting forth the Common Expenses for the operation and management of the Resort Facility.

          The Managing Entity shall assess each Licensee in the Resort Facility its share of the Common Expenses, which share shall be assessed annually as an Annual Assessment, and the Managing Entity shall collect said sums. The Assessment shall be determined as follows: Each Licensee shall be responsible for a proportionate share of the Common Expenses attributable to the Unit Weeks which are licensed to the Licensee. It is understood that the total Common Expenses shall be allocated to the respective Classes of Interests as follows:

                                                                  Total
                                                              Per Interest
                                           Total                By Class
                                         Per Class           (8 Unit Weeks)

Class A Interest -                        19.6045%               .5027%
Class B Interest -                        13.0696%               .5027%
Class C Interest -                        21.1522%               .5424%
Class D Interest -                        29.4067%               .7540%
Class E Interest -                        10.4901%               .8069%
Class F Interest -                         6.2769%               .9657%
Total                                         100%

Each Licensee shall be responsible for a uniform portion of the Common Expenses allocated to the Class of Interest under such License, with the numerator being the number of Assigned Unit Weeks licensed to the Licensee and the denominator being the total number of Unit Weeks included in that particular class.

     For the period through and including December 31, 1998, the Developer guarantees that the Annual Assessment per Unit Week shall not exceed the amounts per Class of Interest as set forth below:

               Class A          -        $190.00
               Class B          -        $190.00
               Class C          -        $205.00
               Class D          -        $285.00
               Class E          -        $305.00
               Class F          -        $365.00

     Thereafter, such Annual Assessment shall not increase annually by more than 10% per annum determined on a compounded basis (except for the portion of the assessment relating to real estate taxes and insurance) without the affirmative vote of a majority in interest of the total Unit Weeks. For purposes of the vote of Unit Week Holders, the Developer will be allowed to vote the Unit Week of unissued Interests or defaulted Interests. An Advisory Committee, as described in subsection C below, may be consulted for advice regarding certain management decisions relevant to establishing the Annual Assessment. The Licensee shall not have the right to use of a suite or studio during such Licensee's assigned Unit Weeks if the Licensee is not current in the payment of Annual Assessments or payments for Interests due by the Licensee as determined by the Managing Entity. If the Licensee participates in an Exchange Program, then prior to any transfer of a Unit Week to which the Licensee is entitled, all assessments which will be applicable for all periods prior to the Unit Week(s) to be transferred shall be due and must be paid in full prior to any transfer. Any transfer without such assessments being paid in full shall be void, and neither the Managing Entity nor the Developer shall be bound to honor same.

     B. Special Assessments. Notwithstanding the foregoing, each Licensee shall be obligated to pay such Special Assessments as shall be levied, in addition to the Annual Assessments by the Managing Entity for that year only, as a result of (a) extraordinary items of expense; (b) nonrecurring capital expenditures; (c) any sums expended by the Managing Entity for the repair or replacement of a Unit or the Resort Facility damaged by a Licensee, its family, guests or any person claiming by, through or under the Licensee; (d) any sums expended by the Managing Entity for the addition or alteration of a Unit or the Resort Facility made by a Licensee in violation of the provisions of the Plan and/or Rules and Regulations, or (e) such other reason or basis determined by the Managing Entity in its sole discretion. Notwithstanding the foregoing, special assessments arising under subparagraphs (a), (b) and (e) above shall not be made unless approved by an affirmative vote of a majority in interest of the total number of Unit Weeks, unless (a) such assessment (other than a special assessment to restore or rebuild because of damage or destruction to a Unit(s) or to the Resort Facility) does not exceed 5% of the budgeted gross expenses for the calendar year; or (b) such assessment is a special assessment for the repair or rebuilding of a Unit(s) or the Resort Facility which does not exceed 10% of the budgeted gross expenses for the calendar year in which the assessment is levied. For purposes of the vote of Unit Week Holders, the Company will be allowed to vote the Unit Week of unissued Interests. The Managing Entity may, to the extent possible, allocate Special Assessments to the Licensee applicable when the special assessment is for the purpose of reimbursing the Managing Entity for costs incurred in bringing a Licensee or its License into compliance with the provision of this Plan, the Rules and Regulations, or the License. In addition, special assessments may be levied against individual Licensees for sums expended for repairs or replacements relating to damage caused by such Licensee or its family members, guests, lessees and any sums expended for violations by a Licensee of the provisions of the Plan, Rules and Regulations, and the License.

     C. Advisory Committee. At the Managing Entity's option, the Managing Entity may appoint from time to time, an Advisory Committee of Licensees, or officers, directors or principals of Licensees, consisting of between five and nine members. Advice may be sought by the Managing Entity from the Advisory Committee as to the amount of Annual and/or Special Assessments and other matters with respect to the operation of the Resort Facility as determined by the Managing Entity. The advice sought from the Advisory Committee is strictly advisory in nature, and the Managing Entity shall not be bound by advice from the Advisory Committee.

     D. Liability. Until the Licensee relinquishes his License to the Developer, the record Licensee(s) of each License in the Resort Facility shall be personally liable, jointly and severally, to the Managing Entity for the payment of the Annual Assessments or any Special Assessment (hereinafter, collectively referred to as "Assessments") levied by the Managing Entity against the Licensees and for all costs of collecting such Assessments, including interest, delinquent assessments and attorneys' fees at all trial and appellate levels. Until the Licensee relinquishes his License to the Developer, the Assessments, together with interest thereon, and the costs of collection, including attorneys fees at all trial and appellate levels, shall be a lien upon such Licensee's License, but shall not encumber the property, real or personal, of any other person.

     E. Cancellation Rights and Allocation of Income. In the event a Licensee has cancellation rights under Chapter 721, F.S. or the Plan is canceled because 76 Interests are not sold by July 31, 1998, in order to calculate the benefit for calculating the anticipated return, the amount shall be:


                                        Dollar Amount Benefit
                                             Per Night

          Interest A                           $ 70.00
          Interest B                           $ 75.00
          Interest C                           $ 85.00
          Interest D                           $120.00
          Interest E                           $130.00
          Interest F                           $175.00

     In allocating the Charthouse Rental Pool Income for the Unit
Weeks that are not removed from the rental pool, the Income shall be allocated to participating Unit Weeks, based upon 52 weeks in a year, as follows:

                                                                 Off
                                                               Season              Gross
            Number   Number   Nightly   Potential                           Total %   Total % Per
              of       of     Walk-in     Daily      Total %     Total %   Per Week   Interest 8
Class        Rooms  Interests  Rate      Revenue    Per Class   Per Suite (52 Weeks)     Weeks

A Interest     6       36      $70       $420        17.6101%    2.9350%     0.0564%     0.4515%
B Interest     4       24      $75       $300        12.5786%    3.1447%     0.0605%     0.4838%
C Interest     6       36      $85       $510        21.3836%    3.5639%     0.0685%     0.5483%
D Interest     6       36     $120       $720        30.1887%    5.0314%     0.0968%     0.7741%
E Interest     2       12     $130       $260        10.9015%    5.4507%     0.1048%     0.8386%
F Interest     1         6    $175       $175         7.3375%    7.3375%     0.1411%     1.1289%

The Developer or Managing Partner shall calculate the results and forward the net funds collected on a quarterly basis.

                            ARTICLE V

                     REMEDIES OF ENFORCEMENT

     A. Intent of Operation of Plan. It is intended that this Plan be operated in a manner so that if a Licensee fails to pay the cost of the Interest Assessments (Annual and Special) due by such Licensee hereunder as they become due, that the Licensee shall be deprived of use of such Licensee's Unit Weeks (in addition, any income from the rental pool, will become the Developer's property) until any delinquencies are paid in full. The Developer shall have the right to proceed against the Interest holder at low or in equity for amounts owing or unpaid as due.

     B.   Enforcement of Plan.

          1. The covenants and restrictions herein contained may be enforced by the Developer or the Managing Entity in any judicial proceeding seeking any relief recognizable at law or in equity, including damages, injunction, and other mandatory relief against any person, persons, firm or entity violating or attempting to violate any covenant or restriction. The failure either by the Developer or the Managing Entity to enforce any covenant or restriction herein contained shall, in no event, be deemed a waiver of the right to do so thereafter. The prevailing party in any such litigation shall be entitled to reasonable attorneys' fees and court costs, including costs and fees at all trial and appellate levels.

          2. All rights, remedies or relief of whatsoever nature or kind provided herein in favor of the Developer or the Managing Entity shall be cumulative and non-exclusive, and none shall exclude, jointly or severally, any other right, remedy or relief permitted by law or otherwise available to the Developer or the Managing Entity.

          3. In addition to any other remedies which Developer or Managing Entity may have, in the event a Licensee shall be in default of any of the provisions of the Plan, the License or the Rules and Regulations, the Developer and the Managing Entity may levy a fine as determined, from time to time, by the Managing Entity against such Licensee, which shall continue until such default shall be remedied by the defaulting Licensee.

     C.   Other Remedies in the Event of Non-payment of
Assessments.

          1. In the event a Licensee shall fail to pay any Assessment or payment for the Interest after the same becomes due, then during such period of default the Licensee will be denied possession of a Unit for such Licensee's Assigned Unit Weeks (and any income from the rental pool, which will forever become the sole Developer's property). Such denial of use shall also extend to those parties claiming under the Licensee (including any exchange programs, if applicable). The Developer shall have the right to the use or rent of the Unit Weeks for such periods that the Licensee shall be deprived of use thereof, and the Developer shall be entitled to all income derived therefrom. Any income received by the Developer, however, shall not reduce the amount of Assessments owed by the Licensee.

          2. Delinquent Assessments shall bear interest at up to the highest rate permitted by law. In addition, the Managing
Entity may, in its sole discretion, impose an administrative late fee in an amount not to exceed $25.00 for each delinquent assessment.

          3. In addition, in the event a Licensee shall fail to pay any Assessment and such default continues for more than six
(6) months or there are more than three (3) defaults of any duration, then the Developer may cancel the License of a Licensee. Upon cancellation of the Licensee's interest, the Interest shall belong to the Developer, and the Licensee shall forfeit all payments made previously.

          4. If the Licensee remains in possession of the Unit after his License has been canceled, the Licensee shall pay a rental fee for the Unit equal to the daily posted rate in the suite, which is applicable to the suite in the Class of Interest purchased as determined by the Managing Entity or the Developer from time to time.

          5. The remedies provided herein shall be non-exclusive and cumulative and shall not exclude any other remedies available to the Developer of this Plan, law, the License or otherwise.

     D.   Failure of Licensee to Vacate.

          In the event any Licensee of a License fails to vacate a Unit at the expiration of his Assigned Unit Weeks, or at such earlier time as may be fixed by the Rules and Regulations adopted by the Managing Entity from time to time, he shall be deemed a "Holdover Licensee." It shall be the responsibility of the Managing Entity to take such steps as may be necessary to remove such Holdover Licensee from the Unit and to assist the Licensee of a License entitled to occupy a subsequent Assigned Unit Week, who may be affected by the Holdover Licensee's failure to vacate, to find alternative accommodations during such holdover period.

          In addition to such other remedies as may be available to it, the Managing Entity shall secure, at its expense, alternate accommodations for any Licensee who may not occupy a Unit during his Assigned Unit Week due to the failure to vacate of any Holdover Licensee. Such accommodations shall be as near in value to the Licensee's category of Interest as possible. The Holdover Licensee shall be charged the rack rate applicable to such suite or studio for the period of the holdover, the cost of such alternative accommodations for the Licensee who was not able to use such Licensee's Unit Week because of the holdover, any other costs incurred due to such Holdover Licensee's failure to timely vacate and an administrative fee of Fifty ($50.00) Dollars per day during his period of holding over. In the event it is necessary that the Managing Entity contract for a period greater than the actual period of holding over in order to secure alternative accommodations as set forth above, the entire period shall be the responsibility of the Holdover Licensee, although the Fifty ($50.00) Dollars per day administrative fee shall cease upon actual vacating by the Holdover Licensee.

          The Managing Entity shall submit a bill to the Holdover
Licensee in accordance with this paragraph, which must be paid immediately or the Holdover Licensee shall be in default and subject to the provisions of this Article.

          The foregoing provisions shall not abridge the Managing
Entity's right to take such other action as is provided by law or equity.

                           ARTICLE VI

                    GUARANTEE OF ASSESSMENTS

     The Developer may guarantee the Common Expenses as may be permitted by law and, during any such period of guarantee, the Developer shall not be required to pay any assessments levied with respect to Unit Weeks owned by the Developer, provided, however, during such period of the Developer's guarantee, Developer shall be obligated to pay for any amount required to pay the Common Expenses not receivable from Licensees of Licenses other than the Developer.

                           ARTICLE VII

                         COMMON EXPENSES

     The following expenses are declared to be Common Expenses, which the Licensees are obligated to pay as provided herein.

     A. Maintenance Fees. All expenses for the repair and upkeep of a Unit for normal wear and tear, repair and replacement of furniture, fixtures, appliances, carpeting and utilities.

     B. Utility Charges. All charges levied for utilities providing services for any portion of the Resort Facility, whether they are supplied by a private or public firm. It is contemplated that this obligation will include all charges for water, gas, sprinkler systems, sprinkler pumps, telephone, sewer, sewage pumps, garbage removal, pest control, cable, elevators and any other type of utility or any other type of service charge.

     C. Liability Insurance. The premiums on the policy or policies of insurance as described in Article IX of this Plan.

     D. Fire, Windstorm and Other Casualty Insurance. The premiums for insurance as described in Article X of this Plan.

     E. Destruction of Buildings or Improvements. Any sums necessary to repair or replace, construct or reconstruct damages caused by the destruction of any portion of the Resort Facility by fire, windstorm or other casualty in excess of the insurance proceeds available with respect to said damage or destruction.

     F. Repair, Replacement and Maintenance. All expenses necessary to keep and maintain, repair and replace any portion of the Resort Facility, including, but not limited to, personal property, furniture, fixtures and equipment, in a manner consistent with the development of the Resort Facility and in accordance with the covenants and restrictions contained herein and in conformity with all orders, ordinances, rulings and regulations of any and all federal, state and city governments having jurisdiction thereof, as well as the statutes and laws of the State of Florida and the United States.

     G. Operational Expenses. The costs of administration and operation of the Resort Facility, including but not limited to accounting costs, employee costs, front desk costs, management fees, maid service, deficits from any prior period, costs associated with operating the reservation system and rental pool, and all other costs of operating the Vacation License Plan.

     H.   Maintenance Costs under the Non-exclusive Easement.
All costs for maintenance, replacement and repair of Common Areas due by the Developer under the Non-exclusive Easement granting to the Developer rights to use certain Common Areas of the Property.

     I. Indemnification. Indemnification against any and all claims, suits, actions, damages and/or causes of action arising from any personal injury, loss of life, and/or damage to property, sustained on the Resort Facility and from and against all costs, counsel fees, expenses and liabilities incurred in connection with any such claim, the investigation thereof or the defense of any action or proceeding brought thereon and from and against any orders, judgments and/or decrees which may be entered thereon. Included in the foregoing provisions of indemnification are any expense that the Developer may be compelled to incur in bringing suit for the purpose of enforcing rights hereunder or for the purpose of compelling the specific enforcement of the provisions, conditions and covenants to be kept and performed by the Licensees.

     J. Reserve Funds. Amounts to establish adequate reserve funds and/or sinking funds for replacement and/or capital refurbishment and/or capital improvements of all or any portion of the Resort Facility determined proper and sufficient by the Managing Entity. Each Licensee acknowledges, understands and consents that no Licensee shall have any interest, claim or right to any such reserves.

     K. Taxes. Any and all taxes levied or assessed at any and all times by any and all taxing authorities, including all taxes, charges, assessments and impositions and liens for public improvements, special charges and assessments in water drainage districts and in general, all taxes and tax liens which may be assessed against the Resort Facility and against any and all personal property and improvements which are now or which may hereinafter be placed thereon, including any interest, penalties or other charges which may be included thereon.

     L. Miscellaneous Expenses. The cost of all items or expenses pertaining to or for the benefit of the Resort Facility and any improvements now or hereafter located thereon or any part thereof and the operation of the Vacation License Plan not herein specifically enumerated.

                          ARTICLE VIII

                  MANAGEMENT OF RESORT FACILITY

     The Managing Entity has entered into a management agreement with Decade Properties, Inc. to provide management services with respect to the Resort Facility and the operation of the Vacation License Plan. The Managing Entity may enter into such other management agreements as the Managing Entity may determine in its sole discretion (including agreements with the Developer or its affiliate(s)), whereby it contracts for management services which are required to discharge its duties under this Plan and for the management, operation and maintenance of the Resort Facility and the Vacation License Plan. All costs associated with such management, exclusive of the 5% rental pool fee payable to the rental agent, shall be assessed as a Common Expense against the Licensees.

                           ARTICLE IX

                       LIABILITY INSURANCE

     The Managing Entity shall obtain liability insurance with such coverage and in such amounts as it may determine from time to time for the purpose of providing liability insurance coverage for the Resort Facility. Premiums for such insurance shall be part of the Common Expenses. Such insurance shall also include public liability, workmen's compensation and hired automobile coverage.

                            ARTICLE X

       CASUALTY INSURANCE AND DESTRUCTION OF IMPROVEMENTS

     A. The Managing Entity shall obtain casualty insurance with such coverage and in such amounts as it may determine from time to time for the purpose of providing casualty insurance coverage for the Resort Facility, including fire and extended coverage insurance, vandalism and malicious mischief insurance, and rent loss coverage, all of which insurance shall insure all of the insurable improvements on and within the Resort Facility, including personal property owned by the Managing Entity, in a company acceptable to the Managing Entity in an amount equal to the full insurable replacement value as determined from time to time by the Managing Entity. The premiums for such coverage and other expenses in connection with such insurance shall be charged to the Licensees as part of the Common Expenses. The company or companies with which the Managing Entity shall place its insurance coverage, as provided in this Plan, and the insurance agent or agents placing such insurance must be authorized to do business in the State of Florida. Such insurance shall name the Developer as insureds as their respective interests may appear.

     B.   Where a loss or damage occurs to any part of the Resort
Facility it shall be obligatory upon the Managing Entity to repair or restore the damage caused by said loss, subject to the provisions below.

          1. The Managing Entity shall promptly obtain reliable and detailed estimates of the cost of repairing and reconstruction of such damaged property for the purpose of determining whether the available insurance proceeds are sufficient to pay for the same.

          2. If the insurance proceeds are sufficient to pay for the estimated cost of restoration and repair, the Managing
Entity shall have the right and obligation to cause the damage to be repaired and restored.

          3. If the net proceeds of the insurance are insufficient to pay for the estimated cost of restoration and repair (or for the actual cost thereof, if the work has actually been done), the Managing Entity shall promptly, upon determination of the deficiency, determine the amount of the Special Assessment which will be necessary to obtain the necessary funds to repair and to restore such damaged improvements. If the Special Assessment is 10% or less of the budgeted gross expenses for the calendar year in which the assessment is levied, then the Managing Entity shall levy such Assessment against the Licensees and shall upon receipt of adequate funds proceed to have the repairs and reconstruction completed. Each Licensee shall be responsible for a proportionate share of the Assessment attributable to the Unit Weeks which are licensed to the Licensee in the same manner that the Annual Assessment is allocated.

          4. If the Special Assessment exceeds 10% of the budgeted gross expenses for the calendar year in which the assessment is levied, then the damage or destruction shall not be repaired or reconstructed without the affirmative vote of a majority in interest of the total number of Unit Weeks. If the affirmative vote is obtained, then the Managing Entity shall levy such Special Assessment against the Licensees and shall upon receipt of adequate funds proceed to have the repairs and reconstruction completed. If the affirmative vote is not obtained, then in such event and only in such event, the damage and destruction shall not be repaired and this Plan and all Licenses shall terminate. The entire insurance proceeds shall be allocated between the Developer and the holders of the Unit Weeks in the Resort Facility with the holders of the right to use Unit Weeks being entitled to that portion of the proceeds equal to a ratio the numerator of which is the remaining number of years from the date of the damage to December 31, 2040 and the denominator is 43. The Developer shall be entitled to the balance of the proceeds. The proceeds due to the holders of the right to use Unit Weeks shall be allocated in the percentages and manner in which Common Expenses are allocated, provided that if a particular Licensee has not paid the entire purchase price and all payments for the License, then such Licensee shall have the option of (a) paying the balance due on such License, in which event such Licensee shall receive the pro rata share of insurance proceeds allocated to such Licensee's Unit Weeks as provided above, or (b) not paying such balance due on the purchase price of the License, in which event the insurance proceeds allocated to such Licensee's Unit Weeks shall be paid to the Developer.

     C. Notwithstanding any provision to the contrary, during such time that the Resort Facility or the Unit(s) are untenantable because of such damage or destruction, the Managing Entity shall notify the holders of the affected Unit Weeks and such holders shall not be permitted to use said Unit Weeks. Such affected holders shall not be entitled to any compensation for such loss of use, unless the Managing Entity is able to obtain and does obtain loss of use insurance coverage, in which event the affected holders shall only be entitled to the portion of loss of use insurance proceeds applicable to the Unit Weeks in which the Licensee was not able to occupy a suite because of such damage or destruction.

                           ARTICLE XI

                          CONDEMNATION

          The taking of the Resort Facility by condemnation shall be deemed to be a casualty and the awards for that taking shall be deemed to be proceeds from insurance on account of the casualty. Whether the Resort Facility will be continued after condemnation will be determined in the manner provided for determining whether damaged property will be reconstructed and repaired after casualty. For this purpose, the taking by condemnation shall be deemed to be a casualty. If the Resort Facility is terminated after condemnation, the proceeds of the award shall be divided into two (2) portions, one relating to the respective value of the Units Weeks until December 31, 2040 and the other portion to the Developer for the value of the Developer's remainder interest. Such two portions shall be calculated in the same manner as provided with respect to the allocation and payment of proceeds in connection with a casualty.

The portion due to the holders of Unit Weeks shall be allocated in the same manner as provided with respect to a casualty, including the provisions relating to the requirement that the purchase price and all License fees be paid in full before a Licensee is entitled to receive any part of the award. In the event of taking of any common area of the Resort Facility (not including a Unit), the Licensees shall have no right to any part of the award, and the Developer shall be entitled to the entire award.

                           ARTICLE XII

   GRANT OF EASEMENTS AND RESERVATION OF EASEMENTS AND RIGHTS

     A.   Perpetual Non-Exclusive Easement to Common Areas and
          Public Ways.

          The driveways, walks and other rights-of-way in the Resort Facility shall be available for ingress and egress on a non-exclusive basis from the common areas and publicly dedicated ways for the Developer, the Managing Entity, the Licensees and all of their family members, guests, licensees, lessees and invitees and all other parties entitled to use any part of the Property or the Marina during the term of this Plan.

     B.   Non-Exclusive Easement.

          The Owner has granted to the Developer a Non-exclusive Easement for the use and enjoyment of those areas designated as Common Areas in such Non-exclusive Easement Agreement. The Licensees shall have the right to use such Common Areas during their Unit Weeks in accordance with this Plan. The expenses for the maintenance, replacement and repair of such Common Areas shall be Common Expenses under this Plan.

                          ARTICLE XIII

                      RULES AND REGULATIONS

     The use of the Resort Facility shall be subject to such Rules and Regulations as established and promulgated by the Managing Entity from time to time. All Licensees shall ensure compliance during their Unit Weeks with such rules and regulations.

                           ARTICLE XIV

                     AMENDMENTS TO THE PLAN

     This Plan may be amended with the consent of the Developer and only by the vote of the holders of a majority in the interest of the total number of Unit Weeks, including those held by the Developer.

                           ARTICLE XV

                           TERMINATION

     A. Notwithstanding any provision to the contrary, in the event that less than 76 Interests are sold by the Developer by July 31, 1998, the Developer has the right to reacquire the Interests sold by refunding to the Licensees the purchase price paid by the Licensee less any and all income earned by such Licensee in connection with the ownership of the Interest or rentals earned for the assigned Unit Weeks. The Developer shall calculate benefits as provided in Article IV. The Licensees shall not be entitled to a refund of any Maintenance Fees paid. Upon such reacquisition, this Plan and the License Agreements shall be null and void.

     B. In the event of the termination of this Plan, the Resort Facility shall be deemed removed from the provisions of the Act and all Licenses will be deemed canceled with all Licensees relinquishing any and all rights under the Plan.

                           ARTICLE XVI

                            PARTITION

     No Licensee or any other person or entity acquiring any right, title or interest in a License shall be entitled to seek or obtain through any legal procedures, judicial partition of the Resort Facility or sale of the Resort Facility in lieu of partition. It is understood that the License interest does not constitute real estate.

                          ARTICLE XVII

                       REMAINDER INTEREST

     By acceptance of a License subject to this Plan, each Licensee acknowledges the Developer's remainder interest (the "Remainder Interest") in that the License to each Licensee consists of a license which terminates on December 31, 2040, or such earlier date as provided herein.

     The Remainder Interest is transferable by the Developer, in its sole and absolute discretion. The holder of the Remainder
Interest shall have the following rights under the Declaration:

     1. To enforce all provisions of the Declaration against Licensees, the Managing Entity and the Developer, including, but not limited to, through an action for specific performance.

     2. To be named as an additional insured under all insurance policies as its interest may appear.

     3. To be entitled to share in any award under a condemnation proceeding as its interest may exist.

     4. The consent of the holder of the Remainder Interest shall be required for any termination of the Plan, any amendment that adversely affects its interest and any amendment of this Article.

     In any litigation brought by the holder of the Remainder Interest, the holder of the Remainder Interest shall be entitled to recover its costs and attorneys' fees in the event it is the successful party, including such costs and fees on appeal.

     Notwithstanding the existence of the Remainder Interest, the Licensees shall be responsible for all Common Expenses and taxes for the Resort Facility without any right of contribution against the holder of the Remainder Interest.

                          ARTICLE XVIII

               TRANSFER OF LICENSE AND UNIT WEEKS

     Provided that a Licensee is not in default of any provision of this Vacation License Plan or the License, such Licensee shall be permitted to sell, transfer or convey such Licensee's entire Interest and the License without the consent of the Developer or the Managing Entity, provided (a) that the entire purchase price and License Fee has been paid in full, (b) all Assessments are current, (c) the transferee executes such assumption documents required by the Seller, (d) the transfer, sale, or conveyance complies with the federal and state securities laws.

     After such permitted transfer, sale or conveyance, the transferring Licensee shall have no further liability for Common Expenses under this Plan. Provided that a Licensee is not in default of any provision of this Vacation Plan or the License, such Licensee may also sell, transfer, or convey partial Interests (a right to a certain Unit Week) but only with the prior written consent of the Managing Entity. The Managing Entity shall be permitted to impose such conditions as the Managing Entity determines necessary in its sole discretion in connection with transfers of partial Interests. With respect to any permitted transfer, prior to such transfer, the name, address and such other information as requested by the Managing Entity shall be delivered to the Managing Entity.

                           ARTICLE XIX

                          SEVERABILITY

     Invalidation of any one of these covenants or restrictions or any of the terms and conditions herein contained shall in no way affect any other provision which shall remain in full force and effect for such period of time as may be permitted by law.

     IN WITNESS WHEREOF, this Plan has been executed by Developer, this _________ day of ____________________, 1997.

Signed, Sealed and Delivered


     In the Presence of:           CHARTHOUSE SUITES VACATION
                                   OWNERSHIP, INC.


                                   BY: __________________________
Print Name: ____________________   Its: _________________________
                                   Print Name: __________________

________________________________
Print Name: ____________________

                         ACKNOWLEDGMENT


STATE OF                 )
                         ) SS.
COUNTY OF                )

     The foregoing instrument was acknowledged before me this ____ day of ___________________________, 1997, by
______________________________, as
_________________________________, of CHARTHOUSE SUITES VACATION
OWNERSHIP, INC., on behalf of the corporation. He/she is personally known to be or has produced
_____________________________________ as a type of identification and who did/did not take an oath.

_________________________________
Print Name: _____________________

Notary Public, State of _________
Serial Number, if any: __________
My commission expires: __________

                            EXHIBIT A

                  LEGAL DESCRIPTION OF PROPERTY

                             ANNEX B

       RULES AND REGULATIONS FOR CHART HOUSE SUITES HOTEL

                      RULES AND REGULATIONS

                               FOR

                    CHART HOUSE SUITES HOTEL


1. Unless the context clearly indicates otherwise, the term "Holder," as used in these Rules and Regulations, shall be deemed to include not only the purchaser of the Charthouse Suites Vacation Interest, as defined in the Charthouse Suites Vacation License Plan, but also each purchaser's family, servants, employees, agents, renters, lessees, visitors, exchange guests and licensees. All capitalized terms used in these Rules and Regulations shall have the meanings set forth herein or in the Charthouse Suites Vacation License Plan.

2. No part of the Chart House Suites hotel shall be used for any purpose except hotel, vacation ownership, vacation support areas, sales and marketing of the Interests, and the common recreational purposes for which the hotel was designed. Each hotel room and suite (hereafter, collectively, a "Suite") shall be used as accommodations for Holders. The maximum occupancy for each Suite shall be as follows:

          Suite Type Maximum Occupancy

          B Class             2
          A, C, D, E Class    4
          F Class             6

3. There shall be no obstruction of the Chart House Suites hotel operations by an Holder, nor shall anything be stored in the affiliated areas without the prior written consent of Charthouse Suites Vacation Ownership, Inc. or the property manager, except as herein provided.

4. Nothing shall be done or kept in any Suite or in any other part of the Chart House Suites hotel which will increase the rate of insurance on the Chart House Suites hotel without the prior written consent of Charthouse Suites Vacation Ownership, Inc. No Holder shall permit anything to be done or kept in a Suite, or in any other part of the Chart House Suites hotel, which will result in the cancellation of insurance on any of the foregoing, or which would be in violation of any law.

5. No waste shall be committed of the Chart House Suites hotel or affiliated areas. Except with respect to the common areas permitted by the Charthouse Suites Vacation License Plan, Holders shall not cause or permit anything to be done or displayed on the outside of windows or placed on the outside walls or doors of the Chart House Suites hotel, and no sign (including, but not limited to, "for sale" or "for lease" signs), awning, canopy, shutter, or radio or television antenna (except for a master antenna system) shall be affixed or placed upon the exterior walls or doors, roofs or any part thereof or exposed on or at any window of a Suite, or in or on any car, truck, recreational vehicle or other wheeled conveyance located on the Charthouse or any other related property.

6. Except as otherwise permitted by the Charthouse Suites Vacation License Plan (including, but not limited to, guide dogs for the unsighted or for similar purposes), no animals, livestock or poultry of any kind shall be permitted or kept in the Charthouse at any time. Any Holder who violates this rule shall be assessed a fine of $200 per animal, livestock or poultry for each day in which the violation exists.

7. No obnoxious or offensive activity shall be carried on in a Suite or in any other part of the Chart House Suites hotel, nor shall anything be done therein, either willfully or negligently, which may be or become an annoyance or nuisance to any other Holders. No Holder shall make or permit any disturbing noises in the Chart House Suites hotel, nor do or permit anything to be done that will interfere with the rights, comfort or convenience of other Holders. No Holder shall play any musical instrument in the Chart House Suites hotel, nor give, nor permit it to be given, vocal or instrumental instruction at any time; provided, however, Charthouse Suites Vacation Ownership, Inc. or manager is authorized to permit the playing of musical instruments in lobbies and other such areas and facilities as deemed advisable.

8.   Except as authorized by the Charthouse Suites Vacation
     License Plan, nothing shall be altered or constructed in or removed from the Chart House Suites hotel.

9. Nothing shall be done in any Suite or in any other part of the Chart House Suites hotel which will impair the structural integrity of the Chart House Suites hotel or which would structurally change the Chart House Suites hotel.

10. No clothes, sheets, towels, blankets, laundry or any other articles shall be hung out of a Suite or be exposed on any other part of the Chart House Suites hotel. The Chart House Suites hotel shall be kept free and clear of rubbish, debris and other unsightly materials.

11. No obstructing personal property shall be placed in the halls or on the staircase landings, nor shall anything be hung from the windows, terraces, balconies, patios or placed upon the window sills, nor shall any rugs or mops be shaken or hung on any of the windows, door, balconies, patios or terraces. No clothes, sheets, blankets, laundry or any other kind of articles shall be hung out of a Suite or exposed to, any other part of the Chart House Suites hotel. No personal property shall be permitted on the balconies, terraces or patios, except that Charthouse Suites Vacation Ownership, Inc. may place and maintain patio furniture of a uniform type on balconies, terraces or patios. No Holder may utilize a grill on the balcony, terrace or patio, as the case may be.

12. No window, terrace, balcony or patio shall be enclosed or covered by any awning or otherwise enclosed, except as permitted by Charthouse Suites Vacation Ownership, Inc. or manager.

13. No industry, business, trade, occupation or profession of any kind, commercial, educational or otherwise, designed for profit or otherwise, shall be conducted, maintained or permitted on any part of the Chart House Suites hotel, other than rental of Suites, use of the Suite as sales offices and for other business purposes permitted by the Charthouse Suites Vacation License Plan, including, but not limited to, those business purposes related to the common areas.

14. No public hall of the Chart House Suites hotel shall be decorated or furnished by any Holder in any matter, except as permitted by Charthouse Suites Vacation Ownership, Inc.
     or manager.

15. Subject to the provisions of the Charthouse Suites Vacation License Plan, each Holder shall keep any Suite he or she occupies in a good state of preservation and cleanliness and shall not sweep or throw or permit to be swept or thrown therefrom, or from the doors, windows, terraces or balconies thereof, any dirt or other substance.

16. All radio, television or other electrical equipment of any kind or nature located in a Suite shall be utilized in compliance with all rules, regulations, requirements and recommendations of Charthouse Suites Vacation Ownership, Inc. and the public authorities having jurisdiction over Chart House Suites hotel, and the Holder alone shall be liable for any damage or injury caused by any electrical equipment improperly utilized by them in such Suite.

17. The agents of Charthouse Suites Vacation Ownership, Inc. and any contractor or workman authorized by Charthouse Suites Vacation Ownership, Inc. or manager may enter any Suite in Chart House Suites hotel at any reasonable hour of the day after notification (except that in case of emergency, no notification shall be required) for the purpose of inspecting such Suite for the presence of any vermin, insect or other pests, and for the purpose of taking such measures as may be necessary to control or exterminate any such vermin, insects or other pests.

18. Any consent or approval given under these Rules and Regulations may be added to, amended or repealed at any time by resolution of Charthouse Suites Vacation Ownership, Inc.

19. The parking areas shall be used only for parking of automobiles, motorcycles and other authorized vehicles. No Holder may park or store boats, trailers, recreational vehicles or related or similar vehicles at the Chart House Suites hotel, except in areas which are specifically designated for such uses, if any. There is no assurance that parking for such vehicles will be available. No Holder shall park any vehicle except in areas authorized for such parking, and Holders shall obey all parking regulations applicable to the Chart House Suites hotel. Vehicles improperly parked may be towed at the Holder's sole cost and expense. No repair, lubrication or other maintenance of any kind shall take place in the parking areas, and any automobile or motorcycle parked therein shall, at all times, be in running order.

20. No Holder shall, at any time, bring into or keep in their Suite any flammable, combustible or explosive fluid, material, chemical or substance.

21. Charthouse Suites Vacation Ownership, Inc. or manager of the Chart House Suites hotel shall retain a pass key to each Suite. No Holder shall alter any lock or install a new lock on any door of a Suite. All Suites shall be on a master key system to be administered by Charthouse Suites Vacation Ownership, Inc. or manager of the Chart House Suites hotel.

22. The Chart House Suites hotel may include certain common facilities, such as a pool. Any use of such facilities shall be subject to and consistent with all rules and regulations for the use of such facilities which are promulgated by Charthouse Suites Vacation Ownership, Inc., which rules and regulations may be amended or modified from time to time without notice. All Holders shall be required to abide by said rules and regulations, and by any rules and regulations for common and recreational facilities associated with the Chart House Suites hotel. Holders shall only have access to the Chart House Suites hotel during their confirmed Occupancy Period(s).

23. All window coverings installed as part of the Suites must be maintained in said windows at all times. All window coverings shall be determined, installed and maintained by Charthouse Suites Vacation Ownership, Inc. or manager.

24. Holders shall comply with, and conform to, all applicable laws and regulations of the United States and the State of Florida and with all ordinances, rules and regulations of Pinnelas County, and shall hold Charthouse Suites Vacation Ownership, Inc., manager and their respective officers and agents harmless from all fines, penalties, costs or prosecutions for the violation thereof or noncompliance therewith.

25. Unless otherwise designated by Charthouse Suites Vacation Ownership, Inc., the parking spaces will not be assigned, but are to be used on a first-come first-served basis. Holders shall be responsible for informing guests of all parking rules and regulations. No vehicle shall be parked in such a manner as to impede or prevent ready access to another parking space, nor shall any vehicle be parked in a driveway or fire lane. Any Holder who is not residing at a Suite shall not be entitled to use the parking areas.

26.  No Holder shall send any employee of Charthouse Suites
     Vacation Ownership, Inc. or manager on any private business of any Holder.

27.  Any complaint regarding the management of the Chart House
     Suites hotel or the actions of any other Holder shall be made in writing to Charthouse Suites Vacation Ownership, Inc.

28. Bicycles, buggies and wagons shall be stored and parked in the designated storage areas, and shall not be placed on balconies or patios, in hallways or other areas of the Chart
     House Suites hotel.

29.  All Holders shall abide by the Charthouse Suites Vacation
     License Plan, the Bylaws, and these Rules and Regulations, as applicable.

30. Skateboards, rollerblades and roller skates are strictly prohibited anywhere in the Chart House Suites hotel.

                             ANNEX C

              TIME SHARE PUBLIC OFFERING STATEMENT

                    PUBLIC OFFERING STATEMENT

                               FOR

              CHARTHOUSE SUITES VACATION INTERESTS



THIS PUBLIC OFFERING STATEMENT CONTAINS IMPORTANT MATTERS TO BE CONSIDERED IN ACQUIRING A TIME SHARE INTEREST. THE STATEMENTS CONTAINED HEREIN ARE ONLY SUMMARY IN NATURE. A PROSPECTIVE PURCHASER SHOULD REFER TO ALL REFERENCES, EXHIBITS HERETO, CONTRACT
DOCUMENTS AND SALES MATERIALS. YOU SHOULD NOT RELY UPON ORAL REPRESENTATIONS AS BEING CORRECT. REFER TO THIS DOCUMENT AND ACCOMPANYING EXHIBITS FOR CORRECT REPRESENTATIONS. THE SELLER IS PROHIBITED FROM MAKING ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THE CHARTHOUSE VACATION LICENSE PLAN, THIS PUBLIC OFFERING STATEMENT OR THE PROSPECTUS.

               INDEX TO PUBLIC OFFERING STATEMENT
                        TEXT AND EXHIBITS


TAB #             PUBLIC OFFERING STATEMENT

0                 Public Offering Statement Text

1                 Membership Agreement or Recreational Lease

2                 Receipt for Time Share Documents

A1                Declaration of Condominium

A2                Cooperative Documents

A3                Declaration of Covenants and Restrictions

A4                Association Articles of Incorporation

A5                Association By-Laws

A6                Underlying Lease

A7                Management Agreement and Related Contracts

A8 Estimated Operating Budget for Plan and Schedule of Required Purchasers' Expenses

A9                Floor and Plot Plans

A10               Leases of Facilities to be Used Only by
                  Purchasers

A11 Leases of Facilities to be Used by Purchasers and Others

A12               Form of Time Share Period Lease for Leasehold
                  Offer

A13               Declaration of Servitude of Properties

A14               Statement of Condition

A15               Statement of Inspection

A16               Purchase Contract

A17               Executed Agreement for Escrow Payments

A18 Summary of Restrictions on Use of Accommodations and Facilities

A19               Other Documents Creating the Time Share Plan

A20               Other Contracts or Leases Signed by Purchasers

A21               Non-Disturbance and Notice to Creditors

A22               Notice of Election to be Deemed a Member Resort

A23               Form of Vacation License

                           EXHIBIT "O"

              CHARTHOUSE SUITES VACATION INTERESTS

                 PUBLIC OFFERING STATEMENT TEXT

             INDEX TO PUBLIC OFFERING STATEMENT TEXT


I.   PUBLIC OFFERING STATEMENT DEFINITIONS AND
     ABBREVIATIONS . . . . . . . . . . . . . . . . . . . . . .  1

II.  REQUIRED DISCLOSURES. . . . . . . . . . . . . . . . . . .  4

III. PUBLIC OFFERING STATEMENT TEXT. . . . . . . . . . . . . .  5
       A.  THE TIME SHARE PLAN . . . . . . . . . . . . . . . .  6
           1.   The Plan . . . . . . . . . . . . . . . . . . .  6
                a.  Resort Facility. . . . . . . . . . . . . .  6
                b.  Common Amenities . . . . . . . . . . . . .  6
           2.   Common Expenses and Elements of the Plan . . . 10
       B.  CLUB MEMBERSHIP OR RECREATIONAL LEASE, AS
           APPLICABLE. . . . . . . . . . . . . . . . . . . . . 11
       C.  TERM OF PLAN. . . . . . . . . . . . . . . . . . . . 11
       D.  RESPONSIBLE ENTITIES. . . . . . . . . . . . . . . . 12
           1.   The Entities . . . . . . . . . . . . . . . . . 12
           2.   Judgments and Pending Lawsuits . . . . . . . . 14
       E.  RESORT/COMPONENT SITE . . . . . . . . . . . . . . . 14
           1.   The Resort Accommodations and Facilities . . . 14
                a.  Restrictions on Use. . . . . . . . . . . . 16
                 (1)     Occupancy and Use Restrictions. . . . 16
                b.  Private Use. . . . . . . . . . . . . . . . 18
                c.  Rules and Regulations. . . . . . . . . . . 18
           2.   Phasing. . . . . . . . . . . . . . . . . . . . 19
           3.   Recreational Facilities. . . . . . . . . . . . 19
           4.   Financial Arrangements for Promised
                Improvements . . . . . . . . . . . . . . . . . 20
           5.   Utilities. . . . . . . . . . . . . . . . . . . 20
           6.   Insurance. . . . . . . . . . . . . . . . . . . 20
           7.   Leasing of Units/Sale of Whole Units . . . . . 22
           8.   Disclosures Regarding Real Property. . . . . . 23
           9.   Description of Developer Financing . . . . . . 23
           10.  Control of Association . . . . . . . . . . . . 23
       F.  BUDGETS, DUES AND FEES. . . . . . . . . . . . . . . 23
           1.   Estimated Operating Budgets. . . . . . . . . . 23
       G.  PURCHASE OF AN OWNERSHIP INTEREST . . . . . . . . . 24
           1.   Licensee's Right of Cancellation . . . . . . . 24
           2.   Total Financial Obligation of the Licensee . . 25
           3.   Status of Title Underlying Each
                Resort/Component Site. . . . . . . . . . . . . 25
           4.   Restrictions Upon Rental or Resale . . . . . . 26
           5.   Special Risk Factors . . . . . . . . . . . . . 26
       H.  EXCHANGE PROGRAM OPPORTUNITIES. . . . . . . . . . . 27
       I.  SERVICE, MAINTENANCE OR RECREATIONAL CONTRACTS OR
           LEASES THAT MAY BE CANCELED BY LICENSEES. . . . . . 28
       J.  NAME OF THE PERSON WHO WILL OR MAY HAVE THE RIGHT
           TO ALTER, AMEND OR ADD TO THE CHARGES WHICH THE LICENSEE MAY BE SUBJECT AND THE TERMS AND
           CONDITIONS UNDER WHICH SUCH ALTERATIONS,
           AMENDMENTS OR ADDITIONS MAY BE IMPOSED. . . . . . . 28
       K.  PROVISIONS FOR ALTERATIONS OF UNITS BY
           DEVELOPER . . . . . . . . . . . . . . . . . . . . . 28
       L.  AMENDMENTS TO THE TIME SHARING PLAN . . . . . . . . 28
       M.  LIEN ON TIME SHARE LICENSES TO SECURE
           ASSESSMENTS . . . . . . . . . . . . . . . . . . . . 29
       N.  AD VALOREM TAXES. . . . . . . . . . . . . . . . . . 29
       O.  GUARANTEED RENTAL ARRANGEMENT . . . . . . . . . . . 29
       P.  TAX CONSIDERATIONS. . . . . . . . . . . . . . . . . 31

I.   PUBLIC OFFERING STATEMENT DEFINITIONS AND ABBREVIATIONS

     A. "Act" means Chapter 721, Florida Statutes, as amended prior to the recordation of these covenants, conditions and restrictions.

     B. "Annual Assessment" means the share of funds required for the payment of Common Expenses, which is assessed annually against a Licensee by Charthouse Suites Vacation Ownership, Inc.

     C. "Articles" means the Articles of Incorporation of Charthouse Suites Vacation Ownership, Inc.

     D. "Assigned Unit" means the Unit of a certain category of studio or suite assigned to a Licensee by Developer at the time of conveyance of a Time Share License, which such Licensee shall occupy during the Licensee's "Assigned Unit Week" (as hereinafter defined).

     E.   "Assigned Unit Week" means the Unit Week assigned to a
Licensee by the Developer at the time of conveyance of a Time Share
License.

     F. "Board" means the Board of Directors of Charthouse Suites Vacation Ownership, Inc.

     G.   "By-Laws" means the By-Laws of Charthouse Suites Vacation
Ownership, Inc.

     H. "Common Amenities" means those areas not included as part of the Resort Facility, which are to be used by Licensees of the Resort Facility and other hotel guests. The Common Amenities shall consist of a swimming pool, administrative office and laundry facilities. The Common Amenities may be expanded from time to time at the sole discretion of the Developer in the manner provided for in the Plan. Licensees of the Resort Facility shall not acquire any direct ownership in the Common Amenities; however, the Common Amenities initially provided for by the Developer, as described herein, shall be owned by Charthouse Suites Vacation Ownership, Inc. and available for reasonable use by Licensees.

     I.   "Common Areas" means those portions of the Resort
Facility which are not included in the Units and specifically excludes any portion of the Common Amenities.

     J. "Common Expenses" means costs incurred in the operation of the Resort Facility, the Common Amenities and Common Areas and includes:

          1. Costs relating to or incurred in the operation, maintenance, repair or replacement of the Units, the Common Areas, and the Common Amenities, including, but not limited to, real estate taxes, costs of carrying out the powers and duties of Charthouse Suites Vacation Ownership, Inc., costs of fire and extended coverage insurance; and

          2. Any other expenses designated as "Common Expenses" in accordance with applicable law by Charthouse Suites
     Vacation Ownership, Inc. in its sole discretion or as set forth in the Charthouse Vacation License Plan.

     K. "Developer" means Charthouse Suites Vacation Ownership Inc., a Florida corporation, its grantees, successors and assigns. A "Licensee" (as hereinafter defined) shall not solely, by reason of the purchase of a "Time Share License" (as hereinafter defined), be deemed a grantee, successor or assign of Developer's rights or obligations under the Plan, unless such Licensee acquires the interests for purposes of resale or is specifically so designated as a successor or assign of Developer's rights or obligations in the respective instrument of conveyance or other instruments executed by Developer. Nothing herein shall be deemed to contradict the definition of Developer in the Act with regard to the sale of time share licenses.

     L. "Division," as used herein, shall be deemed to mean and refer to the Division of Florida Land Sales, Condominiums and Mobile Homes, Department of Business and Professional Regulation.

     M. "License" means a right to occupy a time share unit, terminating on December 31, 2040, which right is neither coupled with a freehold interest nor coupled with an estate for years with a future interest in a time share property, as described in the Plan.

     N. "Licensee" means a person to whom the Developer has conveyed of record a Time Share License, his heirs, successors and assigns.

     O. "Managing Entity" means the person who operates or maintains the Plan pursuant to Section 721.13(1), F.S.

     P. "Plan" or "Vacation License Plan" or "Time Sharing Plan" means the Charthouse Vacation License Plan, as amended from time to time.

     Q. "Resort Facility" means the property described on Exhibit "A", attached to the Charthouse Vacation License Plan, and all improvements thereon (including the Units and the Common Areas and all furniture, furnishings and fixtures therein) and all easements and rights appurtenant thereto intended for use in connection therewith, but shall not include the attached marina, which shall remain the sole and exclusive property of the Developer or its grantees, successors and assigns.

     R. "Rules and Regulations" means the Rules and Regulations of Charthouse Suites Vacation Ownership, Inc.

     S. "Service Period" means that period of time designated by Charthouse Suites Vacation Ownership, Inc., in its sole discretion, commencing at the end of each Unit Week and ending at the beginning of the next Unit Week or as necessary to be used by Charthouse Suites Vacation Ownership, Inc. to clean, service and maintain a Unit and the Common Areas. The Service Period shall initially run for six (6) hours from 10:00 a.m. until 4:00 p.m.; however, it may be changed by Charthouse Suites Vacation Ownership, Inc., in its sole discretion, provided, however, that the Service Period shall not be less than three (3) hours nor more than seven (7) hours, unless needed for an emergency.

     T. "Special Assessment" means a share of funds required for the payment of Common Expenses or other expenses, which from time to time is assessed against a Licensee in addition to the Annual
Assessment.

     U. "Time Share License" or "License" means the ownership of a time share license, which is an estate for years, terminating on December 31, 2040.

     V. "Unit" means a part of the Resort Facility which is subject to exclusive possession of a licensee.

     W. "Unit Week" means a period of use of a Unit, which shall consist of not less than seven (7) days. Unit Weeks are computed as follows:

          Unit Week No. 1 is the Seven (7) Days commencing on the first Friday, Saturday or Sunday in each year.

          Unit Week No. 2 is the Seven (7) Days succeeding.

          Additional Unit Weeks, up to and including Unit Week No. 51, are computed in a like manner.

          Unit Week No. 52 contains the Seven (7) Days succeeding the end of Unit Week No. 51, without regard to the month or year. Unit Weeks run from 12:00 p.m. on the first Sunday of the Unit Week to 12:00 p.m. on the last Saturday of the Unit Week, subject to the service period as defined in Article I (V) hereof. Any excess days not otherwise assigned shall remain the property of the Developer.

II.  REQUIRED DISCLOSURES

     A. THERE IS A LIEN OR LIEN RIGHT AGAINST EACH INTEREST TO SECURE THE PAYMENT OF ASSESSMENTS OR OTHER EXACTIONS COMING DUE FOR THE USE, MAINTENANCE, UPKEEP OR REPAIR OF THE RECREATIONAL OR COMMONLY USED FACILITIES. A LICENSEE'S FAILURE TO MAKE THESE PAYMENTS MAY RESULT IN CANCELLATION OF THE LICENSE AND CANCELLATION OF THE RIGHT TO USE THE UNIT.

          For a more complete description, please refer to Article V of the Charthouse Vacation License Plan, attached as Exhibit
"A19" to the Public Offering Statement.

     B.   THE DEVELOPER HAS THE RIGHT TO RETAIN CONTROL OF
CHARTHOUSE SUITES VACATION OWNERSHIP, INC., EVEN AFTER A MAJORITY
OF THE LICENSES HAVE BEEN SOLD.

          For a more complete description of the Developer's right of control, please refer to Article III of the Charthouse Vacation License Plan, attached as Exhibit "A19" to the Public Offering
Statement.

     C.   THE PURCHASE OF A TIME SHARE SHOULD BE BASED UPON ITS
VALUE AS A VACATION EXPERIENCE OR FOR SPENDING LEISURE TIME, AND
NOT CONSIDERED FOR PURPOSES OF ACQUIRING AN APPRECIATING
INVESTMENT, OR WITH AN EXPECTATION THAT THE TIME SHARE MAY BE
RESOLD.

     D. YOU MAY CANCEL THE PURCHASE AGREEMENT WITHOUT ANY PENALTY OR OBLIGATION WITHIN TEN (10) DAYS FROM THE DATE YOU SIGN THE
CONTRACT, AND UNTIL TEN (10) DAYS AFTER YOU RECEIVE THIS PUBLIC
OFFERING STATEMENT, WHICHEVER IS LATER.

     E. IF YOU DECIDE TO CANCEL THE CONTRACT IN THE ALLOWED CANCELLATION PERIOD, YOU MUST NOTIFY THE DEVELOPER IN WRITING OF YOUR INTENT TO CANCEL. YOUR NOTICE OF CANCELLATION SHALL BE EFFECTIVE UPON THE DATE SENT AND SHALL BE SENT TO CHARTHOUSE SUITES VACATION OWNERSHIP INC., 250 PATRICK BLVD., BROOKFIELD, WI 53045. ANY ATTEMPT TO OBTAIN A WAIVER OF YOUR CANCELLATION RIGHTS IS UNLAWFUL. WHILE YOU MAY EXECUTE ALL CLOSING DOCUMENTS IN ADVANCE, THE CLOSING, BEFORE EXPIRATION OF YOUR TEN (10) DAY CANCELLATION PERIOD, IS PROHIBITED.

     F.   PURSUANT TO THE ACT, YOU MAY ALSO CANCEL THE TIME SHARE
AT ANY TIME AFTER THE ACCOMMODATIONS OR FACILITIES ARE NO LONGER
AVAILABLE, AS PROVIDED IN THE PLAN AND THE PUBLIC OFFERING
STATEMENT.

     G. THE ACT INCLUDES A RIGHT TO CANCEL IF THE ACCOMMODATIONS OR FACILITIES ARE NO LONGER AVAILABLE. THE PLAN CONTEMPLATES THAT UNITS MAY NOT BE AVAILABLE FROM TIME TO TIME IN ORDER TO MAINTAIN, REPAIR OR UPDATE THE UNITS. IN ACCORDANCE WITH THE PLAN AND SUCH EVENT, AND ON AN INTERIM BASIS TO TIME, CHARTHOUSE SUITES VACATION OWNERSHIP, INC. WILL OBTAIN, AT ITS OWN EXPENSE, EQUIVALENT ACCOMMODATIONS FOR A PURCHASER.

     H. ANY RESALE OF THIS TIME SHARE LICENSE MUST BE ACCOMPANIED BY CERTAIN DISCLOSURES IN ACCORDANCE WITH SECTION 721.065, FLORIDA STATUTES.

     I. THIS PUBLIC OFFERING STATEMENT CONTAINS IMPORTANT MATTERS TO BE CONSIDERED IN ACQUIRING A CHARTHOUSE SUITES VACATION INTEREST. THE STATEMENTS CONTAINED HEREIN ARE ONLY SUMMARY IN NATURE. A PROSPECTIVE PURCHASER SHOULD REFER TO ALL REFERENCES, EXHIBITS HERETO, THE PLAN AND SALES MATERIALS. YOU SHOULD NOT RELY UPON ORAL REPRESENTATIONS AS BEING CORRECT. REFER TO THIS DOCUMENT AND ACCOMPANYING EXHIBITS FOR CORRECT REPRESENTATIONS. THE SELLER IS PROHIBITED FROM MAKING ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THE CONTRACT AND THIS PUBLIC OFFERING STATEMENT.

     J.   THE PLAN PROVIDES THAT THE DEVELOPER MAY CANCEL, IN ITS
SOLE DISCRETION, THE TIME SHARE IN THE EVENT THAT LESS THAN 76
INTERESTS (OF ANY CLASS) ARE SOLD BY THE DEVELOPER BEFORE JULY 31,
1998.

III. PUBLIC OFFERING STATEMENT TEXT

     This Summary does not purport to be a complete description of the Charthouse Suites Vacation Interests and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Public Offering Statement and the Annexes and Exhibits thereto. Capitalized terms used, but not defined in this Summary, are defined elsewhere in this Public Offering Statement. Prospective purchasers are urged to read and evaluate this Public Offering Statement and the Annexes and Exhibits in their entirety in order to weigh fully the merits and risks of an investment in the Interests.

     Charthouse Suites Vacation Ownership, Inc., a Florida corporation (the "Company" or "Charthouse"), hereby offers Class A Interests, Class B Interests, Class C Interests, Class D Interests, Class E Interests and Class F Interests (collectively, hereafter, the "Interests") for sale to purchasers. The purchaser of an Interest (a "Licensee") will have the right to use for two specific and consecutive weeks of every Spring, Summer, Fall and Winter Season until December 31, 2040, a studio or suite of a certain category in the Chart House Suites hotel located in Clearwater Beach, Florida. The Licensee will have the flexibility to use one or more of the eight unit weeks each year, place one or more unit weeks in the Charthouse rental pool and receive net earnings arising from renting suites, if any, or join RCI Exchange Program and utilize the RCI Exchange Program to exchange vacation weeks at the Chart House Suites hotel for vacation weeks at approximately 2,000 RCI affiliated resorts located around the world.

     A.   THE TIME SHARE PLAN

          1.   The Plan

          The name of units of the Time Share Plan is Charthouse Suites Vacation Interest, and all accommodations and facilities are located at 850 Bayway Blvd., Clearwater Beach, Florida. The Resort Facility is owned in escrowed fee simple by the Developer, without any outstanding mortgages, except a note to Decade Properties, Inc., a related party. The deed is held in escrow by the Developer's law firm. If 76 Interests are not sold by July 31, 1998 and the Plan is canceled, the property may be returned to Decade Properties, Inc. The Developer has been formed to facilitate the sale of Interests to use the Resort Facility. The Resort Facility or common amenities does not include the marina on the Resort Facility.

          The property upon which the accommodations and facilities are located is divided into two (2) categories as follows:

               a. Resort Facility: The overall project consists of twenty-five (25) Units contained in one (1) building. The Resort Facility also includes use of all furniture, furnishings and fixtures therein. All Units are located upon the Resort Facility.

               b. Common Amenities: There shall be certain Common Amenities available for use by Licensees in connection with the Resort Facility. The Common Amenities are those areas not included as part of the Resort Facility, which are to be used by Licensees of the Resort Facility and Licensees, including the Developer, its successors and assigns. The Common Amenities shall be located on the property and are described in the Charthouse Vacation License Plan, but do not include the marina.

          The Developer shall convey to each Licensee by License the ownership of a time share license, which is an estate for years, terminating on December 31, 2040, entitling the Licensee to occupancy of an Assigned Unit during an Assigned Week, as set forth in the Plan.

          The Developer shall enter into a License with each Licensee, whereby such Licensee is granted the right to receive rental revenue from the Charthouse rental pool, if any, and, upon request, occupy a particular category of suite for eight unit weeks each calendar year (two weeks in each season) terminating on December 31, 2040. Winter is Weeks 46-52 and 1-6, Spring is Weeks 7-19, Summer is Weeks 20-32 and Fall is Weeks 33-45. The Developer and/or Managing Entity shall establish the annual Schedule, in its sole discretion, whose decision as to the Weeks assigned to a Licensee each calendar year shall be final. The particular Unit to which the Licensee's Weeks shall be applicable shall be assigned by the Developer and/or the Managing Entity in the category of the Class of Interest purchased by the Licensee. The category of studio or suite that may be used by a Licensee shall be determined by the Class of Interest purchased by the Licensee. The Classes of Interests are as follows:

Class A Interests--Standard        The ownership of A Interests
Studio:                            allows the Licensee use of a
                                   standard studio with 2 queen-
                                   sized beds overlooking the
                                   marina and Clearwater Bay, for
                                   two weeks in each season until
                                   December 31, 2040.  Units 201,
                                   202, 301, 302, 401 and 402 in
                                   Chart House Suites hotel are
                                   the studios applicable to the
                                   Class A Interests.  The studios
                                   have approximately 364 square
                                   feet.

Class B Interests--King Bed        The ownership of B Interests
Studio:                            allows the Licensee use of a
                                   studio with 1 king-sized bed
                                   overlooking the marina and
                                   Clearwater Bay, for two weeks
                                   in each season until
                                   December 31, 2040.  Units 103,
                                   104, 105 and 106 in Chart House
                                   Suites hotel are the studios
                                   applicable to the Class B
                                   Interests.  The studios have
                                   approximately 360 square feet.

Class C Interests--Large           The ownership of C Interests
Studio:                            allows the Licensee use of a
                                   large studio with 2 queen-sized
                                   beds overlooking Clearwater
                                   Bay, the marina or southern
                                   exposure, for two weeks in each
                                   season until December 31, 2040.
                                   Units 101, 102, 206, 207, 305
                                   and 306 in Chart House Suites
                                   hotel are the studios
                                   applicable to the Class C
                                   Interests.  The studios have
                                   approximately between 430 and
                                   436 square feet.

Class D Interests--1 Bedroom       The ownership of D Interests
Suite:                             allows the Licensee use of a
                                   one-bedroom suite overlooking
                                   the marina, Clearwater Bay, the
                                   swimming pool or southern
                                   exposure for two weeks in each
                                   season until December 31, 2040.
                                   Units 204, 303, 304, 307, 403
                                   and 404 in Chart House Suites
                                   hotel are the suites applicable
                                   to the Class D Interests.  The
                                   suites have approximately
                                   between 638 and 869 square
                                   feet.

Class E Interests--1 Bedroom       The ownership of E Interests
Suite (with lanai):                allows the Licensee use of a
                                   one-bedroom suite with lanai
                                   with a view of Clearwater Bay,
                                   for two weeks in each season
                                   until December 31, 2040.  Units
                                   203 and 205 in Chart House
                                   Suites hotel are the suites
                                   applicable to the Class E
                                   Interests.  The suites have
                                   approximately between 815 and
                                   982 square feet.

Class F Interest-- Penthouse:      The ownership of F Interests
                                   allows the Licensee use of a
                                   two-bedroom penthouse suite,
                                   with a fully equipped kitchen,
                                   living room, den, dining room,
                                   two full baths (one with a
                                   jacuzzi) and a large private
                                   balcony overlooking Clearwater
                                   Bay, for two weeks in each
                                   season until December 31, 2040.
                                   Unit 405 in Chart House Suites
                                   hotel is the suite applicable
                                   to the Class F Interest.  The
                                   suite has approximately 1,875
                                   square feet.


The remainder interest shall be vested in the Developer. A Licensee may be the Licensee of more than one (1) License or more than one (1) Interest. The Licensee shall be entitled to the exclusive use of a Unit in the Class of Interest purchased, the specific Unit to be designated by the Managing Entity, which use shall only be during the Assigned Unit Weeks and to no other Unit or during any other Unit Weeks. Except for the holder of F Interests, a Licensee should expect to occupy different suites available within the Class of Interest purchased for each of the Licensee's Unit Weeks. During the Assigned Unit Weeks, the Licensee shall also have the right to the non-exclusive reasonable use of the common areas of the Resort Facility. A Licensee shall not have the right to the use of the Resort Facility, except during such Licensee's Assigned Unit Weeks.

          Title to the Resort Facility, and the Common Amenities, will, at all times, be vested in the Developer, successors, grantees and assigns. A Licensee may be the Licensee of more than one time share license. The grant of a License by the Developer of a time share license shall designate a Unit, which the Licensee shall occupy, and a Unit Week during which the Licensee shall occupy his Unit. The Unit and Unit Week, which is designated for use by a particular Licensee, shall be such Licensee's Assigned Unit and Assigned Unit Week. Such Assigned Unit and Assigned Unit Week shall be selected by the Licensee. The Licensee shall be entitled to exclusive use of the Assigned Unit, during the Assigned Unit Week and to none other, and to the nonexclusive reasonable use of the Common Amenities in accordance with the Plan. The Licensee of a time share license shall not have any right to use any portion of the property not specifically designated for use by Licensees of time share licenses, including, but not limited to, the marina.

          It is to be specifically noted that the Common Amenities are not included as part of the Resort Facility, and no Licensee shall acquire any ownership interest therein or in the marina.

          CHARTHOUSE SUITES VACATION OWNERSHIP, INC. is the governing body for the operation of the Resort Facility and Common Amenities. Charthouse Suites Vacation Ownership, Inc. shall have the obligation to maintain, manage, repair and replace the Common Amenities, and such costs will be common expenses. The legal description of the Common Amenities may be amended by the Developer, provided that such an amendment shall not affect the legal description of the Resort Facility or any Member Resort Facility.

          The Developer does not plan to develop adjacent properties as a Resort Facility.

          For a more complete description of the Plan, please refer to Exhibit "A19", attached to this Public Offering Statement.

          2.   Common Expenses and Elements of the Plan

          The assessment of Common Expenses for management and maintenance of the Resort Facility is apportioned in accordance with Article IV of the Charthouse Vacation License Plan.

          Under the Plan, the Managing Entity shall assess each Licensee in the Resort Facility its share of the Common Expenses, which share shall be assessed annually as an Annual Assessment, and the Managing Entity shall collect said sums. The Assessment shall be determined as follows: Each Licensee shall be responsible for a proportionate share of the Common Expenses attributable to the Unit Weeks, which are licensed to the Licensee. It is understood that the total Common Expenses shall be allocated to the respective Classes of Interests as follows:

                                                      Total
                                                  Per Interest
                         Total of Category        (8 Unit Weeks)

     Class A Interest    -    19.6045%                .5027%
     Class B Interest    -    13.0696%                .5027%
     Class C Interest    -    21.1522%                .5424%
     Class D Interest    -    29.4067%                .7540%
     Class E Interest    -    10.4901%                .8069%
     Class F Interest    -     6.2769%                .9657%
     Total                        100%

Each License shall be responsible for a uniform portion of the Common Expenses allocated to the Class of Interest under such License, with the numerator being the number of Assigned Unit Weeks licensed to the Licensee and the denominator being the total number of Unit Weeks included in that particular class. Amount shall be paid monthly before use of the Unit Week, as provided by the Managing Entity.

     For the period through and including December 31, 1998, the Developer guarantees that the Annual Assessment per Unit Week shall not exceed the amounts per Class of Interest, as set forth below:

Class A   -    $190.00
Class B   -    $190.00
Class C   -    $205.00
Class D   -    $285.00
Class E   -    $305.00
Class F   -    $365.00

     Thereafter, such Annual Assessment shall not increase annually by more than 10% per annum determined on a compounded basis (except for the portion of the assessment relating to real estate taxes and insurance) without the affirmative vote of a majority in interest of the total Unit Weeks. An Advisory Committee, as described in subsection C below, may be consulted for advice regarding certain management decisions relevant to establishing the Annual Assessment. The Licensee shall not have the right to use of a studio or suite during such Licensee's assigned Unit Weeks if the Licensee is not current in the payment of Annual Assessments due by the Licensee, as determined by the Managing Entity. If the Licensee participates in an Exchange Program, then, prior to any transfer of a Unit Week to which the Licensee is entitled, all assessments, which will be applicable for all periods prior to and including the Unit Week(s) to be transferred, shall be due and must be paid in full prior to any transfer. Any transfer without such assessments being paid in full shall be void, and neither the Managing Entity nor the Developer shall be bound to honor the transfer.

     For a more complete description of the manner in which the undivided interest of each Licensee has been determined and the apportionment of Common Expenses, please refer to Articles II, IV and VII of the Charthouse Vacation License Plan, attached as Exhibit "A19" to this Public Offering Statement.

     As set forth in the Plan, Common Expenses include indemnification for the Developer against any and all claims, suits, actions, damages and/or causes of action arising from any personal injury, loss of life and/or damage to property sustained on the Resort Facility and from and against all costs, counsel fees, expenses and liabilities incurred in connection with any such claim, the investigation thereof or the defense of any action or proceeding brought thereon and from and against any orders, judgments and/or decrees which may be entered thereon. Included in the foregoing provisions of indemnification is any expense that the Developer may be compelled to incur in bringing suit for the purpose of enforcing rights hereunder or for the purpose of compelling the specific enforcement of the provisions, conditions and covenants to be kept and performed by the Licensees.

     B.   CLUB MEMBERSHIP OR RECREATIONAL LEASE, AS APPLICABLE

     The Common Amenities are available pursuant to the Plan, and, specifically, there are no other recreational leases or club memberships associated with this Charthouse Vacation License Plan, nor is there any person, firm or entity, other than Charthouse Suites Vacation Ownership, Inc. (for maintenance purposes), reserving the right to collect any fee or other payment for use of the facilities.

     C.   TERM OF PLAN

     The interests being conveyed in the Resort Facility shall be a Time Share License, which is an estate for years terminating on December 31, 2040. Notwithstanding any provision to the contrary, in the event that less than 76 Interests are sold by the Developer by July 31, 1998, the Developer or Charthouse Suites Vacation Ownership, Inc. has the right to reacquire the Interests sold by refunding to the Licensees the purchase price paid by the Licensee less any and all income earned by such Licensee in connection with the ownership of the Interest or rentals earned for the assigned Unit Weeks less benefits for use of the suite. The Plan provides for assumed benefits. The Licensees shall not be entitled to a refund of any maintenance fees paid. Upon such reacquisition, this Plan and the License Agreements shall be null and void.

     In the event of the termination of this Plan, the Resort
Facility shall be deemed removed from the provisions of the Act, and all Licenses will be deemed canceled, with all Licensees relinquishing any and all rights under the Plan.

     D.   RESPONSIBLE ENTITIES

          1.   The Entities

          The rights and obligations inherent in the management of the Resort Facility is vested in CHARTHOUSE SUITES VACATION OWNERSHIP, INC., a Florida corporation, organized pursuant to the provisions of Florida Statutes. The address for Charthouse Suites Vacation Ownership, Inc. is 250 Patrick Blvd., Brookfield, WI 53045. Charthouse Suites Vacation Ownership, Inc. is responsible for the maintenance and operation of Charthouse Suites Vacation Interests. Charthouse Suites Vacation Ownership, Inc. is also responsible for the operation, management and maintenance of the Common Amenities and may also become responsible, pursuant to the terms and conditions of the Plan, for operation, maintenance and management of additional properties (Member Resorts), as described herein.

          The Charthouse Vacation License Plan provides that Charthouse Suites Vacation Ownership, Inc. may enter into a Management Agreement with a management company in order to confer on another management entity, responsibility for management and operation of the Resort Facility, Common Amenities and/or any Member Resort Facility.

          Charthouse Suites Vacation Ownership, Inc. has entered into a Management Agreement with DECADE PROPERTIES, INC., a Wisconsin corporation, whose address is 250 Patrick Blvd., Brookfield, WI 53045. A copy of the Management Agreement is attached to this Public Offering Statement as Exhibit "A7". The Management Agreement shall commence on the date the Non-Disturbance and Notice to Creditors is recorded and shall continue for a period of 43 years. There are substantial penalties in the event Decade Properties, Inc. is removed as a property manager.

          The duties of the Developer or Charthouse Suites Vacation Ownership, Inc. shall include, but are not limited to:

               a.   Management and maintenance of all
                    accommodations and facilities;

               b.   Collection of all assessments for Common
                    Expenses;

               c.   Providing each year to all Licensees an
                    itemized Annual Budget, which shall include all receipts and expenditures of Common
                    Expenses;

               d.   Maintenance of all books and records
                    concerning the Charthouse Vacation License
                    Plan on the premises of the accommodations or facilities of the Plan and making all such books and records reasonably available for inspection by any Licensee;

               e. Arranging for an annual independent audit of all the books and financial records of the Charthouse Vacation License Plan by a certified public accountant in accordance with generally accepted auditing standards, as defined by the rules of the Board of Accountancy of the Department of Business and Professional Regulation; and

               f.   Making available for inspection, by the
                    Division, any books and records of the
                    Charthouse Vacation License Plan upon the request of the Division.

          The compensation payable to the managing entity by Licensees in Charthouse Suites Vacation Interests shall be equal to $2,500 per month plus reimbursement of all expenses and out of pocket costs incurred by providing services. Increases in compensation may take place annually, pursuant to agreement in writing between Charthouse Suites Vacation Ownership, Inc. and the managing entity, which is based on increases in the CPI index.

          The Developer reserves the right, in its sole discretion, to create an owners association or a separate Condominium, Homeowners or other similar Association to manage the Resort. In such case, the Resort Facility shall be operated and managed by the newly created association.

          The name of the Developer is CHARTHOUSE SUITES VACATION
OWNERSHIP, INC., 250 Patrick Blvd., Brookfield, WI 53045. This is the first time share development for Charthouse Suites Vacation
Ownership, Inc. or its affiliates.

          The Chief Executive and Operating Officer for the
Developer is Jeffrey Keierleber. Mr. Keierleber is responsible for overall operations, management and control of the development. Mr. Keierleber has had extensive experience in the real estate industry, including both development and marketing.

          2.   Judgments and Pending Lawsuits

          There are no judgments or pending suits against the Developer, Charthouse Suites Vacation Ownership, Inc., or the
Managing Entity which are material to the Charthouse Vacation
License Plan.

     E.   RESORT/COMPONENT SITE

          1.   The Resort Accommodations and Facilities

          As previously indicated, the Resort Facility consists of one (1) building, containing a total of twenty-five (25) hotel rooms ("Units"). Each Interest has the right to eight (8) Unit Weeks. There will be eight (8) Unit Week time share licensees which represent for each Unit. With respect to the Resort Facility, there shall be a total of one hundred fifty (150) time share periods sold. This offering is limited to time share licenses in the Resort Facility.

          The Developer shall enter into a License with each Licensee, whereby such Licensee is granted the right to receive rental revenue, if any, and occupy a particular category of suite for eight weeks each calendar year (two weeks in each season) terminating on December 31, 2040. Winter is Weeks 46-52 and 1-6, Spring is Weeks 7-19, Summer is Weeks 20-32 and Fall is Weeks 33-
45. The Developer and/or Managing Entity shall establish the annual Schedule, in its sole discretion, whose decision as to the Weeks assigned to a Licensee each calendar year shall be final. The particular Unit to which the Licensee's Weeks shall be applicable shall be assigned by the Developer and/or the Managing Entity in the category of the Class of Interest purchased by the Licensee. The category of suite that may be used by a Licensee shall be determined by the Class of Interest purchased by the Licensee. The Classes of Interests are as follows:

Class A Interests--      The ownership of A Interests allows the
Standard Studio:         Licensee use of a standard studio with 2
                         queen-sized beds overlooking the marina
                         and Clearwater Bay, for two weeks in each season until December 31, 2040. Units
                         201, 202, 301, 302, 401 and 402 in Chart
                         House Suites hotel are the studios
                         applicable to the Class A Interests.

Class B Interest--       The ownership of B Interests allows the
King Sized Bed           Licensee use of a spacious king studio
Studio:                  with 1 king-sized bed overlooking the
                         marina and Clearwater Bay, for two weeks in each season until December 31, 2040.
                         Units 103, 104, 105 and 106 in Chart
                         House Suites hotel are the studios
                         applicable to the Class B Interests.

Class C Interests--      The ownership of C Interests allows the
Large Studio:            Licensee use of a large studio with 2
                         queen-sized beds overlooking Clearwater
                         Bay, the marina or southern exposure, for two weeks in each season until December 31, 2040. Units 101, 102, 206,
                         207, 305 and 306 in Chart House Suites
                         hotel are the studios applicable to the
                         Class C Interests.

Class D Interests--1     The ownership of D Interests allows the
Bedroom Suite:           Licensee use of a one-bedroom suite
                         overlooking the marina, Clearwater Bay,
                         the swimming pool or southern exposure
                         for two weeks in each season until
                         December 31, 2040.  Units 204, 303, 304,
                         307, 403 and 404 in Chart House Suites
                         hotel are the suites applicable to the
                         Class D Interests.

Class E Interests--      The ownership of E Interests allows the
1 Bedroom Suite          Licensee use of a one-bedroom suite, with
(with lanai):            lanai, with a view of Clearwater Bay, for
                         two weeks in each season until
                         December 31, 2040.  Units 203 and 205 in
                         Chart House Suites hotel are the suites
                         applicable to the Class E Interests.

Class F Interest--       The ownership of F Interests allows the
Penthouse:               Licensee use of a two-bedroom penthouse
                         suite, with a fully equipped kitchen,
                         living room, den, dining room, two full
                         baths (one with a jacuzzi) and a large
                         private balcony overlooking Clearwater
                         Bay, for two weeks in each season until
                         December 31, 2040.  Unit 405 in Chart
                         House Suites hotel is the suite
                         applicable to the Class F Interest.


               a.   Restrictions on Use

               Licensees may be denied access to their Units upon failure to pay for the Interests or for assessments (annual or special, if any), in accordance with the provisions of Section 721.13(6)(a), Florida Statutes, or for failure to pay for their Interests on a timely basis.

                    (1)  Occupancy and Use Restrictions

                         (a)  The Units shall be transient resort
occupancy only. No trade, business, profession or other type of commercial activity may be conducted in any Unit, except for any Units which are used by Developer for models, sales offices, construction offices, storage or related uses. Each Licensee shall have the exclusive right to use and occupy his Assigned Unit during the Assigned Unit Week assigned to such Licensee, subject to the provisions of the Plan.

                         (b)  Presently, a Licensee may not keep a
pet in his Unit, nor shall a Licensee keep any other animals, livestock or poultry in his Unit, nor may any of the same be raised, bred or kept upon the Common Areas or any portion of the Resort Facility. Charthouse Suites Vacation Ownership, Inc. shall have the authority, in the future, to adopt rules and regulations permitting the keeping of pets.

                         (c)  A Licensee shall not permit or suffer
anything to be done or kept in its Unit, which will increase the insurance rates on its Unit or the Common Areas, which will obstruct or interfere with the rights or other Licensees or Charthouse Suites Vacation Ownership, Inc. or the Managing Entity.

                         (d)  No Licensee shall annoy other
Licensees by unreasonable noises or otherwise, and no Licensee shall commit or permit to be committed any nuisance or immoral or illegal act in its Unit or on the Common Areas.

                         (e)  In the event of damage to or
destruction of any Unit, the furnishings of any Unit or the Common Area caused by a Licensee or the family members, guests, invitees, lessees or licensees of a Licensee, such Licensee shall be liable for the cost of necessary repairs and reconstruction to restore the Unit, furnishings and/or Common Area to its original condition, and the cost thereof shall be a lien in accordance with the terms provided for herein.

                         (f)  No Licensee (with the exception of
Developer, for so long as Developer is a Licensee) shall display any sign, advertisement or notice of any type on the exterior of its Unit, the Common Areas or at any window or other part of its Unit or on any personal property located therein; no Licensee shall erect any exterior antennae or aerials upon its Unit or the Common Areas; and, no Licensee shall cause anything to project out of any window, door, porch or balcony, except as may be approved in writing by Charthouse Suites Vacation Ownership, Inc. (except as installed as of the date the Plan is recorded or except as thereafter installed by Developer).

                         (g)  A Licensee (excluding Developer, for
so long as Developer is a Licensee) shall not be permitted to keep any boat, trailer, truck, camper or van in excess of twenty (20) feet long, recreational vehicle or other vehicle which is not a private passenger car on any portion of the Resort Facility, and any such vehicle shall be removed at the expense of the Licensee responsible therefor. The use of parking spaces may be further regulated and limited by the Rules and Regulations promulgated by Charthouse Suites Vacation Ownership, Inc.

                         (h)  No clothesline or other similar
device shall be allowed on any portion of the Resort Facility, and no clothes, sheets, blankets, laundry, rugs or any kind of article shall be dried, aired, beaten or dusted by extending same from the windows, doors, porches or balconies of a Unit.

                         (i)  Each Licensee shall keep its Unit in
a good state of preservation and cleanliness and shall not sweep or throw or permit to be swept or thrown therefrom or from the doors, windows, porch or balcony thereof any dirt or other substances.

                         (j)  Waterclosets and other water
apparatus on the Resort Facility shall not be used for any purposes other than those for which they were constructed. A Licensee shall pay for any damage to a Unit, its contents and/or the Common Areas because of the misuse of waterclosets or other apparatus in its Unit. Liability for any damage to a Unit caused by the moving or carrying of any article on the Resort Facility shall be borne by the Licensee responsible or the presence of such article. A Licensee shall be liable for the expense of any maintenance, repair or replacement of any real or personal property rendered necessary by his act, neglect or carelessness, or by that of any member of his family, or his or their guests, employees, agents, licensees or lessees. Such liability shall include any increase in fire insurance rates occasioned by use, misuse, occupancy or abandonment of a Unit or the Common Areas and shall also include the cost of repairing broken windows. A Licensee shall also be liable for any personal injuries caused by his negligent acts or those of any member of his family, or his or their guests, employees, agents, licensees or lessees. Nothing herein contained, however, shall be construed so as to modify any waiver by insurance companies of rights of subrogation.

                         (k)  No Licensee shall use or permit to be
brought into any Unit, porch or balcony any inflammable oils or fluids such as gasoline, kerosene, naphtha, benzine or other explosives or articles deemed extra hazardous to life, limb or property.

                         (l)  Charthouse Suites Vacation Ownership,
Inc. will retain a passkey to each Unit. No Licensee shall alter any lock or install a new lock on any door leading into its Unit without the prior written consent of Charthouse Suites Vacation Ownership, Inc. If such consent is given, the Licensee shall provide Charthouse Suites Vacation Ownership, Inc. with a key for the use of Charthouse Suites Vacation Ownership, Inc. In the event Charthouse Suites Vacation Ownership, Inc. is not provided with a key to the Unit, the Licensee shall pay the cost incurred by Charthouse Suites Vacation Ownership, Inc. in gaining entrance to its Unit.

                         (m)  No Licensee shall cook or barbecue on
any porch or balcony. Only lawn furniture is permitted on porches and balconies. The hanging of articles of any type on the porch or balcony railings is not permitted.

                         (n)  A Licensee may not make or cause to
be made any structural modifications to its Unit (except those modifications which exist as of the date the Plan is recorded or as made by Developer) without Charthouse Suites Vacation Ownership, Inc.'s prior written consent, which consent may be withheld for any reason.

                         (o)  There are no restrictions prohibiting
children in the Resort Facility or the Common Amenities; however, parents shall be required to supervise children at all times.

               b. Private Use: The Units and the Common Areas are not for the use and enjoyment of the public, but are expressly reserved for the reasonable private use and reasonable enjoyment of the Developer, Charthouse Suites Vacation Ownership, Inc., the Managing Entity, the Licensees, guests, invitees and lessees in accordance with the Plan.

               c. Rules and Regulations: Charthouse Suites Vacation Ownership, Inc. shall impose rules and regulations regulating the use and enjoyment of the Units and the Common Areas. The rules and regulations so promulgated shall, in all respects, be consistent with the use covenants set forth in the Charthouse Vacation License Plan and with the architectural and beautification concept presently existing. Charthouse Suites Vacation Ownership, Inc. may modify, alter, amend and rescind such rules and regulations, provided such modifications, alterations, amendments and rescissions are consistent with the use covenants set forth herein.

               A copy of the initial Rules and Regulations adopted by Charthouse Suites Vacation Ownership, Inc. is attached hereto as Exhibit "A18" to this Public Offering Statement.

          2.   Phasing

          The construction, finishing and equipping of the Resort Facility and Common Amenities is complete. It is not the present intent of the Developer to develop additional properties, which are located either adjacent to or contiguous with the Resort Facility and/or the Common Amenities, as shown on Exhibit "A9".

          3.   Recreational Facilities

          Those portions of the property designated as Common Amenities are not included as part of the Resort Facility; however, they are to be used and occupied on a mutual and non-exclusive basis by Licensees in the Resort Facility. No Licensee shall acquire any exclusive possessory interest in the Common Amenities. All Common Amenities shall be managed by Charthouse Suites Vacation Ownership, Inc.

          The following is a description of the recreational and other commonly used facilities referred to above:

               a.   Swimming Pool

                    (1) Location: As shown on the Plot Plan, as set forth on Exhibit "A9" to the Public
                         Offering Statement
                    (2)  Approximate size:  546 sq. ft.
                    (3)  Approximate depth:  3-5 feet
                    (4)  Maximum capacity:  20 persons
                    (5)  The swimming pool is heated.

               b.   Administrative Office

                    (1) Location: As shown on the Plot Plan, as set forth on Exhibit "A9" to the Public
                         Offering Statement
                    (2)  Approximate size:  1325 sq. ft.
                    (3)  Maximum capacity:  3 persons

               c.   Laundry Room

                    (1) Location: As shown on the Plot Plan, as set forth on Exhibit "A9" to the Public
                         Offering Statement
                    (2)  Approximate size:  170 sq. ft.
                    (3)  Maximum capacity:  3 persons

          There are no facilities which are not built.

          As previously indicated, the Common Amenities are not included as part of the Resort Facility, and no Licensee shall acquire any ownership interest therein. Title to the Common Amenities is vested in the Developer. The use rights of a Licensee in the Common Amenities shall be an estate for years, terminating on December 31, 2040. For a more complete description of the terms of such ownership, control and management by Charthouse Suites Vacation Ownership, Inc., please refer to Articles II, III, IV and VII of the Plan, attached as Exhibit "A19" to this Public Offering Statement.

          The Developer is unable, at this time, to itemize each and every item of personal property to be used in connection with the common facilities. The minimum amount of expenditure that the Developer or Association will commit to purchase personal property for the Common Amenities shall be zero ($0.00).

          4.   Financial Arrangements for Promised Improvements

          All accommodations and facilities are presently complete.

          5.   Utilities

          The manner in which the utilities and other services are to be provided and the person or entity furnishing them are as follows:

               a.   Electricity:  Florida Power Corporation
               b.   Solid waste disposal:  City of Clearwater
               c.   Sewer and water:  City of Clearwater
               d.   Storm drainage:  Natural gravity flow
               e.   Garbage disposal:  City of Clearwater
               f.   Telephone:  Florida Telephone

          6.   Insurance

          Insurance is or will be maintained on the Resort Facility and Common Amenities by Charthouse Suites Vacation Ownership, Inc. Coverage shall include all risk, property damage, flood and personal injury insurance. All buildings shall be adequately covered to insure full replacement cost. The responsibility for maintaining all required insurance shall be that of Charthouse Suites Vacation Ownership, Inc. Insurance policies will be maintained, naming the Developer and Charthouse Suites Vacation Ownership, Inc. as their interests may appear. Premiums for payment of such insurance shall be paid by Charthouse Suites Vacation Ownership, Inc. and charged as part of the Common Expense. Insurance covering the replacement cost of all improvements located within each Unit will also be maintained by Charthouse Suites Vacation Ownership, Inc.

          For a further description of the terms and conditions of the required insurance coverage, please refer to Articles IX and X of the Charthouse Vacation License Plan. Insurance policies will be made reasonably available for inspection by Licensees or their agents in accordance with law.

a.   Loss to Property

          Where a loss or damage occurs to any part of the Resort
Facility, it shall be obligatory upon the Managing Entity to repair or restore the damage caused by said loss, subject to the provisions below.

          The Managing Entity shall promptly obtain reliable and detailed estimates of the cost of repairing and reconstruction of such damaged property for the purpose of determining whether the available insurance proceeds are sufficient to pay for the same.

          If the insurance proceeds are sufficient to pay for the estimated cost of restoration and repair, the Managing Entity shall have the right and obligation to cause the damage to be repaired and restored.

          If the net proceeds of the insurance are insufficient to pay for the estimated cost of restoration and repair (or for the actual cost thereof, if the work has actually been done), the Managing Entity shall promptly, upon determination of the deficiency, determine the amount of the Special Assessment, which will be necessary to obtain the necessary funds to repair and to restore such damaged improvements. If the Special Assessment is 10% or less of the budgeted gross expenses for the calendar year in which the assessment is levied, then the Managing Entity shall levy such Assessment against the Licensees and shall, upon receipt of adequate funds, proceed to have the repairs and reconstruction completed. Each Licensee shall be responsible for a proportionate share of the Assessment attributable to the Unit Weeks, which are licensed to the Licensee in the same manner that the Annual Assessment is allocated.

          If the Special Assessment exceeds 10% of the budgeted gross expenses for the calendar year in which the assessment is levied, then the damage or destruction shall not be repaired or reconstructed without the affirmative vote of a majority in interest of the total number of Unit Weeks. If the affirmative vote is obtained, then the Managing Entity shall levy such Special Assessment against the Licensees and shall, upon receipt of adequate funds, proceed to have the repairs and reconstruction completed. If the affirmative vote is not obtained, then in such event, and only in such event, the damage and destruction shall not be repaired, and this Plan and all Licenses shall terminate. The entire insurance proceeds shall be allocated between the Owner and the holders of the Unit Weeks in the Resort Facility, with the holders of the right to use Unit Weeks being entitled to that portion of the proceeds equal to a ratio, the numerator of which is the remaining number of years from the date of the damage to December 31, 2040 and the denominator is 53. The Owner shall be entitled to the balance of the proceeds. The proceeds due to the holders of the right to use Unit Weeks shall be allocated in the percentages and manner in which Common Expenses are allocated, provided that if a particular Licensee has not paid the entire purchase price and all payments for the License, then such Licensee shall have the option of: (a) paying the balance due on such License, in which event such Licensee shall receive the pro rata share of insurance proceeds allocated to such Licensee's Unit Weeks as provided above, or (b) not paying such balance due on the purchase price of the License, in which event the insurance proceeds allocated to such Licensee's Unit Weeks shall be paid to the Developer.

          Notwithstanding any provision to the contrary, during such time that the Resort Facility or the Unit(s) are untenantable because of such damage or destruction, the Managing Entity shall notify the holders of the affected Unit Weeks, and such holders shall not be permitted to use said Unit Weeks. Such affected holders shall not be entitled to any compensation for such loss of use, unless the Managing Entity is able to obtain, and does obtain, loss of use insurance coverage, in which event the affected holders shall only be entitled to the portion of loss of use insurance proceeds applicable to the Unit Weeks in which the Licensee was not able to occupy a studio or suite because of such damage or destruction.

          7.   Leasing of Units/Sale of Whole Units

          Other than operating the Charthouse rental pool, the Developer's present plan does not include a program of leasing units rather than selling time share licenses; however, this shall not preclude the Developer from leasing or renting Units or time share periods.

          The Developer does not intend to offer whole Units in addition to Time Share Units; however, this shall not preclude the Developer from offering whole Units as part of future development.

          8.   Disclosures Regarding Real Property

          To the best knowledge, information and belief of the Developer, there are no unusual and material circumstances, features and characteristics of the property, other than as set forth in this Public Offering Statement.

          There are no properties offered by the Developer for use by the Licensees, which are neither owned by them or leased to them, Charthouse Suites Vacation Ownership, Inc., or any entity controlled by the Licensees.

          9.   Description of Developer Financing

          The Developer will be providing financing to all qualified Licensees, subject to terms to be agreed upon between the individual Licensee and Developer for up to seventy (70%) percent of the purchase price, for a term of up to thirty (30) years, with increased licensing payment not to exceed the maximum rate interest allowed under Florida law. In the event of any change in any such financing terms, same shall be deemed not to be a material change to this Offering Statement.

          10.  Control of Association

          THE DEVELOPER HAS THE RIGHT TO RETAIN CONTROL OF
CHARTHOUSE SUITES VACATION OWNERSHIP, INC. AFTER A MAJORITY OF THE LICENSES HAVE BEEN SOLD.

          For a more complete description of the Developer's right of control, please refer to the Charthouse Vacation License Plan, attached as Exhibit "A19" to the Public Offering Statement.

     F.   BUDGETS, DUES AND FEES

          1.   Estimated Operating Budgets

          The Estimated Operating Budget for the Resort Facility and the Common Amenities is attached as Exhibit "A8" to this Public Offering Statement. Based upon the Estimated Operating Budget, each Licensee shall be required to pay, as a Licensee, for each time share license owned, the annual sum as set forth in the Estimated Operating Budget. There shall be a single Estimated Operating Budget for the Resort Facility and for the Common Amenities. The Developer has undertaken to guarantee the assessments for the Resort Facility and Common Amenities during the current fiscal year, commencing as of January 1, 1997 through December 31, 1997. In this regard, the Developer shall guarantee that assessments during the guarantee period shall not be made against any Licensee of a Time Share License, other than the Developer, exclusive of real estate taxes, as set forth in the Estimated Operating Budget.

          For the period through and including December 31, 1998, the Developer guarantees that the Annual Assessment per Unit Week shall not exceed the amounts per Class of Interest, as set forth below:

Class A   -    $190.00
Class B   -    $190.00
Class C   -    $205.00
Class D   -    $285.00
Class E   -    $305.00
Class F   -    $365.00

          Until December 31, 1998, the Developer will pay all expenses in excess of the amounts collectible from Unit Licensees, pursuant to Section 721.05(x)(5), Florida Statutes.

          Pursuant to the Charthouse Vacation License Plan, Charthouse Suites Vacation Ownership, Inc. has the authority to alter or amend charges for which the Licensee may be liable. This right includes the right of Charthouse Suites Vacation Ownership, Inc. to increase the Estimated Budget for the Resort Facility and Common Amenities from year to year (unless otherwise guaranteed by the Developer as set forth herein) and the right to make special assessments from time to time.

     G.   PURCHASE OF AN OWNERSHIP INTEREST

          1.   Licensee's Right of Cancellation

          Each Licensee is given the right, pursuant to Florida Statutes, Chapter 721, to cancel the License Agreement without any penalty or obligation within ten (10) days from the date the License Agreement is signed and until ten (10) days after receipt of the Public Offering Statement, whichever is later. Licensee must notify the Developer in writing of his/her intent to cancel. The notice of cancellation shall be effective upon the date sent and shall be sent to the Developer at 250 Patrick Blvd., Brookfield, WI 53045. Any attempt to obtain a waiver of the Licensee's cancellation rights is unlawful. While the Licensee may execute all closing documents in advance, the closing, as evidenced by the delivery of the Deed, before the expiration of the ten (10) day cancellation period is prohibited.

          Each Licensee may also cancel the License Agreement at any time after the accommodations or facilities are no longer available, as provided in the Charthouse Vacation License Plan and this Public Offering Statement. In such event, the Charthouse Vacation License Plan provides that a Licensee will receive the price of their Interest (exclusive of assessments) less any benefits received. The Charthouse Vacation License Plan contemplates that purchasers may have the accommodation or facility unavailable on a temporary basis in order to facilitate repairs, maintenance or emergencies. Such events shall not give rise to a right to cancel.

          2.   Total Financial Obligation of the Licensee

          There are no closing expenses to a Licensee, exclusive of state taxes.

          In connection with the purchase of a Time Share License, the Licensee shall be subject to the following financial obligations:

               a. Payment of the purchase price, as indicated in the License Agreement, together with finance charges in the event the purchase price is financed in whole or in part.

               b. Maintenance fees, as set forth in the Plan, attached as Exhibit "A19" to this Public Offering Statement.

               c. Exchange membership fees, pursuant to the separate exchange agreement to be entered into between the Licensee and the exchange company, in the event Licensee elects to become a member of the exchange program.

               d. Sales and document taxes imposed by the Florida Department of Revenue.

               e. The only additional charges to which a Licensee shall be subject to are reoccurring maintenance fees and special assessments, pursuant to the Plan, property taxes and exchange membership fees.

          3.   Status of Title Underlying Each Resort/Component
Site

          Escrowed title to the Resort Facility and title to the Common Amenities is vested in the Developer and by Decade Properties, Inc., as held by the Developer's escrow agent. Title to the property is free and clear, subject to a utility easement, as recorded in Official Records Book 435, at Page ___ of the Public Records of Pinnelas County, Florida.

          A Non-Disturbance and Notice to Creditors, in the form attached as Exhibit "A21" to this Public Offering Statement, will be filed in the Public Records of Pinnelas County, Florida, setting forth the legal description of the Resort Facility. Such Non-Disturbance and Notice shall be effective as to all persons, firms or entities acquiring rights or claims against the Resort Facility and shall notify all persons, firms and entities that such property has been dedicated for use by Licensees in the Resort Facility, as well as Licensees in all Member Resort Facilities. All persons, firms or entities acquiring rights in the Resort Facility or the Common Amenities, subsequent to the date of such notice, shall be specifically subject to all terms, conditions and provisions of the Charthouse Vacation License Plan relating to such Common Amenities.

          Other than as set forth above, there are no other liens, defects, judgments or other encumbrances affecting title to the Resort Facility or Common Amenities.

          4.   Restrictions Upon Rental or Resale

          There are restrictions upon the sale, lease or transfer of time share periods.

          UNLESS PURCHASING AS A SECURITY UNDER THE SECURITIES LAWS, THE PURCHASE OF A TIME SHARE PERIOD SHOULD BE BASED UPON ITS VALUE AS A VACATION EXPERIENCE OR FOR SPENDING LEISURE TIME, AND NOT CONSIDERED FOR PURPOSES OF ACQUIRING AN APPRECIATING INVESTMENT OR WITH AN EXPECTATION THAT THE TIME SHARE PERIOD MAY BE RESOLD.

          Provided that a Licensee is not in default of any provision of this Charthouse Vacation License Plan or the License, such Licensee shall be permitted to sell, transfer or convey such Licensee's entire Interest and the License without the consent of the Developer or the Managing Entity, provided (a) that the entire purchase price and License Fee has been paid in full, (b) all Assessments are current, (c) the transferee executes such assumption documents required by the Seller, and (d) the transfer, sale or conveyance complies with the federal and state securities laws.

          After such permitted transfer, sale or conveyance, the transferring Licensee shall have no further liability for Common Expenses under this Plan. Provided that a Licensee is not in default of any provision of this Charthouse Vacation License Plan or the License, such Licensee may also sell, transfer or convey partial Interests (a right to a certain Unit Week), but only with the prior written consent of the Managing Entity. The Managing Entity shall be permitted to impose such conditions as the Managing Entity determines necessary, in its sole discretion, in connection with transfers of partial Interests. With respect to any permitted transfer, prior to such transfer, the name, address and such other information as requested by the Managing Entity shall be delivered to the Managing Entity.

          5.   Special Risk Factors

               a. The future value of time share interests is very uncertain; do not count on appreciation.

               b. Resale of your Interest or Unit Weeks may be subject to the Developer's paying receipt of the subscription area for the Interest. You should check your contract for such restrictions and also note whether your contract or any other obligation would affect your right to sell your Interest.

               c. You should consider the competition, which you may experience from the Developer, in attempting to resell your interest, and the possibility that real estate brokers may not be interested in listing your Interest or Unit.

     H.   EXCHANGE PROGRAM OPPORTUNITIES

          The Developer has entered into an Agreement with RCI" for the purpose of providing a reciprocal exchange program. The Licensee should note that all representations concerning the exchange program are solely those of RCI" and not those of the Developer, and further, that RCI" is an independent company not affiliated or connected with the Developer in any way. Developer has agreed to pay to RCI", on behalf of Licensee, the first year's exchange membership dues. All future membership or exchange dues assessed by RCI" shall be the sole responsibility of Licensee. The participation by Licensee in the exchange program is voluntary on the part of Licensee.

          Licensees may enroll in RCI Exchange Program, upon payment of membership fees to RCI. Upon subscription, the Company intends to pay the costs of a Licensee's one year subscription in RCI. RCI Exchange Program allows members to deposit a week or more of vacation time at the Chart House Suites hotel and request an exchange for a week or weeks at another participating resort located around the world. Under the RCI program, a Licensee deposits a week at the Chart House Suites hotel, up to 24 months in advance, and then requests an exchange from one of the approximately 2,000 RCI affiliated resorts around the world. Under this program, a Licensee may exchange weeks, whether or not the deposited Chart House Suites hotel weeks are used by another RCI member. RCI Exchange Program provides the opportunity to save vacation time and use the banked weeks up to two years after the scheduled start date or, if desired, up to one year prior to the scheduled start date. As of the date of this Prospectus, the cost of membership in RCI was $67 for one year, $123 for two years, $181 for three years and $285 for five years. In addition, RCI charges a $93 exchange fee ($123 for international exchanges) for each week deposited into the RCI Exchange Program. Under the terms of the RCI Exchange Program, a Licensee must have paid his or her annual dues and license payment to Charthouse associated with the deposited week in order to utilize RCI's Vacation Exchange Program. RCI Exchange Program is not affiliated with the Company or any affiliate of the Company. The Company assumes no liability or responsibility to RCI's program or performance.


     I. SERVICE, MAINTENANCE OR RECREATIONAL CONTRACTS OR LEASES THAT MAY BE CANCELED BY LICENSEES

          Presently, there are no service, maintenance or recreational contracts or leases that may be canceled by Licensees; however, this shall not preclude the Developer or Charthouse Suites Vacation Ownership, Inc. from entering into such contracts at a future time.

     J. NAME OF THE PERSON WHO WILL OR MAY HAVE THE RIGHT TO ALTER, AMEND OR ADD TO THE CHARGES WHICH THE LICENSEE MAY BE SUBJECT AND THE TERMS AND CONDITIONS UNDER WHICH SUCH ALTERATIONS, AMENDMENTS OR ADDITIONS MAY BE IMPOSED

          The Developer, its successors and assigns may have the right to alter, amend or add to the charges to which Licensee may be subject. Such right will exist if additional Common Amenities are added pursuant to the terms of the Plan. The addition of additional Common Amenities may increase a Licensee's maintenance expenses. A Licensee's expense may also be increased if property taxes increase, pursuant to reoccurring appraisal and assessment of the property. Exchange membership fees, to which the Licensee may be subject, may increase pursuant to the terms and conditions of the separate exchange membership agreement executed between the Licensee and the exchange company. For a more complete description of the terms under which the Developer may alter, amend or add to the charges to which a Licensee may be subject and the terms and conditions under which such alterations, amendments, or additions may be imposed, please refer to Articles II, III, IV and VII of the Charthouse Vacation License Plan, attached as Exhibit "A19" to this Public Offering Statement.

     K.   PROVISIONS FOR ALTERATIONS OF UNITS BY DEVELOPER

          There are no provisions for alterations of Units by Developer.

     L.   AMENDMENTS TO THE TIME SHARING PLAN

          1. So long as the Developer has a right to appoint all officers and directors of the Board, as provided for in the Plan, any Amendments may be made by the Developer alone, which Amendment shall be signed by the Developer and need not be joined in by any other party (including, but not limited to, the right to alter the boundaries of the Common Amenities), provided, however, that such Amendment shall not materially and adversely affect any Licensee's property rights.

          2. Except for a Developer's Amendment, as provided for herein, the Plan may be amended only by the consent of a majority of all Licensees of the Resort Facility. Except for an Amendment made by the Developer, pursuant to the terms hereof, no Amendment of the Plan shall change the configuration or size of any Unit in any material fashion or materially alter or modify the appurtenances to such Unit, unless all of the record Licensees of the time share license affecting such Unit and all of the Preferred Lenders of record holding Security Agreement on said time share license shall consent in writing thereto. Any such amendment shall be voted on at a special meeting of the affected Licensees, and their consent thereto shall be evidenced by a certificate, joined in and executed by such Licensees and all affected Preferred Lenders and recorded in the same manner as an amendment provided in paragraph A of Article XIV of the Charthouse Vacation License Plan.

     M.   LIEN ON TIME SHARE LICENSES TO SECURE ASSESSMENTS

          THERE IS A LIEN OR LIEN RIGHT AGAINST EACH TIME SHARE PERIOD TO SECURE THE PAYMENT OF ASSESSMENTS OR OTHER EXACTIONS COMING DUE FOR THE USE, MAINTENANCE, UPKEEP OR REPAIR OF THE RECREATIONAL OR COMMONLY USED FACILITIES. A LICENSEE'S FAILURE TO MAKE THESE PAYMENTS MAY RESULT IN CANCELLATION OF THE LICENSE.

          For a more complete description of the terms and conditions under which liens may be imposed, please refer to the Charthouse Vacation License Plan, attached as Exhibit "A" to this
Public Offering Statement.

     N.   AD VALOREM TAXES

          Failure by some time share license Licensees to pay ad valorem taxes may result in additional financial burdens for those who have paid their taxes in order to prevent a tax certificate being sold against the entire time share unit.

     O.   GUARANTEED RENTAL ARRANGEMENT

          The following is condensed information concerning the Guaranteed Rental Arrangement by Charthouse. Reference to the provisions of the Guaranteed Rental Arrangement are qualified in their entirety by reference to the text of the Payment and Guarantee Agreement, a form of which has been filed as an exhibit to the Public Offering Statement.

General

     The Company guarantees that Licensees who purchase an Interest by [6 months after the Effective Date of the Public Offering Statement] will receive the right to put six weeks of their Chart House Suites hotel use to the Company and receive the applicable Guaranteed Rental Rate (hereafter "Guaranteed Rates"). Under the terms of the Guaranteed Rental Arrangement, the Licensees put right must be exercised by [five years after the Effective Date of the Public Offering Statement] and is subject to certain terms and conditions. Licensees who purchase between [6 months & 1 day and 9 months after the Effective Date of the Public Offering Statement] will receive the right to put four weeks over the life of the Interests to the Company and receive the Guaranteed Rates, subject to the terms and conditions of the Guaranteed Rental Arrangement. Licensees who purchase between [9 months & 1 day and one year after the Effective Date of the Registration Statement] will have the right to put two weeks over the life of the Interests to the Company and receive the Guaranteed Rates, subject to the terms and conditions of the Guaranteed Rental Arrangement. Licensees purchasing after [one year of the Effective Date] will not be able to participate in the Guaranteed Rental Arrangement.

Guaranteed Rates

     The Company agrees to pay the following rates under the Guaranteed Rental Arrangement. These rates are the off-season walk-in rates (as of the date of the Prospectus):

                       Guaranteed Rate  Total (Assuming Six Weeks)

     A-Standard Studio $ 70.00 per night          $2,940
     B-King Studio     $ 75.00 per night          $3,150
     C-Studio          $ 85.00 per night          $4,410
     D-1 Bedroom       $120.00 per night          $5,040
     E-1 Bedroom       $130.00 per night          $5,460
     F-Penthouse       $175.00 per night          $7,350

     Licensees should not assume that the Charthouse rental pool will generate such rates, as the rental pool could return higher or lower rates, due to among other things, discounts, corporate rental rates, the 5% rental agent charge and seasonality.

Terms and Conditions of Guaranteed Rental Arrangement

     The Guaranteed Rental Arrangement is subject to the following terms and conditions:

     (1) Licensees must give the Company at least 30 days written notice of their intent to put the weeks, pursuant to the Guaranteed Rental Arrangement. Thereafter, the Licensee may not withdraw the "put" weeks without the consent of the Company.

     (2)  The Licensees must put entire weeks to the Company.

     (3) The Company will have the exclusive right to use, exchange or rent the studio or suite for the designated weeks and may collect and retain all revenue arising therefrom.

     (4) Subject to the Company's waiving such condition, no more than 5 suites may be put to the Company from all Licensees in any one week. In case more than 5 suites are put to the Company, the Company will accept put requests in the order in which written requests are received. Licensees whose put rights are not accepted will be notified within one week of receipt of a letter request.

     (5)  All puts must be exercised by [five years after Effective
Date].

     (6) There must be no action threatened, pending or taken, which makes the rental pool or the Guaranteed Rental Arrangement, unlawful or otherwise restricts or prohibits the ability of Charthouse to use the suite.

     (7) Under the terms of the property management agreement, the rental management fee of 5% will be owed for amounts received.

     (8)  Licensees must elect whether to accept the Rental
Guarantee or the cash surrender value (described below at the time of subscription to purchase the Interests).

Cash Surrender Value

     The Guaranteed Rental Arrangement allows Licensees to elect to receive cash to be used as payment towards the subscription at the time of subscription instead of utilizing the Guaranteed Rental Arrangement. Under the terms of the Guaranteed Rental Arrangement, Licensees who purchase in the period between [Effective Date] and [6 months after Effective Date] may elect to receive a 5% discount on the net Subscription Amount in lieu of the Rental Guarantee Arrangement. Licensees who purchase between [6 months & 1 day after the Effective Date and Nine Months after the Effective Date] may elect to receive a 3% discount on the net Subscription Amount in lieu of the Rental Guarantee Arrangement. Licensees who purchase between [9 months & 1 day after Effective Date and one year after Effective Date] may elect to receive a 1-1/2% discount on the net Subscription Amount in lieu of the Rental Guarantee Arrangement.

Right to Amend

     The Company reserves the right to amend the Guaranteed Rental Arrangement, provided that any amendment does not reduce the cash benefit to a Licensee.

     P.   TAX CONSIDERATIONS

          The tax considerations of the purchase of an Interest will depend on the nature and structure of the Company's operations, on the particular circumstances of each Licensee and on the then applicable federal tax principles. Moreover, taxes other than federal income taxes, such as foreign, state and local taxes, and federal estate and gift taxes, may affect a Licensee's investment in an Interest. In addition, controversy and uncertainty exist in many areas of the federal income tax law, which may affect the structure and operation of the Company and a Licensee acquiring and holding an Interest.

PROSPECTIVE LICENSEES ARE URGED TO CONSULT, AND MUST DEPEND UPON,
THEIR OWN TAX ADVISERS WITH SPECIFIC REFERENCE TO THEIR OWN TAX
SITUATIONS AND POTENTIAL CHANGES IN APPLICABLE LAW, INCLUDING THE
APPLICATION OF STATE AND LOCAL, FOREIGN AND OTHER TAX
CONSIDERATIONS.

                           EXHIBIT "1"

              CHARTHOUSE SUITES VACATION INTERESTS

           MEMBERSHIP AGREEMENT OR RECREATIONAL LEASE

                         NOT APPLICABLE

                           EXHIBIT "2"

              CHARTHOUSE SUITES VACATION INTERESTS

                RECEIPT FOR TIME SHARE DOCUMENTS

               INCLUDED IN SUBSCRIPTION AGREEMENT

                          EXHIBIT "A2"

              CHARTHOUSE SUITES VACATION INTERESTS

                      COOPERATIVE DOCUMENTS

                         NOT APPLICABLE

                          EXHIBIT "A3"

              CHARTHOUSE SUITES VACATION INTERESTS

      DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS

                         NOT APPLICABLE

                          EXHIBIT "A4"

              CHARTHOUSE SUITES VACATION INTERESTS

              ASSOCIATION ARTICLES OF INCORPORATION

                          [TO BE ADDED]

                          EXHIBIT "A5"

              CHARTHOUSE SUITES VACATION INTERESTS

                       ASSOCIATION BY-LAWS

                          [TO BE ADDED]

                          EXHIBIT "A6"

              CHARTHOUSE SUITES VACATION INTERESTS

                        UNDERLYING LEASE

                              NONE

                          EXHIBIT "A7"

              CHARTHOUSE SUITES VACATION INTERESTS

           MANAGEMENT AGREEMENT AND RELATED CONTRACTS

                          [TO BE ADDED]

                          EXHIBIT "A8"

              CHARTHOUSE SUITES VACATION INTERESTS

                   ESTIMATED OPERATING BUDGET

           CHARTHOUSE SUITES VACATION OWNERSHIP, INC.
                   ESTIMATED OPERATING BUDGET

            from January 1, 1997 to December 31, 1997

INCOME                                  YEAR      (approximately)
                                                  MONTH

     Maintenance Fees-Unit Owners    $302,380   $25,198
     Telephone                       10,500         875
     Miscellaneous
     (Rentals/Services/Fees/etc)      1,500         125

                                     $314,380   $26,198
          TOTAL INCOME

EXPENSES
SALARIES
     Salaries Administration         13,512       1,126
     Salaries Housekeeping           30,655       2,554
     Manager on Site                 22,560       1,880
     Pool & Recreation               --              --
     Security                        --              --
     Operators/Front Desk            20,539       1,712
     Maintenance Salaries            8,640          720
     Payroll Taxes (included above)
     Management Fee                   30,000      2,500

     TOTAL SALARIES                  125,906     10,492

DIRECT EXPENSES
     Insurance                       13,300       1,108
     Maintenance Services/
      Supplies                       8,158          680
     Electric - Units                15,494       1,291
     Electric-Club House/
      Office/Recreational            8,670          722
     Water/Sewer                     1,718          143
     Trash Removal                   3,024          252
     Utilities Cable TV              2,558          213
     Lawn Maintenance                14,360       1,197
     Sales & Marketing               9,836          820
     Telephone                       20,828       1,736
     Laundry/Linen Supplies          29,116       2,426
     Real Estate Tax                 1,560          130
     Postage                                         --
     Annual T.S. Division Fee                        --
     Administrative Misc.            18,283       1,524

     TOTAL DIRECT EXPENSES           146,905     12,242

RESERVED FOR DEFERRED EXPENSES
     Roof                            $2,000     $   156
     Painting                        4,000          333
     Furniture/Fixtures/
      Equipments                     19,000       1,583
     Pool Maintenance                1,200          100
     Pavement                        1,200          100
     Reserved for Others              4,569         381

          TOTAL RESERVES             $31,969    $ 2,663

TOTAL EXPENSES                       295,780     24,648

TOTAL INCOME MINUS MAINTENANCE FEE
TOTAL EXPENSES
TOTAL MAINTENANCE FEE (EXPENSES-INCOME)

                          NOTES TO BUDGET FOR
              CHARTHOUSE SUITES VACATION OWNERSHIP, INC.


NOTE 1: By definition, a Budget is an estimate of expenses. However, actual expenses incurred may be either more or less than the estimated expenses set forth in the Budget. The Developer and Charthouse Suites Vacation Ownership, Inc. cannot and do not make any representation or warranty that actual expenses will not increase as a result of inflation, increase in costs or other such events. Furthermore, if the estimated expenses in certain categories of the Budget, for example: water or electricity, are greater than the actual expenses incurred for those categories, then the excess will be used to offset deficits occurring in the categories of the Budget where actual expenses exceed the estimated expenses.

NOTE 2: The property taxes assessed against the Resort Facility and/or Time Share Interests will be paid by Charthouse Suites
          Vacation Ownership, Inc. or management entity.

NOTE 3:   The Board of Directors of Charthouse Suites Vacation
          Ownership, Inc. shall purchase insurance for the Resort
          Facility in accordance with the insurance provisions of the Vacation License Agreement.

NOTE 4: The Developer has undertaken to guarantee the Budget for the Resort Facility as of January 1, 1996 through December 31, 1996. In this regard, the Developer shall guarantee that assessments during the guarantee period shall not be made against any Licensee of a Time Share Interest, other than the Developer, exclusive of real estate taxes and insurance, in excess of certain amounts for each time share interest. The Developer will pay expenses in excess of those collectible from purchasers pursuant to Section 721.07(5)(x)(5), Florida Statutes.

NOTE 5: The following items are required to be in the Budget pursuant to Florida Statutes, however there is no budgeted expense as all of these items are "not applicable":

          A.   Rent for Recreational Facilities
          B.   Taxes upon Time Share Property
          C.   Taxes upon Leased Areas
          D.   Operating Capital

RESERVE
ANALYSIS
1997
                       REMAINING  EST.      EST.        YEARLY
FUND TYPE    USEFUL    USEFUL     12/31/96  REPLACE.    ASSESSMENT

Roof         15 years  15 years         0   30,000      2,000

Painting     7 years   7 years          0   28,000      4,000

Furniture/
Fixtures/
Equipment    7 years   7 years          0   133,000     19,000

Pool
Maintenance  20 years  20 years         0   24,000      1,200

Pavement     20 years  20 years         0   24,000      1,200

Reserved
for Others   10 years  10 years         0   45,690      4,569

                          EXHIBIT "A9"

              CHARTHOUSE SUITES VACATION INTERESTS

                      FLOOR AND PLOT PLANS

                          [TO BE ADDED]

                          EXHIBIT "A10"

              CHARTHOUSE SUITES VACATION INTERESTS

        LEASE OF FACILITIES TO BE USED ONLY BY LICENSEES

                         Not Applicable

                          EXHIBIT "A11"

              CHARTHOUSE SUITES VACATION INTERESTS

     LEASES OF FACILITIES TO BE USED BY LICENSEES AND OTHERS

                         NOT APPLICABLE

                          EXHIBIT "A12"

              CHARTHOUSE SUITES VACATION INTERESTS

       FORM OF TIME SHARE PERIOD LEASE FOR LEASEHOLD OFFER

                         NOT APPLICABLE

                          EXHIBIT "A13"

              CHARTHOUSE SUITES VACATION INTERESTS

             DECLARATION OF SERVITUDE OF PROPERTIES

                         NOT APPLICABLE

                          EXHIBIT "A14"

              CHARTHOUSE SUITES VACATION INTERESTS

                     STATEMENT OF CONDITION

                         NOT APPLICABLE

                          EXHIBIT "A15"

              CHARTHOUSE SUITES VACATION INTERESTS

                     STATEMENT OF INSPECTION

                        [Not Applicable]

                          EXHIBIT "A16"

              CHARTHOUSE SUITES VACATION INTERESTS

                        LICENSE AGREEMENT

                          EXHIBIT "A17"

              CHARTHOUSE SUITES VACATION INTERESTS

             EXECUTED AGREEMENTS FOR ESCROW PAYMENTS

                          [Need to add]

                          EXHIBIT "A18"

              CHARTHOUSE SUITES VACATION INTERESTS

 SUMMARY OF RESTRICTIONS ON USE OF ACCOMMODATIONS AND FACILITIES

               [Need to add Rules and Regulations]

                          EXHIBIT "A19"

              CHARTHOUSE SUITES VACATION INTERESTS

          OTHER DOCUMENTS CREATING THE TIME SHARE PLAN

                          EXHIBIT "A20"

              CHARTHOUSE SUITES VACATION INTERESTS

          OTHER CONTRACTS OR LEASES SIGNED BY LICENSEES

                         NOT APPLICABLE

                          EXHIBIT "A21"

              CHARTHOUSE SUITES VACATION INTERESTS

             NON-DISTURBANCE AND NOTICE TO CREDITORS

                          EXHIBIT "A22"

              CHARTHOUSE SUITES VACATION INTERESTS

         NOTICE OF ELECTION TO BE DEEMED A MEMBER RESORT

                         NOT APPLICABLE

                          EXHIBIT "A23"

              CHARTHOUSE SUITES VACATION INTERESTS

                    FORM OF VACATION LICENSE

                         NOT APPLICABLE

                                  ANNEX D

                          SUBSCRIPTION AGREEMENT

               SUBSCRIPTION AND PURCHASE AGREEMENT
                 FOR CHARTHOUSE SUITES VACATION
               INVESTMENT AND OWNERSHIP INTERESTS


     This Agreement is made on the date set forth below by and between Charthouse Suites Vacation Ownership, Inc., a Florida corporation, hereinafter referred to as "Charthouse," whose executive office address is 250 Patrick Boulevard, Brookfield, Wisconsin 53045, and the undersigned buyer(s), hereinafter referred to as "Purchaser":

Name of Purchaser and Principal Contact (See paragraph 3 of the attached terms and conditions):

               ________________________________________________

               Purchaser _____________________________________
                              (sign)
               Name of Purchaser _____________________________
                                  (written or typed)
               Address _______________________________________

               City, State ___________________________________

               Zip ___________________________________________

               Telephone (Day) _______________________________

               Telephone (Night) _____________________________

               Fax No. _______________________________________

               Social Security Number or
               Tax Identification Number* ____________________
               ________________________________________________


       (Complete this box only if there is more than one purchaser)
               ________________________________________________

               Purchaser
               (If more than one) ____________________________
                                        (sign)
               Name of Purchaser _____________________________
                                    (written or typed)
               Address _______________________________________

               City, State ___________________________________

               Zip ___________________________________________

               Telephone (Day) _______________________________

               Telephone (Night) _____________________________

               Fax No. _______________________________________

               Social Security Number or
               Tax Identification Number* ____________________

               ________________________________________________


* Under penalties of perjury, the Purchaser certifies (1) that the number shown as his or her taxpayer identification number or Social Security number is his or her correct taxpayer identification number and (2) that he or she is not subject to backup withholding either because he or she had not been notified that he or she is subject to backup withholding as a result of a failure to report all interest and dividends or because the Internal Revenue Service has notified him or her that he or she is no longer subject to backup withholding.

                    Title Interest to be Held

____ Individual  ____ Partnership     ____ Joint Tenants With
                                           Right of Survivorship

____ Corporation ____ Trust           ____ Tenants in Common

____ Other: ______________________    ____ Marital Survivorship
                                           Property

Class of Interest and Purchase Price (Check one or more):

     A (Standard Studio Hotel Room $18,500)       _____
     B (King Studio Hotel Room $21,500)           _____
     C (Large Studio Hotel Room $25,500)          _____
     D (1 Bedroom Suite $36,500)                  _____
     E (1 Bedroom Suite with Lanai $39,500)       _____
     F (Penthouse $60,000)                        _____

Weeks Selected (Must be 2 consecutive weeks):
                         First Choice:
                         Winter ___________       Spring ________
                         Summer ___________       Fall __________

                         Second Choice:
                         Winter ___________       Spring ________
                         Summer ___________       Fall __________

                         Third Choice:
                         Winter ___________       Spring ________
                         Summer ___________       Fall __________

     Total Purchase Price. Purchaser agrees to pay the total purchase price for the Charthouse Suites Vacation Interest
("Interest") in Charthouse as follows:

     a.   Purchase Price of Interest
          (from previous page)             $_____

     b.   If applicable, Cash Discount
          Applied as part of Down Payment  $_____

     c.   Net Purchase Price                       $_____

     d.   Total Minimum 30% of line c                      $_____

     e.   Florida State Taxes Due on
          Subscription ($.70 per $100 of
          Net Purchase Price)                              $_____

     f.   Florida State Documentary Taxes
          (If Paying by Installments and
          the Subscription Agreement is
          Signed in Florida) ($.35 of Net
          Purchase Price, line c)                          $_____

     g.   Total Due Upon Subscription
          (Total of lines d, e, f)                         $_____

     h.   Total Remaining Owned for Interests              $_____

     i.   If Installment Method Used, First
          Payment Due Beginning ___________,
          199__, in the Amount of _________,
          Along With Annual Dues of _______,
          Due Beginning ____________, 199__.               $_____

Purchaser's total obligation includes the purchase price of the Interest and Annual Dues (and special assessments, if any). Upon acceptance of the subscription, Charthouse will send a letter setting forth dates and amounts for annual due payments and, if the Purchase pays on an installment basis, the date and amount of monthly payments. In the year of closing, Purchaser shall be responsible for the prorated portion of the Annual Dues based upon the actual closing date. For purposes of compliance with the Real Estate Settlement Procedures Act and regulations promulgated thereunder, the following constitutes Charthouse's GOOD FAITH ESTIMATE of closing costs to be paid by Purchaser, exclusive of state taxes, at closing: $0.00.

If purchase of the above described property is being financed by the Seller, Licensee hereby acknowledges receipt of the following
Truth-In Lending Disclosure. The Interests have the effect of an annual percentage cost of up to 9%.

     Net Worth and Other Tests. The undersigned acknowledges receipt of the prospectus and the Florida Time-Share Public Offering Statement and understands that all license payments for the Interests and Annual Dues (including Special Assessments) payments must be made on a timely basis. The undersigned also acknowledges that he has sufficient resources to pay all amounts and no need for liquidity in the Interest and understands that a purchase of an Interest involves risks including the loss of all amounts paid, and that he or she has the following net worth (exclusive of home, home furnishings and automobiles) (check one):

          __________     (under $30,000)

          __________     ($30,001 to $50,000)

          __________     ($50,001 to $100,000)

          __________     (more than $100,000)

     The undersigned also acknowledges that he is in a financial position to realize the benefits and net worth to sustain risks inherent in the purchase of an Interest.

Name of Soliciting Dealer Selling Interest ______________________
     Address ____________________________________________________
     Telephone Number ___________________________________________

Name of Registered Representative _______________________________
                                        (signature)

Name of Registered Representative _______________________________
                                        (written or typed)

Soliciting Dealer Authorized Signature __________________________

CHARTHOUSE SUITES VACATION OWNERSHIP, INC., a Florida corporation

By: _____________________________

As its: _________________________

Date: ___________________________

Weeks Accepted:     Winter _______ Spring ________
                    Summer _______ Fall __________

     If acquiring the Charthouse Suites Vacation
Interest(s) in the appropriate time period (within one year of the initial prospectus date) and qualifying for the Guaranteed Rental Arrangement, the Purchaser elects the following:
(select one)

          __________     Guaranteed Rental Arrangement Payments
                         (Right to Put Unit Weeks to Charthouse
                         for a guaranteed rate)

          __________     Cash Discount (Applied to Purchase Price)

         ADDITIONAL TERMS TO THE SUBSCRIPTION AGREEMENT


     1. Ownership Interest Purchased. Purchaser hereby agrees to purchase and Charthouse hereby agrees to sell to Purchaser a Vacation Interest in Chart House hotel more fully described in the Charthouse Suites Vacation License Plan and the prospectus. The Interest is not a right to an equity or ownership interest in Charthouse.

     2. Owner of the Underlying Fee. The "owner of the underlying fee" is Charthouse Suites Vacation Ownership, Inc., whose address is 250 Patrick Avenue, Brookfield, Wisconsin,
53045.

     3. Charthouse Vacation Interests. As more specifically described in the prospectus and the Charthouse Suites Vacation License Plan, the Charthouse hotel is subject to a license plan known as the Charthouse Suites Vacation License Plan ("Charthouse Plan"). Pursuant to the Charthouse Plan, holder will acquire no legal or beneficial interest in the Charthouse hotel, marina or any affiliates of Charthouse and agrees to abide by and be subject to the terms and conditions of the Charthouse Plan.

          By Purchaser's execution of this Agreement, Purchaser further agrees to abide by the rules, regulations and restrictions imposed upon Purchaser by the Agreement, as the same may be amended from time to time, a copy of which is attached hereto as Exhibit B of the prospectus. By execution of this Agreement, Purchaser also hereby designates the person set forth above as Purchaser's Principal Contact for purposes of receiving notices on behalf of Purchaser. Purchaser hereby appoints Purchaser's Principal Contact and all successors thereto as Purchaser's agent and attorney in-fact for the purposes set forth herein.

     4. License Payments. If Purchaser cannot pay the entire subscription price, Purchaser agrees to cooperate with all reasonable requests made by Charthouse in connection with evaluating Purchaser's ability to pay license payments on an installment basis, and Purchaser shall furnish to Charthouse upon request such financial information as Charthouse may from time to time reasonably request.

     5. Furnishings. The suites will have furniture, appliances, equipment and accent furnishings substantially similar or of equal quality to those shown in the model and on the plans and specifications. Since the models and the materials are for display purposes only, Charthouse reserves the right to make substitutions, in its sole discretion, of material of equal or better quality, as determined in its sole discretion.

     6. Purchaser's Default. Upon Purchaser's default or breach of any term or condition of this Agreement, all sums paid hereunder by Purchaser shall be retained by Charthouse as liquidated and agreed damages, and not as a penalty, and the parties hereto shall be relieved from all obligations hereunder. The parties agree that the damages that may result from a breach of this Agreement are uncertain and difficult to ascertain, and that the agreed upon amount is a reasonable estimate of probable damages. In connection with any litigation arising out of this Agreement, Charthouse or its affiliates shall be entitled to recover all costs incurred, including reasonable attorneys' fees, through and including all appellate levels.

     7. Charthouse's Election to Cancel. As set forth in the Charthouse Plan, Charthouse reserves the right to terminate this Agreement by refunding amounts paid hereunder less certain amounts received by a purchaser (including benefits associated with the use under the Charthouse Plan) if Charthouse does not sell 76 Interests by June 30, 1998. All notices herein required shall be in writing and shall be served on the parties at the address following their names. The mailing of a notice by mail, shall be sufficient notice.

     8. Closing and Title Except as Set Forth in the Charthouse Plan. Charthouse warrants that title to the Interest is free and clear of all encumbrances except taxes, the underlying mortgage to Decade Properties, Inc., and assessments for the year of closing. The closing will be at such time and place as shall be specified by Charthouse or by mail, if authorized by Charthouse. Purchaser, on or prior to closing, shall execute any necessary documents.

     9. Modifications and Changes. Charthouse reserves the right to make changes in the proposed documents and modifications to the organizational documents, including the Charthouse Plan and specifications as may be necessary to conform to applicable government requirements or to expedite the sale of Interests; provided, however, that any such amendments, additions, or changes shall not adversely diminish the Interest of or increase any obligations of Purchaser to any material degree. Purchaser agrees that any amendments, additions, or changes so made shall be at the discretion of Charthouse.

     10. Deposit. Purchaser is entitled to a receipt for the deposit upon request. In the event Purchaser cancels this Agreement during the 10-day cancellation period, Charthouse will refund to the Purchaser the total amount of all payments made by the Purchaser under the Agreement, reduced by the proportion of any contract benefits the Purchaser has actually received under the Agreement, if any, prior to the effective date of cancellation; however, in no event shall the failure to return a prospectus be deemed a contract benefit. The refund shall be made within twenty (20) days after receipt of notice of cancellation, or within five (5) days after receipt of funds from the Purchaser's cleared check, whichever is later. Any interest generated by the funds deposited in any account shall be paid to and retained by Charthouse.

     11. Annual Dues. Purchaser understands and agrees that in accordance with the rules and regulations of Charthouse, Purchaser will be responsible for Purchaser's share of any and all expenses incurred in the operation of Chart House hotel, including special assessments, if any. The estimated Annual Dues are set forth in the prospectus. Annual Dues will be prorated over the calendar year in the year of closing based upon the actual closing date and must be paid in accordance with the Schedule set forth in the Vacation Plan and Exhibit 1.

     12. Agreement. Except as set forth herein, this Agreement may not be modified or amended except by a writing signed by both Purchaser and Charthouse. All the terms and provisions of this Agreement shall survive the closing. Time is of the essence hereunder, particularly where the obligation to pay money is concerned. If this Agreement is executed outside of the sales office of Charthouse located in Brookfield, Wisconsin, it shall constitute an offer by Purchaser to Charthouse, and shall in all events be subject to acceptance by Charthouse in Charthouse's discretion at Charthouse's offices in Brookfield, Wisconsin.

          Purchaser authorizes Charthouse or its authorized agent to insert or change Unit numbers wherever necessary to conform with the Vacation Plan and to make any changes, insertions or deletions in this Agreement; provided, however, that any changes in such documents shall be of an administrative nature only and shall not materially or adversely alter the reasonable expectations of Purchaser without Purchaser's consent first being given in writing.

     13. Exchange Program. Pursuant to an agreement, Charthouse has become a "corporate participant" of Resort Condominiums International, Inc. ("RCI (registered trademark)"), an Indiana corporation, whose address is One RCI Plaza, 3502 Woodview Trace, P.O. Box 80229, Indianapolis, Indiana 46280-0229. This
RCI (registered trademark) agreement presently allows club members to exchange to other RCI (registered trademark) resorts. During the term of the agreement, Charthouse may at any time and from time to time enter into an agreement with other providers of alternative vacation experiences. The RCI (registered trademark) agreement is for a five year term. Charthouse has the option, at its election, to extend the term of the RCI (registered trademark) agreement for up to two additional five (5) year terms. Charthouse makes no commitment to extend or to renew the RCI (registered trademark) agreement for any particular length of time. Neither Charthouse nor RCI (registered trademark) is obligated to renew the agreement. Upon termination or expiration of the RCI (registered trademark) agreement, Charthouse, in its sole discretion, may enter into another agreement of short or long duration with RCI (registered trademark) or with another provider of exchange services so that members will have the opportunity to avail themselves of alternative vacation opportunities through the duration of Charthouse Plan. There can be no assurance, however, that Charthouse will be successful in doing so. Under such circumstances, members may contact
RCI (registered trademark) or another provider of exchange services directly to establish individual exchange privileges. There can be no assurance, however, that an individual club member will be able to satisfy the terms and conditions then required by RCI (registered trademark) or another provider of exchange services to participate individually in the RCI (registered trademark) or other exchange program. If neither Charthouse nor the individual member is successful in establishing an agreement with RCI (registered trademark) or another provider of exchange services, the ability of an individual club member to request future exchanges outside of the Charthouse Plan will cease. Charthouse makes no representations regarding any exchange company or other provider of alternative vacation experiences, and any and all representations set forth within the brochures and other literature and documents of an exchange company or such other provider are the sole representations of such exchange company or other provider.

     14. Charthouse's Representations. Charthouse represents that the use of the accommodations and facilities of the Charthouse suites hotel is limited solely to the personal use of the Purchaser, his approved guests, invitees, exchangers and renters and for authorized uses by corporations or other similar entities owning Interests. Purchase and use of Interests for commercial purposes is expressly prohibited. This Agreement contains the entire understanding between the Purchasers and Charthouse relating to the purchase and sale of the Interest described herein. PURCHASERS SHOULD ALSO UNDERSTAND, HOWEVER, THAT SINCE THERE CAN BE NO ASSURANCE AS TO THIS FEDERAL INCOME TAX TREATMENT, AS WELL AS THE FACT THAT ACTUAL TAX RESULTS WILL DEPEND UPON A PURCHASER'S PARTICULAR CIRCUMSTANCES (INCLUDING, AMONG OTHER FACTORS, WHETHER OR NOT THE PURCHASER ITEMIZES DEDUCTIONS ON THE PURCHASER'S FEDERAL INCOME TAX RETURN OR WHETHER THE PURCHASER ALREADY OWNS AN EXISTING VACATION HOME), CHARTHOUSE MAKES NO REPRESENTATIONS AS TO THE INCOME TAX CONSEQUENCES OF THE PURCHASE, USE OR EXCHANGE OF ANY INTEREST AND RELATED RIGHTS AND APPURTENANCES OR AS TO THE DEDUCTIBILITY OF RELATED EXPENSES SUCH AS INTEREST, TAXES AND DEPRECIATION. EACH PURCHASER SHOULD CONSULT HIS OWN TAX ADVISOR AS TO THESE ISSUES. AN INTEREST SHOULD NOT BE PURCHASED IN RELIANCE UPON ANY PARTICULAR KIND OF TAX CONSEQUENCES.

     15. Purchaser's Representations. Purchaser represents that Purchaser is not purchasing an Interest with the intent or desire to become a legal domiciliary of the State of Florida or any political subdivision thereof, and Purchaser hereby waives, releases and remises any such intent or desire. Purchaser also represents that the Interest is not intended to be and shall not at any time become the Purchaser'S principal dwelling, which Purchaser shall maintain at all times in another location. Purchaser also represents to Charthouse and the title insurer, if any, that Purchaser has full authority and capacity to enter into this Agreement in the manner set forth on the first page hereof. Purchaser further understands that Charthouse is under no obligation to associate any additional resorts with Charthouse Plan. It is the express intent of the parties that the terms of this paragraph shall survive the closing of this Agreement.

     16. Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

     17. Warranty Limitation. EXCEPT FOR THOSE WARRANTIES REQUIRED BY CHAPTER 714, FLORIDA STATUTES, CHARTHOUSE MAKES NO WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, AND CHARTHOUSE HEREBY DISCLAIMS ANY AND ALL WARRANTIES, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE CONSTRUCTION OF THE UNITS AND THE COMMON ELEMENTS AND WITH RESPECT TO THE PERSONAL PROPERTY LOCATED WITHIN THE UNITS OR ON THE PROPERTY, AND THE INTEREST HOLDERS ASSUME ALL RISK AND LIABILITY RESULTING FROM THE USE OF THIS PROPERTY.

     18. Governing Law and Severability. THIS AGREEMENT SHALL BE GOVERNED UNDER AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF WISCONSIN. THE PARTIES HEREBY WAIVE ANY RIGHT THEY MAY HAVE UNDER ANY APPLICABLE LAW TO A TRIAL BY JURY WITH RESPECT TO ANY SUIT OR LEGAL ACTION WHICH MAY BE COMMENCED BY OR AGAINST ANOTHER PARTY CONCERNING THE INTERPRETATION, CONSTRUCTION, VALIDITY, ENFORCEMENT OR PERFORMANCE OF THIS AGREEMENT OR ANY OTHER AGREEMENT OR INSTRUMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     19. Rental Pool. The undersigned agrees that Charthouse may forward the rental proceeds, if any, on a quarterly basis to the address shown on its records. Charthouse may amend the terms of the Rental Pool upon a majority vote of all Unit Weeks outstanding.

     20.  YOU MAY CANCEL THIS AGREEMENT WITHOUT ANY PENALTY OR
OBLIGATION WITHIN TEN (10) DAYS FROM THE DATE YOU SIGN THE
CONTRACT, AND UNTIL TEN (10) DAYS AFTER YOU RECEIVE THIS PUBLIC
OFFERING STATEMENT, WHICHEVER IS LATER.

IF YOU DECIDE TO CANCEL THE CONTRACT, YOU MUST NOTIFY CHARTHOUSE IN WRITING OF YOUR INTENT TO CANCEL. YOUR NOTICE OF CANCELLATION SHALL BE EFFECTIVE UPON THE DATE SENT AND SHALL BE SENT TO:
CHARTHOUSE SUITES VACATION OWNERSHIP, INC., AT 250 PATRICK BLVD., SUITE 140, BROOKFIELD, WI 53045. ANY ATTEMPT TO OBTAIN A WAIVER OF YOUR CANCELLATION RIGHTS IS UNLAWFUL. WHILE YOU MAY EXECUTE ALL CLOSING DOCUMENTS IN ADVANCE, THE CLOSING, AS EVIDENCED BY DELIVERY OF THE DEED OR OTHER DOCUMENT, BEFORE EXPIRATION OF YOUR TEN (10) DAY CANCELLATION PERIOD, IS PROHIBITED.

YOU MAY ALSO CANCEL THIS CONTRACT AT ANY TIME AFTER THE
ACCOMMODATIONS OR FACILITIES ARE NO LONGER AVAILABLE AS PROVIDED
IN THIS CONTRACT AND THE PUBLIC OFFERING STATEMENT.

The following notice is taken substantially from 16 C.F.R.
433.2(b):

                             Notice

     Any holder of this document is subject to all claims and defenses which the debtor could assert against the seller of goods and services (if any) obtained with the proceeds hereof. Recovery hereunder by the debtor shall not exceed amounts paid by the debtor hereunder.

     Charthouse does not believe that applicable law requires the above notice to be included in this document and reserves the right not to include such notice in any future document from or with any borrower.

                             ANNEX E

                        SCHEDULE OF WEEKS

     Each purchase of an Interest entitles the Holder to two consecutive weeks for each season at the Chart House Suites hotel. Seasons as set forth in the License Plan are defined as follows: Winter is weeks 46-52 and 1-6, Spring is weeks 7-19, Summer is weeks 20-32 and Winter is weeks 33-45. As of the date of this Prospectus, the occupancy period for Holders begins and ends on Sundays. Pursuant to the License Plan, weeks may begin with the first Friday, Saturday or Sunday of each calendar year and the Company shall establish the annual schedule. Occupancy shall begin at 4:00 p.m. on the start day and cease at 10:00 a.m. on that following same day of the next week. The tentative schedules for 1997 and 1998 are contained in the following tables. Interest Holders will obtain weeks in an order of request and Company will strive to meet all the requests, but there can be no assurances the requested weeks will be available. Any unassigned weeks shall be rented, traded, and/or assigned at the sole discretion of the Company.

                       1997
Week Number       Sunday to Sunday
     1            Jan 5 - Jan 12
     2            Jan 12 - Jan 19
     3            Jan 19 - Jan 26
     4            Jan 26 - Feb 2
     5             Feb 2 - Feb 9
     6            Feb 9 - Feb 16
     7            Feb 16 - Feb 23
     8            Feb 23 - Mar 2
     9             Mar 2 - Mar 9
     10           Mar 9 - Mar 16
     11           Mar 16 - Mar 23
     12           Mar 23 - Mar 30
     13           Mar 30 - Apr 6
     14           Apr 6 - Apr 13
     15           Apr 13 - Apr 20
     16           Apr 20 - Apr 27
     17           Apr 27 - May 4
     18           May 4 - May 11
     19           May 11 - May 18
     20           May 18 - May 25
     21           May 25 - Jun 1
     22            Jun 1 - Jun 8
     23           Jun 8 - Jun 15
     24           Jun 15 - Jun 22
     25           Jun 22 - Jun 29
     26           Jun 29 - Jul 6
     27           Jul 6 - Jul 13
     28           Jul 13 - Jul 20
     29           Jul 20 - Jul 27
     30           Jul 27 - Aug 3
     31           Aug 3 - Aug 10
     32           Aug 10 - Aug 17
     33           Aug 17 - Aug 24
     34           Aug 24 - Aug 31
     35           Aug 31 - Sep 7
     36           Sep 7 - Sep 14
     37           Sep 14 - Sep 21
     38           Sep 21 - Sep 28
     39           Sep 28 - Oct 5
     40           Oct 5 - Oct 12
     41           Oct 12 - Oct 19
     42           Oct 19 - Oct 26
     43           Oct 26 - Nov 2
     44            Nov 2 - Nov 9
     45           Nov 9 - Nov 16
     46           Nov 16 - Nov 23
     47           Nov 23 - Nov 30
     48           Nov 30 - Dec 7
     49           Dec 7 - Dec 14
     50           Dec 14 - Dec 21
     51           Dec 21 - Dec 28
     52           Dec 28 - Jan 4
     53                 --
                       1998
Week Number      Sunday to Sunday
     1            Jan 4 - Jan 11
     2            Jan 11 - Jan 18
     3            Jan 18 - Jan 25
     4            Jan 25 - Feb 1
     5             Feb 1 - Feb 8
     6            Feb 8 - Feb 15
     7            Feb 15 - Feb 22
     8            Feb 22 - Mar 1
     9             Mar 1 - Mar 8
     10           Mar 8 - Mar 15
     11           Mar 15 - Mar 22
     12           Mar 22 - Mar 29
     13           Mar 29 - Apr 5
     14           Apr 5 - Apr 12
     15           Apr 12 - Apr 19
     16           Apr 19 - Apr 26
     17           Apr 26 - May 3
     18           May 3 - May 10
     19           May 10 - May 17
     20           May 17 - May 24
     21           May 24 - May 31
     22           May 31 - Jun 7
     23           Jun 7 - Jun 14
     24           Jun 14 - Jun 21
     25           Jun 21 - Jun 28
     26           Jun 28 - Jul 5
     27           Jul 5 - Jul 12
     28           Jul 12 - Jul 19
     29           Jul 19 - Jul 26
     30           Jul 26 - Aug 2
     31            Aug 2 - Aug 9
     32           Aug 9 - Aug 16
     33           Aug 16 - Aug 23
     34           Aug 23 - Aug 30
     35           Aug 30 - Sep 6
     36           Sep 6 - Sep 13
     37           Sep 13 - Sep 20
     38           Sep 20 - Sep 27
     39           Sep 27 - Oct 4
     40           Oct 4 - Oct 11
     41           Oct 11 - Oct 18
     42           Oct 18 - Oct 25
     43           Oct 25 - Nov 1
     44            Nov 1 - Nov 8
     45           Nov 8 - Nov 15
     46           Nov 15 - Nov 22
     47           Nov 22 - Nov 29
     48           Nov 29 - Dec 6
     49           Dec 6 - Dec 13
     50           Dec 13 - Dec 20
     51           Dec 20 - Dec 27
     52           Dec 27 - Jan 3
     53                 --

                       1999
Week Number      Sunday to Sunday
     1           Jan 3 - Jan 10
     2           Jan 10 - Jan 17
     3           Jan 17 - Jan 24
     4           Jan 24 - Jan 31
     5           Jan 31 - Feb 7
     6           Feb 7 - Feb 14
     7           Feb 14 - Feb 21
     8           Feb 21 - Feb 28
     9           Feb 28 - Mar 7
     10          Mar 7 - Mar 14
     11          Mar 14 - Mar 21
     12          Mar 21 - Mar 28
     13          Mar 28 - Apr 4
     14          Apr 4 - Apr 11
     15          Apr 11 - Apr 18
     16          Apr 18 - Apr 25
     17          Apr 25 - May 2
     18          May 2 - May 9
     19          May 9 - May 16
     20          May 16 - May 22
     21          May 23 - May 30
     22          May 30 - Jun 6
     23          Jun 6 - Jun 13
     24          Jun 13 - Jun 20
     25          Jun 20 - Jun 27
     26          Jun 27 - Jul 4
     27          Jul 4 - Jul 11
     28          Jul 11 - Jul 18
     29          Jul 18 - Jul 25
     30          Jul 25 - Aug 1
     31          Aug 1 - Aug 8
     32          Aug 8 - Aug 15
     33          Aug 15 - Aug 22
     34          Aug 22 - Aug 29
     35          Aug 29 - Sep 5
     36          Sep 5 - Sep 12
     37          Sep 12 - Sep 19
     38          Sep 19 - Sep 26
     39          Sep 26 - Oct 3
     40          Oct 3 - Oct 10
     41          Oct 10 - Oct 17
     42          Oct 17 - Oct 24
     43          Oct 24 - Oct 31
     44          Oct 31 - Nov 7
     45          Nov 7 - Nov 14
     46          Nov 14 - Nov 21
     47          Nov 21 - Nov 28
     48          Nov 28 - Dec 5
     49          Dec 5 - Dec 12
     50          Dec 12 - Dec 19
     51          Dec 19 - Dec 26
     52          Dec 26 - Jan 2
     53                --

                                                 CHARTHOUSE SUITES SCHEDULE OF WEEKS


                            A                     B                   C                          D              E          F
                                                                                                             1 Bdrm     2 Bdrm
                     Standard Studio         King Studio        Large Studio               1 Bdrm Suite     w/ Lanai   Penthouse

Season   Week     201 202301 202301 402    103 104105  106   206207 305306 101102      204403 404304 303307  205 203      405
  W        1
  I        2           X                                                       X                      X
  N        3
  T        4                         X                  X     X                                   X
  E        5
  R        6                                       X             X                      X                     X

Ends
Approx.
Feb. 15

  S        7                                    X                X                      X                     X
  P        8
  R        9                         X      X                                  X           X
  I       10
  N       11                     X                                          X                            X        X
  G       12
          13                  X                                      X                         X                           X
          14
Ends      15
Approx.   16
May 15    17              X                             X     Z
          18
          19       X                               X             X      X

  S       20                                                         X         X                              X
  U       21
  M       22       X                        X                                  X           X
  M       23
  E       24                     X                                          X                  X                  X
  R       25
          26                  X                                      X                            X                        X
          27
Ends      28           X                                         X                                    X
Approx.   29
Aug. 15   30              X                             X     X
          31
          32                         X             X                                                     X

  F       33                                    X                       X               X                     X
  A       34
  L       35                         X      X                                              X
  L       36
          37                     X                                          X                                     X
          38
Ends      39                  X                                      X                                   X                 X
Approx.   40
Nov. 15   41           X                                                       X                      X
          42
          43       X                                    X     X                                X
          44
          45              X                        X             X                                X

  W       46                  X                 X                                              X
  I       47
  N       48                         X      X                           X                  X
  T       49
  E       50                     X                                             X                                  X
  R       51
          52                                                         X                                   X                 X
Cont.


     No person is authorized in connection with any offering made hereby to give any information or to make any representation not contained in this Prospectus, an if given or made, such information or representation must not be relied upon as have been authorized by the Company or by any security other than the Interests offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

                         ______________
                  SUMMARY OF TABLE OF CONTENTS
Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . 10
The Company. . . . . . . . . . . . . . . . . . . . . . . . . . 16
Description Of The Chart House Suites Hotel. . . . . . . . . . 17
The Interests. . . . . . . . . . . . . . . . . . . . . . . . . 19
Charthouse Results . . . . . . . . . . . . . . . . . . . . . . 24
Management's Discussion and Analysis of Financial
Condition and Results of Operations. . . . . . . . . . . . . . 25
Certain Charthouse Rental Pool Financial Pro Forma Information 30
Certain Occupancy Information. . . . . . . . . . . . . . . . . 32
Annual Dues and Special Assessments. . . . . . . . . . . . . . 33
Differences in Allocating Rental Pool and Annual Dues and
Special Assessments. . . . . . . . . . . . . . . . . . . . . . 33
Pro Forma Results With Various Occupancy Levels. . . . . . . . 37
Guaranteed Rental Arrangement. . . . . . . . . . . . . . . . . 40
License Payment Options. . . . . . . . . . . . . . . . . . . . 42
Determination of Offering Price. . . . . . . . . . . . . . . . 45
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . 45
License Plan of Distribution . . . . . . . . . . . . . . . . . 45
How to Subscribe . . . . . . . . . . . . . . . . . . . . . . . 46
Summary of Promotional and Sales Material. . . . . . . . . . . 46
Capitalization . . . . . . . . . . . . . . . . . . . . . . . . 47
Management . . . . . . . . . . . . . . . . . . . . . . . . . . 47
Decade Properties, Inc.. . . . . . . . . . . . . . . . . . . . 48
Conflicts of Interest of Management
and Affiliates . . . . . . . . . . . . . . . . . . . . . . . . 49
Certain Federal Income Tax Considerations. . . . . . . . . . . 50
Certain Florida Tax Matters. . . . . . . . . . . . . . . . . . 63
Prior Performance of Jeffrey Keierleber and Affiliates . . . . 66
Liability and Indemnification of Officers and Directors. . . . 76
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . 76
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
Financial Statements and Related Information . . . . . . . . .f-1
Glossary . . . . . . . . . . . . . . . . . . . . . . . . . . .f-2
Annex A. . . . . . . . . . . . . . . . . . . . . . . . .Annex A-1
Annex B. . . . . . . . . . . . . . . . . . . . . . . . .Annex B-1
Annex C. . . . . . . . . . . . . . . . . . . . . . . . .Annex C-1
Annex D. . . . . . . . . . . . . . . . . . . . . . . . .Annex D-1
Annex E. . . . . . . . . . . . . . . . . . . . . . . . .Annex E-1

                  CHARTHOUSE VACATION OWNERSHIP




                               150
                       Class A-F Interests













                           ___________

                           PROSPECTUS
                           ___________







                     ________________, 1997

//
PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30.  Other Expenses of Issuance and Distributions

     Set forth below is a current estimate of the approximate amount of the fees and expenses (other than sales commissions) payable by the Registrant in connection with the issuance and distribution of the Interests:


          Type of Fee                             Amount

          Registration Fee                        $ 1,288
          NASD Filing Fee                             750
          Florida Time Share Filing Fee             3,600
          Printing and Engraving (estimate)        15,000
          Legal Fees (estimate)                   163,000
          Accounting Fees (estimate)               29,000
          Blue Sky Fees and Expense (estimate)      5,000
          Miscellaneous Fees                      ________

          Total                                   $_______

Item 31.  Sales to Special Parties

     None.

Item 32.  Recent Sale of Unregistered Securities

     The Company has sold 100 shares of stock to Jeffrey
     Keierleber, in April, 1996, as part of its organizational activities that were exempt from registration, pursuant to Regulation D and Section 4(2) of the Securities Act of 1933, as amended.

Item 33.  Indemnification of Director and Officers

          The Company's Officers and Director are, and will be, indemnified to the fullest extent permitted under Florida law, against certain liabilities, pursuant to the Articles and Bylaws of the Company and certain indemnification agreements to be entered into with the Company, and the Articles and Bylaws require the Company to indemnify the Director and Officers, among others, against claims and liabilities and reasonable expenses actually incurred by them in connection with any such claim or liability by reason of their services in those or other capacities, unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith, or was the result of active and deliberate dishonesty, or the director or officer actually received an improper personal benefit, or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

          The Company will enter into indemnification agreements with each of the Company's officers and the director. The indemnification agreements will require, among other things, that Charthouse indemnify its Director and Officers to the fullest extent permitted by law and advance to the director and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, Charthouse also must indemnify and advance all expenses incurred by the officers and the director seeking to enforce their rights under the indemnification agreement and cover the officers and the director under the Company's liability insurance, if any. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Articles and Bylaws, it provides greater assurance to the director and officers that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by the director or to eliminate the rights it provides.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors or officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission (the "Commission"), such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


Item 34.  Treatment of Proceeds from Interests being Registered

     Not Applicable.


Item 35.  Financial Statements and Exhibits

     A. Financial statements included in the Prospectus and incorporated herein by reference to section titled
          "Financial Statements and Related Information."

     B. Exhibits - see exhibit index on pages following signature page of this Registration Statement, which index is incorporated herein by reference.

Item 36.  Undertakings

     (a)  The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)  To include any Prospectus required by section
          10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the License Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) That all post-effective amendments shall comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

          (4) To remove from registration by means of a post-effective amendment any of the Interests being registered which remain unsold at the termination of the offering.

     (b) The Company undertakes to send to each Holder at least on an annual basis a detailed statement of any transactions with the Company and its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Company and its affiliates for the calendar year completed, showing the amount paid or accrued to each recipient and the services performed.

     (c) The Company undertakes to provide to the Holders the financial statements required by Form 10-K for the first full fiscal year of operations of Company and to send to Holders, within 45 days after the close of each quarterly fiscal period, the information specified by the Form 10-Q, if such report is required to be filed with the Commission.

     (d) The Company undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the Prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Holders. Each sticker supplement should disclose all compensation and fees received by the Company and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

     (e) The Company also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Holders at least once each quarter after the distribution period of the offering has ended.

     (f) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company and its affiliates and controlling persons of Company pursuant to the foregoing provisions, or otherwise, Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the even that a claim for indemnification against such liabilities (other than the payment by Company of expenses incurred or paid by a Company and its affiliates or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such Company and its affiliate or controlling person in connection with the securities being registered, Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on an amendment to Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, the City of Brookfield, State of Wisconsin, on July 31, 1997.

                              CHARTHOUSE SUITES VACATION
                              OWNERSHIP, INC.



                              By   /s/ Jeffrey Keierleber
                                   Jeffrey Keierleber
                                   President, Sole Director,
                                   Principal Financial
                                   Officer and Principal
                                   Accounting Officer


     Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the dates indicated above.



                                   /s/ Jeffrey L. Keierleber
                                   Jeffrey Keierleber
                                   President, Sole Director,
                                   Principal Financial
                                   Officer and Principal
                                   Accounting Officer

           CHARTHOUSE SUITES VACATION OWNERSHIP, INC.

                            * * * * *

                          EXHIBIT INDEX
                               TO
               REGISTRATION STATEMENT ON FORM S-11



Exhibit
Number    Description                             Sequentially
                                                  Numbered
                                                  Page
1.1    Underwriting Agreement
1.2    Soliciting Dealer Agreement**
3.1    Specimen of Certificates for Interests (not applicable)
3.2    Charthouse Suites Vacation Ownership, Inc. Articles of
       Incorporation**
3.3    Charthouse Suites Vacation Ownership, Inc. By-laws**
4.1    Subscription and Purchase Agreement (attached as an
       Annex)
4.2    License Plan (attached as an Annex)
4.3    Rules and Regulations for Chart House Suites Hotel
       (attached as an Annex)
4.4    Time Share Public Offering Statement (attached as an
       Annex)
5      Opinion re: Legality of Interests*
8      Form of Tax Opinion
10.1   Property Management Agreement
10.2   Non-Disturbance and Notice to Creditors
10.3   Guaranteed Rental Arrangement Agreement**
10.4   RCI Agreement
10.5   Schedule of Weeks (attached as an Annex)
10.6 Escrow Agreement between William Atkinson and Charthouse Suites Vacation Ownership, Inc.
10.7   Non-Exclusive Easement**
10.8   Private Letter Ruling Request**
10.9   Revised IRS Private Letter Ruling, dated July 16, 1997
10.10  Real Estate and Sales Agreement
10.11  Personal Property Purchase and Subscription Agreement
10.12  Escrow Agreement
10.13  Quit Claim Deed
23.1   Consent of Ernst & Young
23.2   Consent of Quarles & Brady
23.3   Consent of Virchow, Krause & Company
*To be filed
**Previously filed

                                                 CHARTHOUSE SUITES SCHEDULE OF WEEKS


                            A                     B                   C                          D              E          F
                                                                                                             1 Bdrm     2 Bdrm
                     Standard Studio         King Studio        Large Studio               1 Bdrm Suite     w/ Lanai   Penthouse

Season   Week     201 202301 202301 402    103 104105  106   206207 305306 101102      204403 404304 303307  205 203      405
  W        1
  I        2           X                                                       X                      X
  N        3
  T        4                         X                  X     X                                   X
  E        5
  R        6                                       X             X                      X                     X

Ends
Approx.
Feb. 15

  S        7                                    X                X                      X                     X
  P        8
  R        9                         X      X                                  X           X
  I       10
  N       11                     X                                          X                            X        X
  G       12
          13                  X                                      X                         X                           X
          14
Ends      15
Approx.   16
May 15    17              X                             X     Z
          18
          19       X                               X             X      X

  S       20                                                         X         X                              X
  U       21
  M       22       X                        X                                  X           X
  M       23
  E       24                     X                                          X                  X                  X
  R       25
          26                  X                                      X                            X                        X
          27
Ends      28           X                                         X                                    X
Approx.   29
Aug. 15   30              X                             X     X
          31
          32                         X             X                                                     X

  F       33                                    X                       X               X                     X
  A       34
  L       35                         X      X                                              X
  L       36
          37                     X                                          X                                     X
          38
Ends      39                  X                                      X                                   X                 X
Approx.   40
Nov. 15   41           X                                                       X                      X
          42
          43       X                                    X     X                                X
          44
          45              X                        X             X                                X

  W       46                  X                 X                                              X
  I       47
  N       48                         X      X                           X                  X
  T       49
  E       50                     X                                             X                                  X
  R       51
          52                                                         X                                   X                 X
Cont.
